As filed with the Securities and Exchange Commission on April 16, 1999

                                                    REGISTRATION NO. 333-______

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                             -----------------------

                                REGISTRATION STATEMENT
                                          ON
                                       FORM S-3

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                             -----------------------
                            TOYOTA AUTO RECEIVABLES TRUSTS
                       (Issuer with respect to the Securities)

                           TOYOTA MOTOR CREDIT CORPORATION
                          (Issuer of the TMCC Demand Notes)

                     TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION
                     (Originator of the Trusts described herein)

                (Exact name of Registrant as specified in its charter)

   CALIFORNIA                            6146                       33-036836
(State or other            (Primary Standard Industrial          (I.R.S Employer
 jurisdiction of            Classification Code Number)           Identification
 Incorporation or                                                       No.)
  organization

                              19001 SOUTH WESTERN AVENUE
                              TORRANCE, CALIFORNIA 90509
                                    (310) 787-3541
                 (Address, including zip code, and telephone number,
          including area code, of Originator's principal executive offices)

                             -----------------------

                                 ALAN F. COHEN, ESQ.
                        c/o TOYOTA MOTOR CREDIT CORPORATION
                             19001 SOUTH WESTERN AVENUE
                             TORRANCE, CALIFORNIA 90509
                                   (310) 787-1310
             (Name, address, including zip code, and telephone number,
     including area code, of agent for service with respect to the Registrant)

                             -----------------------
                                     COPIES TO:

                             DAVID J. JOHNSON, JR., ESQ.
                            AND DANIEL F. PASSAGE, ESQ.
                               O'MELVENY & MYERS LLP
                               400 SOUTH HOPE STREET
                           LOS ANGELES, CALIFORNIA 90071
                                   (213) 430-6605

                             -----------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective

     If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box []

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering []_______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering []__________________

                             -----------------------
                           CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
PROPOSED TITLE OF SECURITIES      PROPOSED MAXIMUM       PROPOSED OFFERING         AMOUNT OF MAXIMUM          REGISTRATION
TO BE REGISTERED             AMOUNT TO BE REGISTERED    PRICE PER UNIT (1)    AGGREGATE OFFERING PRICE (1)        FEE
-----------------------------------------------------------------------------------------------------------------------------
Asset Backed Securities            $1,000,000               100%                     $1,000,000                 $278.00
-----------------------------------------------------------------------------------------------------------------------------
TMCC Demand Notes                     (2)                    (2)                         (2)                        (2)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit

(2) The TMCC Demand Notes represent investments by the Trust of Collection in demand notes issued from time to time by TMCC

                             -----------------------
           THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED.

PROSPECTUS

                         TOYOTA AUTO RECEIVABLES TRUSTS
                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES

                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                     SELLER

                        TOYOTA MOTOR CREDIT CORPORATION,
                                    SERVICER

--------------------------------------------------------------------------------

      YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

      This prospectus does not contain complete information about the offering of securities. You are urged to read both this prospectus and the related prospectus supplement that will provide additional information about the securities being offered to you. No one may use this prospectus to offer and sell the securities unless it is accompanied by the related prospectus supplement. If any statement in the prospectus supplement conflicts with statements in this prospectus, the statements in this prospectus supplement will control.

      NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Notes of a given series issued by a trust will be obligations of that trust only. Certificates of a given series issued by a trust will represent beneficial interests in that trust only. The securities will not be obligations of, interests in, and are not guaranteed or insured by, Toyota Motor Credit Corporation, Toyota Motor Credit Receivables Corporation, Toyota Motor Sales, U.S.A., Inc. or any of their affiliates. Neither the securities nor the receivables owned by the trust are insured or guaranteed by any governmental agency.

--------------------------------------------------------------------------------

THE TRUSTS -

      o     A new trust will be formed to issue each series of securities.

      o     The assets of each trust:

            -     will be described in a related prospectus supplement;

            - will primarily be a pool of retail installment sales contracts secured by new or used automobiles and light duty trucks;

            -     will include related assets such as:

                  -     security interests in the financed vehicles;

                  -     proceeds from claims on related insurance policies; and

                  -     amounts deposited in specified bank accounts.

THE SECURITIES -

      o will be asset-backed securities sold periodically in one or more series;

      o     will be paid only from the assets of the related trust;

      o     will be issued in one or more classes; and

      o     will consist of:

            - notes (which will be treated as indebtedness of the trust) and/or

            - certificates (which will represent an undivided ownership interest in the trust).

      The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

                The date of this Prospectus is ___________, 1999.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the securities is provided in two separate documents that progressively provide more detail:

      o this prospectus, which provides general information, some of which may not apply to a particular series of securities including your series; and

      o the accompanying prospectus supplement, which will describe the specific terms of your series of securities including:

            -     the timing of interest and principal payments;

            -     the priority of interest and principal payments;

            - financial and other information about the receivables owned by the trust;

            -     information about the credit enhancement for each class;

            -     the rating of each class; and

            -     the method for selling the securities.

      IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where their offer is not permitted.

      Cross-references in this prospectus and in the prospectus supplement have been provided to captions in these materials where you can find further related discussions. Cross-references are contained in the introductory summary which will direct you elsewhere in this prospectus to more detailed descriptions of a particular topic. The Table of Contents on the back cover page of this prospectus provides the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page ___ in this prospectus.

                                SUMMARY OF TERMS

      THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND PROVIDES A GENERAL OVERVIEW OF RELEVANT TERMS OF THE SECURITIES . TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

ISSUER The trust to be formed for each series of securities. If the trust issues notes and certificates, it will be formed by a trust agreement between the seller and the trustee of the trust. If the trust issues only certificates, it will be formed by a pooling and servicing agreement among the seller, the Issuer servicer and the trustee of the trust.

SELLER Toyota Motor Credit Receivables Corporation. The principal executive offices of Toyota Motor Credit Receivables Corporation are located at 19001 South Western Avenue, Torrance, California 90509 and its telephone number is (310) 787-1310.

SERVICER Toyota Motor Credit Corporation. The principal executive offices of Toyota Motor Credit Corporation are located at 19001 South Western Avenue, Torrance, California 90509, its telephone number is (310) 787-1310 and its facsimile Servicer number is (310) 787-6194.

TRUSTEE The trustee for each series of securities will be named in the prospectus supplement for that series.

INDENTURE TRUSTEE       If the trust issues notes, the trustee for the indenture
                        will be named in the prospectus supplement for that series.

SECURITIES              NOTES - A series of securities may include one or more
                        classes of notes. Notes of a series will be issued pursuant to an indenture.

                        CERTIFICATES - Each series of securities will include one or more classes of certificates, whether or not a class of notes is issued as part of the series. If a series of securities includes classes of notes, holders of notes may have the right to receive their payments before holders of certificates are paid. This is referred to as "subordination". The prospectus supplement will describe the terms of any subordination provisions that apply to a class of notes or certificates.

                        TERMS - The terms of each class of notes and certificates in a series will be described in the prospectus supplement including:

                        o stated principal amount (notes) and stated certificate balance (certificates); and

                        o interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

                        A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in certain respects including:

                        o     timing and priority of payments;

                        o     seniority;

                        o     allocations of losses;

                        o     interest rate or formula;

                        o     amount of principal or interest payments;

                        o whether interest or principal will be payable to holders of the class if certain events occur; and

                        o the right to receive collections from designated portions of the receivables owned by the trust.

                        FORM - If you acquire a beneficial ownership interest in the securities you will generally hold them through The Depository Trust Company in the United States, or Cedel Bank, societe anonyme or the Euroclear System in Europe or Asia. This is referred to as "book-entry" form. As long as the securities are held in book-entry form, you will not receive a definitive certificate representing the securities.

                        FOR MORE DETAILED INFORMATION, YOU SHOULD REFER TO "RISK FACTORS - BOOK-ENTRY REGISTRATION" AND "CERTAIN INFORMATION REGARDING THE SECURITIES -- BOOK-ENTRY REGISTRATION" IN THIS PROSPECTUS

                        DENOMINATION - Securities will be issued only in amounts of $1,000 or more. Certificates will be issued in multiples of $1 for amounts in excess of $1,000.

THE TRUST PROPERTY      The assets of each trust:

                        o     will be described in the prospectus supplement;

                        o will primarily be a pool of retail installment sales contracts (the "receivables") secured by new or used automobiles and light duty trucks ("financed vehicles") and amounts due or collected under the contracts on or after a specified cutoff date; and

                        o     will include related assets such as:

                               -     security interests in the financed
                                     vehicles,

                               - proceeds from claims on related insurance policies, and

                               -     amounts deposited in specified bank
                                     accounts.

                        Purchasers of Toyota and Lexus cars and light duty trucks often finance their purchases by entering into retail installment sales contracts with Toyota and Lexus dealers who then resell the contracts to Toyota Motor Credit Corporation.

                        The purchasers of the financed vehicles are referred to as the "obligors" under the receivables. The terms of the contracts must meet specified Toyota Motor Credit Corporation requirements.

                        On or before the date the securities of a series are issued, Toyota Motor Credit Corporation will sell a specified amount of receivables to Toyota Motor Credit Receivables Corporation, the seller. The seller will, in turn, sell them to the trust. The sale by the seller to the trust will be documented under:

                        o a sale and servicing agreement among the seller, the servicer and the trust (if the trust will be treated as an owner trust for federal income tax purposes); or

                        o a pooling and servicing agreement among the seller, the servicer and the trustee (if the trust will be treated as a grantor trust for federal income tax purposes).

                        The receivables to be sold by Toyota Motor Credit Corporation to the seller and resold to the trust will be selected based on criteria specified in the sale and servicing agreement or the pooling and servicing agreement, whichever is applicable. These criteria will be described in the applicable prospectus supplement.

                        The trust will use collections on the receivables to pay interest and principal to holders of each class of securities. The prospectus supplement will describe whether:

                        o collections received each month will be passed through to holders of securities on a monthly basis; or

                        o whether payments will instead be made on a quarterly, semi-annual, annual or other basis.

                        If payments are made other than monthly, the trust will need to invest the collections until the relevant payment date. These investments will be highly rated. The prospectus supplement will describe these investments in more detail. Because of the administrative difficulties involved in obtaining investments that will provide payments to the trust on the day before payments are to be made to holders of securities and that earn a sufficient amount of interest, in many cases the investments will be demand notes issued by Toyota Motor Credit Corporation. These demand notes will be unsecured general obligations of Toyota Motor Credit Corporation and will rank equally with all other outstanding unsecured and unsubordinated debt of Toyota Motor Credit Corporation.

                        YOU SHOULD REFER TO THE APPLICABLE PROSPECTUS SUPPLEMENT FOR MORE INFORMATION ABOUT THE TERMS AND CONDITIONS OF ANY TMCC DEMAND NOTES. IN ADDITION, YOU SHOULD REFER TO "TMCC DEMAND NOTES" IN THIS PROSPECTUS.

CREDIT AND CASH FLOW
  ENHANCEMENT           The trusts may include certain features designed to
                        provide protection to one or more classes of securities.
                        These features are referred to as "credit enhancement".
                        Credit enhancement may include any one or more of the following:

                        o subordination of one or more other classes of securities;

                        o     reserve fund;

                        o     over-collateralization;

                        o     letters of credit or other credit facilities;

                        o     surety bonds;

                        o     guaranteed investment contracts;

                        o     repurchase obligations;

                        o     cash deposits; or

                        o other agreements or arrangements providing for other third party payments or other support.

                        In addition, the trusts may include certain features designed to ensure the timely payment of amounts owed to securityholders. These features may include any one or more of the following:

                        o     yield maintenance agreements;

                        o     swap transactions;

                        o     liquidity facilities;

                        o     cash deposits; or

                        o other agreements or arrangements providing for other third party payments or other support.

                        The specific terms of any credit or cash flow enhancement applicable to a trust or to the securities issued by a trust will be described in detail in the applicable prospectus supplement, including any limitations or exclusions from coverage.

SERVICING               Toyota Motor Credit Corporation will be appointed to act
                        as servicer for the receivables. In that capacity, the servicer will handle all collections administer defaults and delinquencies and otherwise service the contracts.
                        The trust will pay the servicer a monthly fee equal to 1/12 of 1.00% of the total principal balance of the receivables as of the first day of the preceding month.
                        The servicer will also receive additional servicing compensation in the form of investment earnings, late fees and other administrative fees and expenses or similar charges received by the servicer during such month.

                        The servicer will also be obligated to advance to the trust interest or principal on the receivables that is due but unpaid from the obligors. If the servicer determines that it will not be able to recover an advance from an obligor, the servicer may be reimbursed from collections on other receivables.

OPTION REDEMPTION       The servicer or the seller may redeem any outstanding
                        certificates when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original total principal balance of the receivables as of the cutoff date.

                        FOR MORE DETAILED INFORMATION, YOU SHOULD REFER TO "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT - SERVICING COMPENSATION AND PAYMENT OF EXPENSES" IN THIS PROSPECTUS.

TAX STATUS              GRANTOR TRUSTS - The applicable prospectus supplement
                        will specify whether a trust will be treated as a grantor trust for federal income tax purposes. If a trust is treated as a grantor trust for federal income tax purposes, special tax counsel to the trust will be required to deliver an opinion that:

                        o the trust will be treated as a grantor trust for federal income tax purposes; and

                        o the trust will not be subject to federal income tax.

                        TRUSTS NOT TREATED AS GRANTOR TRUSTS - If the trust will not be treated as a grantor trust, special tax counsel to the trust will be required to deliver an opinion for federal income tax purposes and California income and franchise tax purposes:

                        o as to the characterization as debt of the notes issued by the trust;

                        o that the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

                        If a trust is not a grantor trust:

                        o by purchasing a note you will be agreeing to treat the note as indebtedness for tax purposes; and

                        o by purchasing a certificate, you will be agreeing to treat the trust as a partnership in which you are a partner for federal income tax purposes and California income and franchise tax purposes.

                        Alternative tax characterizations of the trust and the certificates could be made by applicable taxing authorities. However, these characterizations will not result in material adverse tax consequences to certificateholders.

                        FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF FEDERAL AND CALIFORNIA TAX LAWS, YOU SHOULD REFER TO "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" AND

                        "CERTAIN STATE TAX CONSEQUENCES" IN THIS PROSPECTUS.

ERISA CONSIDERATIONS    NOTES - Notes will generally be eligible for purchase by
                        employee benefit ERISA Considerations plans.

                        UNSUBORDINATED GRANTOR TRUST CERTIFICATES - Certificates of a class issued by a grantor trust that are not subordinated to any other class will generally be eligible for purchase by employee benefit plans.

                        OTHER CERTIFICATES - Subordinated classes of certificates issued by a grantor trust and certificates issued by trusts that are not grantor trusts will not be eligible for purchase by an employee benefit plan or individual retirement account unless the prospectus supplement states otherwise.

                        FOR MORE DETAILED INFORMATION REGARDING THE ERISA ELIGIBILITY OF ANY CLASS OF SECURITIES, YOU SHOULD REFER TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

                                  RISK FACTORS

      YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO PURCHASE SECURITIES OF ANY CLASS. IN ADDITION, YOU SHOULD REFER TO THE SECTION CAPTIONED "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF FURTHER MATERIAL RISKS TO YOUR INVESTMENT IN THE SECURITIES.

      THE TRUST'S SECURITY INTERESTS IN FINANCED VEHICLES MAY BE UNENFORCEABLE OR DEFEATED.

      The certificates of title for vehicles financed by Toyota Motor Credit Corporation name Toyota Motor Credit Corporation as the secured party. The certificates of title for financed vehicles under contracts assigned to the trust will not be amended to identify the trust as the new secured party because it would be administratively burdensome to do so. However, both the certificates of title and the financing statements showing the transfer to the trust of Toyota Motor Credit Corporation's and the seller's interest in the receivables will be filed with the appropriate governmental authorities. Toyota Motor Credit Corporation, as servicer, will retain the documentation for the receivables and the certificates of title.

      Because of these arrangements, another person could acquire an interest in the receivables and the financed vehicles that is judged by a court of law to be superior to the trust's interest. Examples of these persons are other creditors of the obligors, a subsequent purchaser of a financed vehicle or another lender who finances the vehicle. Some of the ways this could happen are described in this prospectus under the caption "Certain Legal Aspects of the Receivables". In some circumstances, either the seller or the servicer will be required to purchase receivables if a security interest superior to the claims of others has not been properly established and maintained. The details of this obligation are described in this prospectus under the caption "Certain Legal Aspects of the Receivables".

      BANKRUPTCY OF TOYOTA MOTOR CREDIT CORPORATION COULD RESULT IN LOSSES OR DELAYS IN PAYMENTS ON THE SECURITIES.

      If Toyota Motor Credit Corporation becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities. Toyota Motor Credit Corporation will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if Toyota Motor Credit Corporation becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that Toyota Motor Credit Corporation effectively still owns the receivables by concluding that the sale to the seller was not a "true sale" or that the seller should be consolidated with Toyota Motor Credit Corporation for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the securities as a result of, among other things:

      o the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in certain circumstances;

      o certain tax or government liens on Toyota Motor Credit Corporation property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

      o the trust not having a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by Toyota Motor Credit Corporation at the time Toyota Motor Credit Corporation becomes the subject of a bankruptcy proceeding.

      The seller will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the seller with Toyota Motor Credit Corporation for bankruptcy purposes or conclude that the sale of receivables to the seller was not a "true sale." See "Certain Legal Aspects of the Receivables - Certain Bankruptcy Considerations" in this prospectus.

      RECEIVABLES THAT FAIL TO COMPLY WITH CONSUMER PROTECTION LAWS MAY BE UNENFORCEABLE, RESULTING IN DELAYS IN RECEIPT OF COLLECTIONS.

      Numerous federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting the receivables. If that happens, payments on the certificates could be delayed or reduced. The seller will make representations and warranties relating to the receivables' compliance with law and the trust's ability to enforce the contracts. If the seller breaches any of these representations or warranties, the trust's sole remedy will be to require the seller to repurchase the affected receivables. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" in this prospectus.

      FUNDS HELD BY THE SERVICER THAT ARE INTENDED TO BE USED TO MAKE PAYMENTS ON THE SECURITIES MAY BE EXPOSED TO A RISK OF LOSS.

      The servicer generally may retain all payments and proceeds collected on the receivables during each collection period. The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account on each distribution date. Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk. The trust and securityholders are not entitled to any amount earned on the funds held by the servicer. If the servicer does not deposit the funds in the collection account as required on any distribution date, the trust may be unable to make the payments owed on your securities.

      IF THE TRUST ENTERS INTO A CURRENCY OR AN INTEREST RATE SWAP, PAYMENTS ON THE SECURITIES WILL BE DEPENDANT ON PAYMENTS MADE UNDER THE SWAP AGREEMENT.

      If the trust enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the trust does not receive the payments it expects from the swap, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

      If the trust issues securities denominated in a currency other than U.S. dollars, the trust will need to make payments on the securities in a currency other than U.S. dollars, as described in the related prospectus supplement. Payments collected on the receivables, however, will be in U.S. dollars. In this circumstance, the trust may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the trust issues securities denominated in swiss francs, it might enter into a swap agreement with another party, the "swap counterparty", under which the trust would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving swiss francs at a predetermined exchange rate to make the payments owed on the securities.

      If the trust issues securities with adjustable interest rates, interest will be due on the securities at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the trust may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example a fixed rate) to the same notional amount. For example, if the trust issues $100 million of securities bearing interest at a floating LIBOR rate, it might enter into a swap agreement under which the trust would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating LIBOR rate. The $100 million would be the "notional" amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

      In some cases, a trust may enter into a swap with Toyota Motor Credit Corporation as the swap counterparty. The terms of the swap will be described in more detail in the applicable prospectus supplement.

      TERMINATION OF A SWAP AGREEMENT WILL CAUSE TERMINATION OF THE TRUST.

      A swap agreement may be terminated if certain events occur. Most of these events are generally beyond the control of the trust or the swap counterparty. If a termination occurs, the trustee will sell the assets of the trust and the trust will terminate. In this type of situation, it is impossible to predict how long it would take to sell the assets of the trust. Some of the possible adverse consequences of such a sale are:

      o The proceeds from the sale of assets under such circumstances may not be sufficient to pay all amounts owed to you.

      o Amounts available to pay you will be further reduced if the trust is required to make a termination payment to the swap counterparty.

      o The termination of the swap agreement may expose the trust to currency or interest rate risk, further reducing amounts available to pay you.

      o The sale may result in payments to you significantly earlier than expected.

      o Conversely, a significant delay in arranging a sale could result in a delay in principal payments. This would, in turn, increase the weighted average life of the securities and could reduce the yield to maturity.

      See "The Swap Agreement--Early Termination of Swap Agreement" for more information concerning the termination of a swap agreement and the sale of trust assets. Additional information about this subject, including a description of how the proceeds of a sale would be distributed will be included in the applicable prospectus supplement.

      THE RATING OF A SWAP COUNTERPARTY AND THE ISSUER OF DEMAND NOTES MAY AFFECT THE RATINGS OF THE SECURITIES.

      If a trust enters into a swap or invests in Toyota Motor Credit Corporation demand notes, the rating agencies that rate the trust's securities will consider the provisions of the swap agreement and the demand notes and the rating of the swap counterparty and Toyota Motor Credit Corporation, as issuer of the demand notes in rating the securities. Toyota Motor Credit Corporation may also be the swap counterparty. If a rating agency downgrades the debt rating of the swap counterparty or Toyota Motor Credit Corporation, it is also likely to downgrade the rating of the securities. Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

      As of the date of this prospectus, Toyota Motor Credit Corporation's long-term debt is rated Aal by Moody's and AAA by Standard & Poor's. During 1998 and early 1999, the long-term debt rating of Toyota Motor Corporation and its affiliates (including Toyota Motor Credit Corporation) was under review by Moody's and Standard & Poor's and was downgraded by Moody's. Standard & Poor's reaffirmed the AAA long-term debt rating but continues to maintain a negative outlook on the rating. If the rating agencies lower the rating of Toyota Motor Corporation, they will likely lower Toyota Motor Credit Corporation's rating to the same extent.

      The credit rating of Japan has also been under review by the rating agencies. As of the date of this prospectus, Moody's is maintaining a negative outlook on certain borrowings by Japan. As a result, Moody's is also maintaining a negative outlook on certain borrowings by Toyota Motor Corporation and its subsidiaries (including Toyota Motor Credit Corporation). If Japan's credit rating is lowered below that of Toyota Motor Corporation, the credit rating of Toyota Motor Corporation and its subsidiaries (including Toyota Motor Credit Corporation) will likely be lowered to the same extent.

      To provide some protection against the adverse consequences of a downgrade, the swap counterparty may be permitted, but not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

      o     assign the swap agreement to another party;

      o obtain a replacement swap agreement on substantially the same terms as the swap agreement; or

      o     establish any other arrangement satisfactory to the rating agencies.

      If Toyota Motor Credit Corporation is the swap counterparty, it may be able to cure the effects of a downgrade by taking the actions described above. However, if Toyota Motor Credit Corporation is both the demand note issuer and the swap counterparty, these actions may not be sufficient to prevent a downgrade.

      Any swap or demand notes involve a high degree of risk. The trust will be exposed to this risk should it use either of these mechanisims. For this reason, only investors capable of understanding these risks should invest in the securities. You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap or demand notes are involved.

      COMPLICATIONS ASSOCIATED WITH YEAR 2000 DATE CONVERSION COULD AFFECT OPERATIONS, IMPAIRING ABILITY TO COLLECT RECEIVABLES.

      The year 2000 issue concerns the inability of computer systems and related applications to function properly in the year 2000 and beyond. Toyota Motor Credit Corporation will have significant obligations to the trust in its role as servicer. It may also act as swap counterparty and demand note issuer. It is therefore important that Toyota Motor Credit Corporation resolve any year 2000 issues that will affect its ability to fulfill these obligations. A description of Toyota Motor Credit Corporation's year 2000 compliance efforts is contained under "The Servicer - Year 2000 Date Conversion".

      Toyota Motor Credit Corporation's failure to resolve all material year 2000 issues could have significant adverse consequences to the trust. In particular, this failure could affect Toyota Motor Credit Corporation's ability to service the receivables and provide the information and technology necessary to pay securityholders, provide reports, administer the demand notes and perform its duties under any swap agreement, as applicable.

      The inability of Toyota Motor Credit Corporation or of third parties who deal with Toyota Motor Credit Corporation to make the necessary year 2000 modifications of their systems could have a significant adverse effect on Toyota Motor Credit Corporation's operations and financial results. Possible adverse consequences include being unable to collect the receivables, pay obligations, process new business and occupy facilities. These consequences could have a material adverse effect on the value of your securities.

      THE CALCULATIONS FOR THE PAYMENTS OF PRINCIPAL OR INTEREST MAY BE BASED ON AN INDEX WHICH MAY RESULT IN PAYMENTS TO YOU OF LESS PRINCIPAL OR INTEREST THAN A NON-INDEXED SECURITY.

      The calculation of interest or principal on a series of securities may be based on a currency, commodity, interest rate or other index. In this situation, the amount of principal or interest payable on the securities may be less than that payable on a conventional debt security issued at the same time, including the possibility that no interest or principal will be paid. In addition, if the formula for calculating the payments on the securities includes a feature that multiplies the effect of any change in the index, changes to the index could result in even greater changes in the value of the securities or the payments to be made on the securities.

      You may not be able to easily trade these types of securities after you purchase them. This is referred to as a "secondary market." It cannot be predicted whether there will be a secondary market for these types of securities or if one develops, how liquid it would be. The secondary market for these types of securities will be affected by a number of factors that are not dependent on the performance of the trust and its assets. These factors include the complexity and volatility of the index, the method of calculating the principal and interest payments on the securities, the time remaining to the maturity of the securities, the outstanding amount of the securities and market interest rates. The value of the index will depend on a number of interrelated factors which cannot be controlled by the trust, including economic, financial and political events. For these reasons, you may not be able to readily sell your securities or receive the price you expected for their sale.

      In recent years, many indices have been highly volatile, and the volatility may continue in the future. You should review carefully the historical experience of any index to which a series of securities are pegged, but should not take that historical experience as a predictor of future performance of the index during the term of any security. The credit ratings assigned to the securities do not reflect the potential impact of the factors discussed above, or what the impact may be on your securities' market value at any time. For this reason, only investors capable of understanding the risks involved should invest in the securities. In addition, investors whose investment activities are restricted by law or subject to regulation may not be able to purchase these types of securities. Investors are responsible for determining whether they may purchase these securities. You are strongly urged to consult with your financial advisors before deciding to invest in the securities.

                                   THE TRUSTS

      The Seller will establish each trust (each, a "Trust") pursuant to a Trust Agreement (as amended and supplemented from time to time the "Trust Agreement") or Pooling and Servicing Agreement (as amended from time to time, the "Pooling and Servicing Agreement"), as applicable. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts (the "Receivables") between Toyota and Lexus dealers (the "Dealers") and the obligors (the "Obligors") of new and used automobiles and/or light duty trucks and all payments due thereunder on and after the applicable cutoff date (the "Cutoff Date"), as specified in the related Prospectus Supplement. The Dealers will originate, and TMCC will purchase, the Receivables of each Receivables Pool in the ordinary course of business pursuant to agreements with Dealers (the "Dealer Agreements"). On the applicable Closing Date, the Seller will sell the Receivables comprising the related Receivables Pool to the Trust pursuant to, if the trust is to be treated as an owner trust for federal income tax purposes, the related Sale and Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, the "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement.

      The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement; (ii) security interests in the vehicles financed by the Receivables (the "Financed Vehicles") and any accessions thereto; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right of the Seller to receive any proceeds from Dealer Recourse, if any, on Receivables or Financed Vehicles; (v) the rights of the Seller under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable; (vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and that shall have been repossessed by or on behalf of the applicable Trust; and (vii) any and all proceeds of the foregoing. Various forms of credit enhancement may be used to provide credit enhancement for the benefit of holders of the related Securities, including a Yield Maintenance Account or a Reserve Fund. Additionally, pursuant to contracts between TMCC and the Dealers, the Dealers will be required to repurchase Receivables as to which Dealers have made certain misrepresentations.

      The terms of each series of notes (the "Notes") or certificates (the "Certificates" and, together with the Notes, the "Securities") issued by each Trust (the "Issuer"), and additional information concerning the assets of each Trust and any applicable credit enhancement will be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

                                   THE TRUSTEE

      The trustee for each Trust (the "Trustee") or the trustee under any Indenture (the "Indenture Trustee") will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee or Indenture Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement, Indenture or the related Pooling and Servicing Agreement, as applicable. A Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. The Administrator of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove a Trustee or Indenture Trustee that ceases to be eligible to continue in such capacity under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or becomes insolvent. In such circumstances, the Servicer or, in the case of a series that includes Notes, the Administrator, as the case may be, will be obligated to appoint a successor thereto. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor.

                                   THE SELLER

      Toyota Motor Credit Receivables Corporation (the "Seller") was incorporated in the State of California on June 24, 1993, as a wholly-owned, limited purpose subsidiary of Toyota Motor Credit Corporation. The principal executive offices of the Seller are located at 19001 South Western Avenue, Torrance, California 90509 and its telephone number is (310) 618-4000.

      The Seller was organized primarily for the purpose of acquiring installment sales contracts similar to the Receivables and associated rights from TMCC, causing the issuance of certificates similar to the Certificates and engaging in related transactions. The Seller's articles of incorporation limit the activities of the Seller to the foregoing purposes and to any activities incidental to and necessary for such purposes.

                                  THE SERVICER

      Toyota Motor Credit Corporation ("TMCC" or the "Servicer") was incorporated in California on October 4, 1982, and commenced operations in May 1983. At December 31, 1998, TMCC had three regional offices and 33 branches in various locations in the United States, a branch in Puerto Rico and a centralized customer service center in Iowa. In addition to the Seller, TMCC has one wholly-owned subsidiary engaged, through subsidiaries organized in various jurisdictions, in the insurance business, a wholly-owned subsidiary that provides retail and wholesale financing and other financial services to authorized Toyota and Lexus vehicle dealers and their customers in Puerto Rico and a wholly-owned subsidiary through which TMCC securitizes lease contracts. TMCC and its subsidiaries are collectively referred to as "TMCC".

      TMCC's primary business is providing retail leasing, retail and wholesale financing and certain other financial services to authorized Toyota and Lexus vehicle and Toyota industrial equipment dealers and their customers in the United States (excluding Hawaii) and the Commonwealth of Puerto Rico. TMCC is a wholly-owned subsidiary of Toyota Motor Sales, U.S.A., Inc. ("TMS"), which is primarily engaged in the wholesale distribution of automobiles, light duty trucks, industrial equipment and related replacement parts and accessories throughout the United States (excluding Hawaii). Substantially all of TMS's products are either manufactured by its affiliates or are purchased from Toyota Motor Corporation, the parent of TMS, or its affiliates.

UNDERWRITING OF MOTOR VEHICLE LOANS

      TMCC purchases automobile and/or light duty truck retail installment sales contracts from approximately 1,200 Toyota and Lexus Dealers located throughout the United States, excluding Hawaii. Underwriting of such retail installment sales contracts is performed by each branch using similar underwriting standards. The Receivables will be originated by Dealers in accordance with TMCC's requirements under existing agreements with such Dealers and will be purchased in accordance with TMCC's underwriting standards which emphasize, among other factors, the applicant's willingness and ability to pay and the value of the vehicle to be financed.

      Applications received from Dealers must be signed by the applicant and must contain, among other information, the applicant's name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above information, TMCC obtains a credit report from an independent credit bureau.

      The credit decision is influenced by the applicant's credit score as obtained from a statistically derived credit scoring process and other considerations. The credit scoring process considers credit bureau, application and contract information. Other considerations include ratios such as car payment to income and total debt payments to total income. The final credit decision is made based upon the degree of credit risk perceived and the amount of credit requested.

      TMCC's retail installment sales contracts require obligors to maintain specific levels of physical damage insurance during the term of the contract. At the time of purchase, an obligor signs a statement indicating he has or will have in effect the levels of insurance required by TMCC and provides the name and address of his insurance company and agent. Obligors are generally required to provide TMCC with evidence of compliance with the foregoing insurance requirements.

SERVICING OF MOTOR VEHICLE LOANS

      Each branch services the loans it originates using the same servicing system and procedures. TMCC considers an obligor to be past due if less than 90% of a regularly scheduled payment is received by the due date. At 12 days past due a notice is sent to the obligor and at 26 days past due TMCC attempts to contact the obligor by telephone. TMCC utilizes an on-line collection system in support of its collection efforts. TMCC generally begins repossession efforts no later than 60 days past due. Repossessed vehicles are held in inventory to comply with statutory requirements and then sold. Any deficiencies remaining after sale or after full charge-off are pursued by TMCC to the extent practical and legally permitted. See "Certain Legal Aspects of the Receivables -- Deficiency Judgments and Excess Proceeds". Collections of deficiencies are administered at a centralized facility.

YEAR 2000 DATE CONVERSION

      The year 2000 issue concerns the inability of computer systems and related applications to function properly in the year 2000 and beyond. As a wholly-owned subsidiary of TMS, TMCC is participating in TMS' comprehensive action plan to identify and address year 2000 issues. As part of the year 2000 action plan, TMCC is identifying and evaluating potential year 2000 problems and is implementing changes designed to yield year 2000 compliance in its information technology systems, including mainframe, distributed and desktop computer systems, networks and telecommunications (collectively, "IT systems") and its non-information technology systems, including security and HVAC systems, automated access readers and other machinery and equipment (collectively, "embedded systems"). An additional component of the year 2000 action plan involves TMCC's communications with its external business partners for the purpose of assessing and reducing the risk that TMCC's operations could be adversely affected by such third parties' noncompliance with year 2000 issues.

      PHASES. THE YEAR 2000 ACTION PLAN CONSISTS OF FOUR PHASES, SOME OF WHICH ARE BEING CONDUCTED CONCURRENTLY:

            INVENTORY AND ASSESSMENT. During this phase an inventory is taken of all software and/or hardware components of significant applications or systems. Software and hardware that is no longer in use or is planned to be replaced before the year 2000, is identified and removed from the scope of the project. Once the inventory is completed and verified, a preliminary determination of whether the software or hardware is likely to have year 2000 date issues is made either by manual review, vendor inquiry or by use of software tools designed to search for date impacts. Once the assessment is completed, a business critical prioritized plan is developed for remediation, testing, and implementing the remediated hardware or software in the remaining phases.

            REMEDIATION. During this phase, software for which TMS or TMCC owns the source code will be scanned and corrected. In most instances, TMCC will use the "windowing" approach to fix source code which uses program logic to correct year 2000 date issues. In some cases, it will be necessary to expand the year field from two to four digits where the year 2000 date issue can not be solved with the "windowing" method. Software for which TMS or TMCC does not own the source code will be remediated by obtaining the year 2000 ready version of the software from the vendor. For hardware and operating system software, the year 2000 ready component will also be obtained from the vendor.

            TESTING. The testing phase focuses mainly on remediated hardware and software that supports business critical functions. Test plans and test cases are expected to be developed and performed for each application. For software modified by TMCC, tests will be designed to demonstrate that application functionality has not changed as a result of the remediation.

            IMPLEMENTATION. During this phase, the remediated hardware and software components will be implemented in the production environment. At this time, policies and procedures will be implemented to ensure that additional modifications to remediated and tested hardware and/or software are year 2000 compliant.

      STATE OF READINESS. TMCC has identified the following six areas for specific review and remediation in connection with its year 2000 compliance efforts:

            CRITICAL BUSINESS SYSTEMS APPLICATIONS. Includes distributed and mainframe applications used in operations such as retail and lease financing, customer account processing, collections, insurance operations and accounting systems. TMCC has completed the inventory and remediation of these systems.

      Certain business critical applications have been tested and implemented back into production. Testing, validation and implementation of the remaining business critical applications is expected to continue through the third quarter of calendar year 1999.

            DESKTOP SYSTEMS. Includes commercial off-the-shelf software as well as custom developed applications. TMCC has substantially completed the inventory and assessment of these systems and related software applications. Remediation and testing of business critical custom developed systems is underway with implementation expected by the third quarter of calendar year 1999. Replacement of non-compliant off-the-shelf software applications is expected by the second quarter of calendar year 1999.

            TECHNICAL INFRASTRUCTURE. Includes mainframe, distributed and PC systems, networks, and telecommunications. TMCC is in the process of completing the inventory of its technical infrastructure which is expected to be completed by the first quarter of calendar year 1999 with the assessment phase expected to be completed by the second quarter of calendar year 1999. Testing of business critical components is expected to begin in the second quarter of calendar year 1999 with implementation expected by the third quarter of calendar year 1999.

            EMBEDDED SYSTEMS. Includes non-information technology systems described above. TMCC has completed an inventory of embedded systems at its owned facilities. Assessment of these systems is being conducted through communication with manufacturers and/or suppliers and will include remediation and onsite testing of critical systems. Implementation is expected to be completed by the second quarter of calendar year 1999. With respect to embedded systems located at facilities leased by TMCC, TMCC is presently in the inventory and assessment phase. TMCC intends to establish contingency plans for coping with problems that may arise from embedded systems in leased facilities that are not year 2000 compliant.

            EXTERNAL COMPLIANCE. Includes financial institutions, dealers, suppliers, trustees, underwriters and affiliates ("business partners"). Critical business partners have been identified and prioritized. Letters and surveys have been sent to business partners to assess the risk associated with those business partners' failure to remediate their own year 2000 issues. TMCC is currently following up with non-responding and non-compliant at-risk critical business partners and expects to complete the assessment phase by the first quarter of calendar year 1999. Testing of business critical systems with external business partners will follow the assessment phase and continue through calendar year 1999.

            NON-CRITICAL SYSTEMS. Includes systems and applications from the above-listed areas which have been prioritized as non-critical. Such systems and applications will be reviewed on an ongoing basis and assessed for year 2000 compliance throughout calendar year 1999.

      TMS has contacted its affiliates and others involved in the manufacture of Toyota and Lexus vehicles and equipment to determine the status of year 2000 product compliance, and based on information received to date, TMCC is not aware of any year 2000 problems that would affect the operational safety of these products.

      YEAR 2000 COSTS. Costs associated with the year 2000 systems and software modifications are generally expensed as incurred. TMS is allocating a portion of its year 2000 costs to TMCC. TMCC's total cost (including allocated costs from TMS) for the year 2000 issue is estimated not to exceed $20 million. The estimated total cost to be incurred by TMCC in connection with its year 2000 compliance efforts is not expected to have a material adverse effect on TMCC's results of operations, liquidity or capital resources. As a result of the application of resources to year 2000 compliance efforts, certain information technology projects previously scheduled to be initiated or implemented in fiscal 1999 may be deferred. Such deferral is not expected to have a material adverse effect on TMCC's results of operations, liquidity or capital resources.

      YEAR 2000 RISKS. The most reasonably likely worst case scenario with respect to the year 2000 issue is the failure of a business partner, particularly another financial institution, to be year 2000 compliant. Although TMCC does not currently anticipate that it will experience significant business disruptions as a result of year 2000 problems, there remains uncertainty in this area. The failure to achieve year 2000 compliance by energy and water utilities, governmental agencies or other private or public suppliers of general infrastructure could present substantial difficulties to TMCC's business operations in the affected geographic areas. The inability of TMCC, its external business partners or the public and private suppliers of general infrastructure to identify and timely resolve year 2000 problems could result in a significant adverse affect on TMCC's operations and financial results, including an inability to collect receivables, pay obligations, process new business, raise capital and occupy facilities.

      YEAR 2000 CONTINGENCY PLAN. TMCC is currently developing a contingency plan to address problems resulting from year 2000 noncompliance. TMCC's contingency planning will focus on identifying systems of TMCC and its business partners that TMCC believes would be the most likely to experience year 2000 problems. The contingency plan is expected to include arrangements with back-up vendors, suppliers and other resources to permit operations to be conducted temporarily on a manual basis. Completion of the contingency plan is expected by the third quarter of calendar year 1999, although continuing revisions will be made on an ongoing basis throughout the year as circumstances change and additional information becomes available.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      The foregoing description under "Year 2000 Date Conversion" contains various "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which represent TMCC's expectations or beliefs concerning future events, including the following: that TMCC's action plan for year 2000 compliance efforts will be carried out as described under "Year 2000 Date Conversion - Phases" and "- State of Readiness"; that TMCC expects to complete its year 2000 compliance efforts on its critical systems on a timely basis; that the total estimated cost in connection with the year 2000 issue is not expected to have a material adverse effect on TMCC's results of operations, liquidity or capital resources; that deferral of certain information technology projects is not expected to have a material adverse effect on TMCC's results of operations, liquidity or capital resources; that the risk to TMCC with respect to year 2000 issues is as described under "Year 2000 Date Conversion - Year 2000 Risks"; that TMCC's contingency plan to address year 2000 issues will be as described under "Year 2000 Date Conversion - Year 2000 Contingency Plan" and completion of TMCC's contingency plan relating to the year 2000 issue is expected by the third quarter of calendar year 1999.

      TMCC cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, without limitation, the following: unanticipated problems or delays in the completion by TMCC of its year 2000 action plan; failure of TMCC's business partners to timely resolve their year 2000 issues and the failure of TMCC to develop and implement an adequate contingency plan relating to year 2000 issues. Results actually achieved thus may differ materially from expected results included in these statements.

            WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR SECURITIES

      THE TRUST -______   ______, as Trustee, will provide to securityholders
("Securityholders") (which shall be Cede & Co. as the nominee of DTC unless definitive Securities are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Receivables and certain other matters. See "Certain Information Regarding the Securities -- Reports to Securityholders" and "Description of the Transfer and Servicing Agreements -- Evidence as to Compliance" in the prospectus. If and for so long as any Securities listed on the Luxembourg Stock Exchange or The Stock Exchange of Hong Kong Limited are outstanding, each such report (including a statement of the outstanding principal balance of each Class of Certificate) also shall be delivered to the Luxembourg Stock Exchange and The Stock Exchange of Hong Kong Limited on the related Distribution Date or date for delivery of such reports. Copies of such reports may be obtained at no charge at the offices specified in the applicable prospectus supplement.

      THE SELLER - Toyota Motor Credit Receivables Corporation, as Seller of the Receivables, has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). The Registration Statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New

York, New York 10048. You may obtain information on the operation of the SEC's reference room by calling the SEC at (800) SEC-0330. You may obtain copies of such materials at prescribed rates by writing to the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

      TMCC - If the trust invests in demand notes issued by TMCC, TMCC, in its capacity as issuer of demand notes, will be a registrant under a registration statement on Form S-3 under the United States Securities Act. In that capacity, TMCC will be subject to the informational requirements of the United States Securities Exchange Act. In accordance with that law, TMCC will file annual, quarterly and special reports and other information with the SEC. If you want more information about TMCC, you may review the Registration Statement and TMCC's periodic filings, obtain copies of such documents at prescribed rates or access the SEC's website. The relevant contact information for the SEC is set forth in the paragraph captioned "The Seller" above.

      TMCC's filed periodic reports contain important information regarding TMCC. Any information contained in reports filed with the SEC subsequent to the date of this Prospectus will automatically update this Prospectus. TMCC, as swap counterparty or issuer of demand notes, incorporates by reference the reports listed below and any filings made by it with the SEC under Sections 13(a) or 15(d) of the United States Securities Exchange Act after the initial filing of the registration statement.

      o     Annual Report on Form 10-K for the year ended September 30, 1998;
            and

      o Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

      If Securities are listed on the Luxembourg Stock Exchange or The Stock Exchange of Hong Kong Limited, the applicable prospectus supplement will include the address of an office in Luxembourg and Hong Kong, as applicable, at which copies of the Registration Statement filed by TMCRC and TMCC (including all documents incorporated therein) and TMCC's periodic SEC reports can be obtained for so long as those Securities are outstanding. Copies of those documents will also be filed with the Luxembourg Stock Exchange and the Stock Exchange of Hong Kong Limited, as applicable, for so long as those Securities are outstanding. Copies of the operative agreements relating to the Securities will also be filed with the SEC, the Luxembourg Stock Exchange and The Stock Exchange of Hong Kong Limited following the issuance of the certificates.

                              THE RECEIVABLES POOLS

      The Receivables Pools will include the Receivables purchased as of the Cutoff Date. The Receivables were originated by Dealers in accordance with TMCC's requirements and subsequently purchased by TMCC. The Receivables evidence the indirect financing made available by TMCC to the Obligors of the Financed Vehicles. On or before the date of initial issuance of the Securities (the "Closing Date"), TMCC will sell the Receivables to the Seller pursuant to the receivables purchase agreement (the "Receivables Purchase Agreement") between the Seller and TMCC. The Seller will, in turn, sell the Receivables to the Trust pursuant to the Agreement. During the term of the Agreement, neither the Seller nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Trust.

      The Receivables in each Receivables Pool will have been purchased by the Servicer from Dealers in the ordinary course of business through its branches located in the United States. The Receivables are purchased from Dealers pursuant to Dealer Agreements. TMCC purchases Receivables originated in accordance with its credit standards which are based upon the vehicle buyer's ability and willingness to repay the obligation as well as the value of the vehicle being financed.

      The Receivables to be held by each Trust for inclusion in a Receivables Pool will be randomly selected from TMCC's portfolio of auto and/or light duty truck retail installment sales contracts that meet several criteria. Unless otherwise provided in the related Prospectus Supplement, these criteria require that each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States or a particular state, (iii) provides for level monthly payments (except for the first and last payments, which may be minimally different from the level payments) that fully amortize the amount financed over its original term to maturity, and (iv) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series will be used in selecting the related Receivables.

      Each Receivable will provide for the allocation of payments according to
(i) the simple interest method ("Simple Interest Receivables"), (ii) the "actuarial" method ("Actuarial Receivables") or (iii) the "sum of periodic balances" or "sum of monthly payments" method ("Rule of 78s Receivables" and, together with the Actuarial Receivables, the "Precomputed Receivables").

      SIMPLE INTEREST RECEIVABLES. Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

      ACTUARIAL RECEIVABLES. An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each Scheduled Payment is deemed to consist of an amount of interest equal to 1/12 of the stated APR of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

      RULE OF 78S RECEIVABLES. A Rule of 78s Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Receivable. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each Scheduled Payment allocated to reduction of the outstanding principal balance of a Rule of 78s Receivable are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Rule of 78s Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, all payments received by the Servicer on or in respect of the Rule of 78s Receivables will be allocated pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, on an actuarial basis. No adjustment is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

      In the event of a prepayment in full (voluntarily or by acceleration) of a Precomputed Receivable, a "rebate" will be made to the Obligor of that portion of the total amount of payments under the Receivable allocable to "unearned" add-on interest. In the event of the prepayment in full (voluntarily or by acceleration) of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule. Payments to Certificateholders will not be affected by such rebates under the Rule of 78s Receivables because pursuant to the Agreement such payments will be determined using the actuarial method.

      Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78s Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the


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

Certificateholders of the applicable series but will be deemed to be an Excess Amount and released to the Seller or otherwise applied as set forth in the related Prospectus Supplement.

      Additional information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

                   DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

      Certain information concerning TMCC's experience pertaining to delinquencies, repossessions and net losses with respect to its portfolio of new and used retail automobile and/or light duty truck receivables (including receivables previously sold which TMCC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

      The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases or purchases by the Seller or TMCC, as the case may be, of certain Receivables for administrative reasons or for breaches of representations and warranties. The term "weighted average life" means the average amount of time during which each dollar of principal of a Receivable is outstanding.

      All of the Receivables will be prepayable at any time without penalty to the Obligor. However, partial prepayments on the Precomputed Receivables made by Obligors will not be paid on the Distribution Date following the Collection Period in which they were received but will be retained and applied towards payments due in later Collection Periods. If prepayments in full are received on the Precomputed Receivables or if full or partial prepayments are received on the Simple Interest Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life of the Receivables set forth in the related Prospectus Supplement. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller.

      No prediction can be made as to the rate of prepayment on the Receivables in either stable or changing interest rate environments. TMCC maintains limited records of the historical prepayment experience of the automobile retail installment sales contracts included in its portfolio and is not aware of any publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables over an extended period of time. TMCC believes that its prepayment experience is consistent with that generally found in the industry. However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables. The rate of prepayment on the Receivables may also be influenced by the structure of the related loan. In addition, under certain circumstances, the Seller or Servicer will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain representations and warranties or covenants or, if applicable, upon termination of the Trust due to a swap termination, if applicable. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and " -- Servicing Procedures". See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's and the Seller's option to purchase the Receivables from a given Trust and " -- Insolvency Event" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Seller occurs and "The Swap Agreement - Termination Events" regarding events that would result in a termination of a swap. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of such prepayments to Certificateholders will be borne entirely by the Certificateholders. In addition, early retirement of the Certificates may be effected by the exercise of the option of the Seller or the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust when the Pool Balance is 10% or less of the Pool Balance as of the Cutoff Date.

      In addition, pursuant to agreements between TMCC and the Dealers, each Dealer is obligated to repurchase from TMCC contracts which do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations are referred to herein as "Dealer Recourse"). Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectability of such contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trustee, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will require that TMCC deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related Collection Account. The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and " -- Servicing Procedures".

      In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Distribution Date, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series.

      The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

      The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to such class of Notes. The Note Pool Factor represents the remaining outstanding principal balance of such class of Notes, as of the close of business on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Balance" for each class will initially equal the principal balance as of the relevant Closing Date (the "Original Certificate Balance") and, on each Distribution Date thereafter, will be reduced by all amounts allocable to principal paid on or prior to the Distribution Date in respect of each class of Certificates. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the close of business on the applicable Distribution Date, as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be
1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

      Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning (i) with respect to the Collection Period immediately preceding such Distribution Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and
(ii) with respect to the Collection Period second preceding such Distribution Date, as applicable, amounts allocated or paid on the preceding Distribution Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Distribution Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders".

                                 USE OF PROCEEDS

      Unless otherwise provided in the related Prospectus Supplement, the Trust will use the net proceeds from the sale of the Securities of a given series to purchase Receivables from the Seller and to make the initial deposit into any Reserve Fund or Yield Maintenance Account, if applicable. Unless otherwise specified in the related Prospectus Supplement, the Seller will use that portion of such net proceeds paid to it with respect to any such Trust for general corporate purposes.

                            DESCRIPTION OF THE NOTES

GENERAL

      With respect to each Trust that issues Notes, one or more classes (each, a "Class") of Notes of the related series will be issued pursuant to the terms of an indenture (the "Indenture"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

      Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes (a "Noteholder") of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "DTC Participants") and all references herein and in the related Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for payment to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

      The related Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series. Payments of interest on the Notes will generally be made prior to payments of principal. A series may include one or more classes of Notes (the "Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer or the Seller exercising its option to purchase the related Receivables Pool.

      One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the related Prospectus Supplement. Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the amounts set forth on such schedule with respect to such Notes.

      Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, on any Distribution Date the amount available for such payments could be less than the amount of interest payable on the Notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount of interest available for payment on the Notes. See "Description of the Transfer and Servicing Agreements -- Payments" and "-- Credit and Cash Flow Enhancement".

      If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

      Modification of Indenture. If a Trust has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

      Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

      Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

      EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note;
(ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 90 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

      If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

      If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

      Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

      Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity,
(iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

      In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

      CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

      Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

      No Trust may engage in any activity other than as specified in this Prospectus or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

      ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

      INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

      SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

         The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor thereto for such series. The Issuer or Administrator may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor thereto for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor thereto for any series of Notes will not become effective until acceptance of the appointment by such successor.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      With respect to each Trust, one or more classes (each, a "Class") of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

      Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Seller, each class of Certificates will initially be represented by one or more Certificates registered in the name of the nominee for DTC, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Seller, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates (a "Certificateholder") of any series that are not purchased by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Issuer) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Securities". Any Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements -- Insolvency Event").

PAYMENTS OF PRINCIPAL AND INTEREST

      The timing and priority of payments, seniority, allocations of losses, pass through rate (the "Pass Through Rate") and amount of or method of determining payments with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Payments of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date"). To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Certificates (the "Strip Certificates") entitled to (i) payments in respect of principal with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no payments in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the
Securities --

Fixed Rate Securities" and " -- Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, payments in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. The rights of holders of any Class of Certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other Class or Classes of Certificates of such series as more fully described in the related Prospectus Supplement. Payments in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

      In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of payments in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

      If and as provided in the related Prospectus Supplement, certain amounts remaining on deposit in the Collection Account after all required payments to the related Securityholders have been made may be released to the Seller, TMCC or one or more third party credit or liquidity enhancement providers.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

      Any class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Payments of Principal and Interest".

FLOATING RATE SECURITIES

      Each class of Floating Rate Securities will bear interest during each applicable Interest Period at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement.

      The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate applicable to such Floating Rate Securities. The "Spread Multiplier" is the percentage of the related Base Rate applicable to such Floating Rate Securities by which such Base Rate will be multiplied to determine the applicable interest rate on such floating Rate Securities. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

      The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"),
(iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement.

      "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

      Each applicable Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Securities will be reset daily, weekly, monthly, quarterly, semiannually, annually or such other specified period (each, an "Interest Reset Period") and the dates on which such Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Prospectus Supplement, the Interest Reset Date will be, in the case of Floating Rate Securities which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, if any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Security as to which LIBOR is an applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. Unless specified otherwise in the applicable Prospectus Supplement, "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Los Angeles, California are authorized or obligated by law, regulation, executive order or decree to be closed. Unless otherwise specified in the applicable Prospectus Supplement, with respect to Notes as to which LIBOR is an applicable Base Rate, the definition of Business Day will include all London Business Days. "London Business Day" means any day (a) if the Index Currency (as defined below) is other than the Euro, on which dealings in deposits in such Index Currency are transacted in the London interbank market or (b) if the Index Currency is the Euro a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET system") is open and on which commercial banks and foreign exchange markets settle payments in London and New York.

      Unless otherwise specified in the related Prospectus Supplement, if any Distribution Date for any Floating Rate Security (other than the Final Distribution Date) would otherwise be a day that is not a Business Day, such Distribution Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day. Unless otherwise specified in the related Prospectus Supplement, if the final Distribution Date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Final Distribution Date.

      Except as otherwise specified in the applicable Prospectus Supplement, each Floating Rate Security will accrue interest on an "Actual/360" basis, an "Actual/Actual" basis, or a "30/360" basis, in each case as specified in the applicable Prospectus Supplement. For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying (i) the face amount of such Floating Rate Security, (ii) the applicable interest rate, and (iii) the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (i) and (ii) above will be multiplied by the sum of (X) the actual 366 and (Y) the actual number of days in that portion of such Interest Period falling in a non-leap year divided by 365). For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in such Interest Period. Unless otherwise specified in the related Prospectus Supplement, with respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any Distribution Date including the related Final Distribution Date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Distribution Date. The "Interest Period" with respect to any class of Floating Rate Securities will be set forth in the related Prospectus Supplement.

      As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

      Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upward).

      CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

      The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the Business Day preceding the applicable Distribution Date.

      COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper - Nonfinancial" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper -- Nonfinancial". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

      "Money Market Yield" means a yield (expressed as a percentage rounded upward to the nearest one hundredthousandth of a percentage point) calculated in accordance with the following formula:

                                       D X 360
       Money Market Yield  = ----------------------------  X 100
                                    360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

      The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the related Distribution Date.

      FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Federal Funds Rate Securities and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect for the preceding Interest Reset Period.

      The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

      LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

            (i) On the second London Business Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, as either (a) if "LIBOR Reuters" is specified in the applicable Prospectus Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following that LIBOR Determination Date, that appear on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 A.M. London time, on that LIBOR Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Prospectus Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement commencing on the second London Business Day immediately following that LIBOR Determination Date that appears on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 A.M. London time, on that LIBOR Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

            (ii) With respect to a LIBOR Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., (or such other time specified in the applicable Prospectus Supplement), in the applicable Principal Financial Center (as defined below), on such LIBOR Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Prospectus Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will be LIBOR in effect for the preceding Interest Reset Period.

      "Index Currency" means the currency (including composite currencies) specified in the applicable Prospectus Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Prospectus Supplement, the Index Currency shall be U.S. dollars.

      "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Services on the page designated in the applicable Prospectus Supplement (or such other page as may replace such designated page on that service for the purpose of displaying London interbank rates of major banks) for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Prospectus Supplement, the display on the Dow Jones Telerate Service on the page designated in the applicable Prospectus Supplement (or such other page as may replace such designated page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for the related Index Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Prospectus Supplement, LIBOR for the applicable Index Current will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified.

      "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, Canadian dollars, Australian dollars, Italian lira, Swiss francs, Dutch guilders and Euros, the Principal Financial Center shall be The City of New York, Frankfurt, Toronto, Sydney, Rome, Zurich, Amsterdam and London, respectively.

      TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement determined on the "Treasury Rate Determination Date" specified in such Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the "Treasury Rate" for such Interest Reset Period will be the rate published in H.15(510) under the heading "U.S. Government Securities -- Treasury Bills -- Secondary Market" (expressed as a bond equivalent yield on the basis of a 365 or 366 day year, as applicable, on a daily basis), or if not published by 3:00 P.M. New York City time on the related Calculation Date, the Treasury Rate will be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

      The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

      To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable on the final Distribution Date for such class (the "Indexed Principal Amount") and/or the interest payable on any Distribution Date is determined by reference to a measure (the "Index") which will be related to the exchange rates of one or more currencies or composite currencies (the "Index Currencies"); the price or prices of specified commodities; or specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable Prospectus Supplement, or such other price, interest rate, exchange rate or other financial index or indices as are described in the applicable Prospectus Supplement. Holders of Indexed Securities may receive a principal amount on the related final Distribution Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final Distribution Date of the specified indexed item. Information as to the method for determining the principal amount payable on the related final Distribution Date, if any, and, where applicable, certain historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities, will be set forth in the applicable Prospectus Supplement. Notwithstanding anything to the contrary herein, for purposes of determining the rights of a holder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement, Indenture, or other related agreements as the case may be, and modifications and the waiver of rights thereunder, the principal amount of such Indexed Security shall be deemed to be the face amount thereof upon issuance.

      If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall, in the absence of manifest error, be binding on all parties.

      The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

      Unless otherwise specified in the related Prospectus Supplement, each class of Securities offered hereby will be represented by one or more certificates registered in the name of Cede, as nominee of the Depository Trust Company ("DTC"). Unless otherwise specified in the related Prospectus Supplement, Securityholders may hold beneficial interests in Securities through the DTC (in the United States) or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") (in Europe or Asia) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

      No Securityholder will be entitled to receive a certificate representing such person's interest in the Securities, except as set forth below. Unless and until Securities of a class are issued in fully registered certificated form ("Definitive Securities") under the limited circumstances described below, all references herein to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. As such, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as such terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

      Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of Securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the SEC.

      Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

      To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a Series are held in book-entry form, Securityholders will not have access to the list of Securityholders of such Series, which may impede the ability of Securityholders to communicate with each other.

      Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

      DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed thereby), the Seller or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Securityholders may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.

      Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

      DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

      Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Indenture Trustee or Trustee as soon as possible after any applicable Record Date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

      Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of Securities offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations". Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ISSUES RELATED TO YEAR 2000 DATE CONVERSION

      DTC management has advised that DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of payments (including principal and income payments) to Securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform its services properly is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

DEFINITIVE SECURITIES

      Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the Applicable Trustee in writing), (ii) the Seller or the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series, acting together as a single class, advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue such Securities as Definitive Securities to such Securityholders.

      Payments of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final payment to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide such notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which such final payment is expected to occur.

      Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

      Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

      Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

      The Pooling and Servicing Agreement, Trust Agreement and Indenture will not provide for the holding of annual or other meetings of Securityholders.

REPORTS TO SECURITYHOLDERS

      With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. With respect to each series of Securities that includes Certificates, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Securityholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series and as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

            (i) the amount of the payment allocable to the principal amount of each class to such Notes and to the Certificate Balance of each class of such Certificates;

            (ii) the amount of the payment allocable to interest on or with respect to each class of Securities of such series;

            (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

            (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

            (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

            (vi) the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding Distribution Date for any class of Notes or Certificates of such series with variable or adjustable rates;

            (vii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

            (viii) the aggregate amount of monthly payments (or portions thereof) determined by the Servicer to be due in one or more future Collections Periods ("Payments Ahead") on deposit in the related Payahead Account or held by the Servicer with respect to the related Receivables and the change in such amount from the immediately preceding Distribution Date;

            (ix) the amount of Advances made in respect of the related Receivables and the related Collection Period and the amount of unreimbursed Advances on such Distribution Date; and

            (x) the balance of any related Reserve Fund, Yield Maintenance Account or other credit or liquidity enhancement on such date, after giving effect to changes thereto on such date and the amount of such changes.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

      The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued thereby and each Administration Agreement pursuant to which TMCC will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

      On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement, TMCC will sell and assign to the Seller, without recourse, pursuant to a Receivables Purchase Agreement, its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Seller will transfer and assign to the applicable Trustee on behalf of the Trust, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement or such Pooling and Servicing Agreement (a "Schedule of Receivables"). The applicable Trustee will, concurrently with such transfer and assignment, on behalf of the Trust, execute and deliver the related Notes and/or Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the related Prospectus Supplement, to make any required initial deposit into the Reserve Fund.

      TMCC, pursuant to a Receivables Purchase Agreement, and the Seller, pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, will represent and warrant, among other things, that: (i) the information provided in the related Schedule of Receivables is true and correct in all material respects; (ii) at the time of origination of each Receivable, the related Obligor was required under the related Receivable to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements; (iii) as of the applicable Closing Date, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date, each of such Receivables is secured by a first perfected security interest in favor of TMCC in the Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

      Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller so elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable (a "Warranty Receivable") from such Trust and,


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

pursuant to the Receivables Purchase Agreement, TMCC will purchase such Warranty Receivable from the Seller, at a price equal to the Warranty Purchase Payment for such Receivable. The "Warranty Purchase Payment" (1) for a Precomputed Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments, (ii) all past due Scheduled Payments for which an Advance has not been made, (iii) all outstanding Advances made by the Servicer in respect of such Precomputed Receivable and (iv) an amount equal to any reimbursements of outstanding Advances made by the Servicer with respect to such Precomputed Receivable from collections made on or in respect of other Receivables, minus
(b) the sum of (i) the rebate, calculated on an actuarial basis, that would be payable to the Obligor on a Precomputed Receivable were the Obligor to prepay such Precomputed Receivable in full on such day and (ii) any other proceeds previously received (e.g., insurance or other proceeds in respect of the liquidation of such Precomputed Receivable) to the extent applied to reduce the Principal Balance of such Precomputed Receivable and (2) for a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest thereon at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to such repurchase. This repurchase obligation will constitute the sole remedy available to the Securityholders or the Trust for any such uncured breach by the Seller. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by TMCC of its obligation to purchase such Receivable from the Seller pursuant to the Receivables Purchase Agreement.

      Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of automobile and/or light duty truck installment sales contracts, as well as to reduce administrative costs, the Seller and each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related installment sale contracts and any other documents relating to the Receivables. The Receivables will not be physically segregated from other automobile and/or light duty truck installment sales contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the related Trust. However, UCC financing statements reflecting the sale and assignment of the Receivables by TMCC to the Seller and by the Seller to the applicable Trust will be filed, and the respective accounting records and computer files of TMCC and the Seller will reflect such sale and assignment. Because the Receivables will remain in the possession of the Servicer and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trustee's interest in the Receivables could be defeated. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles". In addition, under certain circumstances the Trustee's security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated.

ACCOUNTS

      With respect to each Trust that issues Notes and Certificates, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts (each, a "Collection Account"), in the name of the Indenture Trustee on behalf of the related Securityholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield Maintenance Account, Reserve Fund or other form of credit enhancement will be deposited for payment to the related Securityholders. With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain a Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

      If so provided in the related Prospectus Supplement, the Servicer will establish for each series of Securities an additional account (the "Payahead Account"), in the name of the related Indenture Trustee or Trustee, into which, to the extent required by the Sale and Servicing Agreement or Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the related payment becomes due. Until such time as payments ahead are transferred from the Payahead Account to a Collection Account, they will not constitute collected interest or collected principal and will not be available for payment to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or Trustee.

      Any other accounts to be established with respect to a Trust, including any Yield Maintenance Account or any Reserve Fund will be described in the related Prospectus Supplement.

      For any series of Securities, funds in the related Collection Account, any Yield Maintenance Account, the Reserve Fund and such other accounts as may be identified in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include retail installment sale contracts secured by new or used automobiles and/or light duty trucks. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the next Distribution Date for such series. However, to the extent permitted by the Rating Agencies, funds in any Trust Account may be invested in securities that will not mature prior to the date of the next payment with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund. If the amount required to be withdrawn from any Reserve Fund to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be released to the Seller on each Distribution Date and shall be the property thereof.

      The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

      The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the Servicer will be authorized to grant certain rebates, adjustments or extensions with respect to the Receivables. However, if any such modification alters the APR or the Amount Financed or the total number of Scheduled Payments of a Receivable or extends the maturity of a Receivable beyond the final scheduled maturity date set forth in the applicable prospectus supplement (the "Final Maturity Scheduled Date"), the Servicer will be obligated either to purchase such Receivable as described in the next paragraph or make Advances on each subsequent Distribution Date in amounts equal to the amount of any reduction to the related Scheduled Payments to be paid by the related Obligors during the subsequent Collection Periods.

      In the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will covenant that except as otherwise contemplated therein, (i) it will not release any Financed Vehicle from the security interest granted in the related Receivable, (ii) it will do nothing to impair the rights of the Securityholders in the Receivables and (iii) it will not amend any Receivable such that the total number of Scheduled Payments, the Amount Financed or the APR is altered or the maturity of a Receivable is extended beyond the Final Scheduled Maturity Date unless it is making Advances corresponding to reductions to Scheduled Payments as described above. As of the last day of the second (or, if the Servicer so elects, the first) Collection Period following the Collection Period in which the Seller, the Servicer or the Trustee discovers a breach of any such covenant that materially and adversely affects the interests of the Certificateholders in a Receivable, the Servicer, unless the breach is cured, will purchase the Receivable (an "Administrative Receivable") from the Trustee at a price equal to the Administrative

Purchase Payment for such Receivable. The "Administrative Purchase Payment" (1) for a Precomputed Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments, (ii) an amount equal to any reimbursements of Advances made by the Servicer with respect to such Precomputed Receivable from collections on or in respect of other Receivables and (iii) all past due Scheduled Payments for which an Advance has not been made, minus (b) all Payments Ahead in respect of such Precomputed Receivable held by the Servicer or on deposit in the Payahead Account and (2) for a Simple Interest Receivable, will be equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to such purchase. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the Sale and Servicing Agreement or the Pooling Agreement, as applicable, be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of such Receivable. This purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach by the Servicer.

      If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon such Receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale, or the taking of any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

INSURANCE ON FINANCED VEHICLES

      Each Receivable requires the related Obligor to maintain both comprehensive and collision insurance covering the Financed Vehicle in an amount not less than the actual cash value thereof pursuant to which TMCC is named as a loss payee. Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary. TMCC monitors the maintenance of such insurance. If the Obligor fails to maintain such insurance, TMCC may, at its option place limited dual insurance coverage on such Financed Vehicle and charge the Obligor for such coverage. In the event that the failure of an Obligor to maintain any such required insurance results in a shortfall in amounts to be paid to Certificateholders, to the extent such shortfall is not covered by amounts on deposit in the Reserve Fund or other methods of credit enhancement, the Securityholders could suffer a loss on their investment.

COLLECTIONS

      With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account.

      The Servicer may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on the Business Day immediately preceding the related Distribution Date unless and until (i) TMCC ceases to be the Servicer, (ii) an Event of Default exists and is continuing or (iii) the short-term unsecured debt of TMCC ceases to be rated at least P-1 by Moody's and A-1 by Standard & Poor's, and alternative arrangements acceptable to the Rating Agencies are not made. Thereafter, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt. However, pending deposit into the Collection Account, collections may be invested in Eligible Investments by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds, and the Servicer, at its own risk and for its own benefit, may instruct the Trustee to invest amounts held in the Collection Account from the time deposited until the related Distribution Date in Eligible Investments. The Seller or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Distribution Date. See "Description of the Transfer and Sale Arrangements -- Collections".

      If the Servicer were unable to remit such funds, Securityholders might incur a loss. The Seller or TMCC, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to any Receivables required to be purchased from the related Trust into the related Collection Account on or before the Business Day immediately preceding the related Distribution Date. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Seller or the Servicer, as applicable.

      Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if the Servicer has not satisfied the conditions in clauses (i) through (iii) in the second preceding paragraph, deposited in the Payahead Account), as a Payment Ahead.

ADVANCES

      Unless otherwise provided in the related Prospectus Supplement, if the Scheduled Payment due on a Precomputed Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, whether as the result of any extension granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Precomputed Receivable, shall be applied by the Servicer to the extent of the shortfall and the Payments Ahead shall be reduced accordingly. If any shortfall remains, the Servicer will make an advance to the Trust in an amount equal to the amount of such shortfall (each, a "Precomputed Advance"). The Servicer will not be obligated to make a Precomputed Advance to the extent that it determines, in its sole discretion, that such Precomputed Advance will not be recovered from subsequent collections on or in respect of the related Precomputed Receivable. All Precomputed Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which a Precomputed Advance has previously been made is subsequently received (other than from Administrative Purchase Payments). Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Precomputed Advances from collections on or in respect of other Precomputed Receivables.

      In addition, if the Scheduled Payment on a Simple Interest Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below, advance to the Trust an amount with respect to such Simple Interest Receivable equal to the product of the Principal Balance of such Simple Interest Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on such Simple Interest Receivable during the related Collection Period (each, a "Simple Interest Advance", and together with the Precomputed Advances, the "Advances"). If such a calculation results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of all outstanding Simple Interest Advances in respect thereof, be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of such outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. The Servicer will not be obligated to make a Simple Interest Advance to the extent that it determines, in its sole discretion, that such Simple Interest Advance will not be recovered from subsequent collections on or in respect of the related Simple Interest Receivable.

      The Servicer will also be required to make Advances with respect to each Receivable that it does not purchase as described above under "-- Servicing Procedures" as to which it has made any modification that reduces the amount of Scheduled Payments to be paid by the related Obligor during subsequent Collection Periods.

      The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of Available Interest. However, the Servicing Fee will be paid prior to the payment of any portion of Available Interest to the Noteholders or the Certificateholders of the given series.

      Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also be entitled to collect and retain any late fees, prepayment charges, extension fees and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables as additional servicing compensation and will be entitled to reimbursement from such Trust for certain liabilities. The Servicer may also be entitled to receive any interest earned during a Collection Period from the investment of monies in the Trust Accounts. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

      The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, providing payment information, paying costs of collections and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to payments and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

      The "Pool Balance" will equal the aggregate Principal Balance of the Receivables. The "Principal Balance" of a Receivable as of any date will equal the original principal balance of such Receivable minus the sum of (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal (to the extent not included in clauses (i) and (ii) above) and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable (to the extent not included in clauses (i), (ii) and (iii) above).

PAYMENTS

      With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, payments of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all payments to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

      With respect to each Trust, on each Distribution Date collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders and/or Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Fund, will be available to cover any shortfalls in the amount available for payment to the Securityholders on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, (i) payments in respect of principal of a class of Securities of a given series will be subordinate to payments in respect of interest on such class; (ii) payments in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series; and (iii) payments in respect of one or more Classes of Notes of such series may be subordinated to payments in respect of other Classes of Notes of such series.

CREDIT AND CASH FLOW ENHANCEMENT

      The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each Class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more Classes of Securities, Reserve Funds, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield maintenance agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

      The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Class or series of Securities, Securityholders of any such Class or series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other Classes or series.

      RESERVE FUND. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller or a third party will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Fund"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Fund will be funded by an initial deposit by the Seller or a third party on the Closing Date in the amount set forth in the related Prospectus Supplement (the "Reserve Fund Initial Deposit"). To the extent provided in the related Prospectus Supplement, the amount on deposit in the Reserve Fund will be increased on each Distribution Date thereafter up to the Specified Reserve Fund Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of all other required payments and payments on such date. The related Prospectus Supplement will describe the circumstances and manner under which payments may be made out of the Reserve Fund, either to holders of the Securities covered thereby or to the Seller or a third party.

YIELD MAINTENANCE ACCOUNT; YIELD MAINTENANCE AGREEMENT

      YIELD MAINTENANCE ACCOUNT. Each "Yield Maintenance Account" will be designed to hold funds to be applied by the related Trustee or Indenture Trustee, as the case may be, to provide payments to Securityholders in respect of Receivables that have APRs less than the sum of the Pass Through Rate or Interest Rate specified in the related Prospectus Supplement plus the Servicing Fee Rate specified in the related Prospectus Supplement (the "Required Rate"). Unless otherwise specified in the related Prospectus Supplement, each Yield Maintenance Account will be maintained with the same entity with which the related Collection Account is maintained and will be created with an initial deposit in an amount and by the Seller or other person specified in the related Prospectus Supplement.

      On each Distribution Date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Maintenance Account an amount specified in the related Prospectus Supplement (the "Yield Maintenance Deposit") in respect of the Receivables having APRs less than the Required

Rate for such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, amounts on deposit on any Distribution Date in the Yield Maintenance Account in excess of the "Required Yield Maintenance Amount" specified in the related Prospectus Supplement, after giving effect to all payments to be made on such Distribution Date, will be released to the Seller. Monies on deposit in the Yield Maintenance Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Pooling and Servicing Agreement or Trust Agreement. Any monies remaining on deposit in the Yield Maintenance Account upon the termination of the Trust also will be released to the Seller.

      YIELD MAINTENANCE AGREEMENT. If a Yield Maintenance Account is established with respect to any Class or series of Securities which allows or requires any party to make deposits therein after the Closing Date, TMCC, the Seller, any third party responsible for such deposits and the related Trustee or Indenture Trustee, as the case may be, will enter into a "Yield Maintenance Agreement" pursuant to which, on each Distribution Date, such party will deposit into the Yield Maintenance Account the difference between the amount held on deposit in the Yield Maintenance Account as of such Distribution Date and the Required Yield Maintenance Amount, in each case determined after giving effect to all required withdrawals from the Yield Maintenance Account on such Distribution Date.

NET DEPOSITS

      As an administrative convenience, unless the Servicer is required to remit collections daily (as described in "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of payments to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, payments and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Distribution Dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the same Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

      On a Business Day in each month that precedes each Distribution Date (each a "Determination Date" to be specified in the related Prospectus Supplement), the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

      Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of nationally recognized independent accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date, which may be a longer or shorter period) with certain standards relating to the servicing of the applicable Receivables.

      Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

      Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

      Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that TMCC may not resign from its obligations and duties as Servicer thereunder, except upon determination that TMCC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed TMCC's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

      Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

      Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

      Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer (or the Seller, so long as TMCC is the Servicer) to deliver to the applicable Trustee or Indenture Trustee for deposit in any of the Trust Accounts any required payment or to direct the applicable Trustee or Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for three Business Days after receipt by the Servicer of written notice of such failure given (A) to the Servicer (or the Seller, so long as TMCC is the Servicer) by the applicable Trustee or Indenture Trustee or (B) to the Seller or the Servicer, as the case may be, and to the applicable Trustee and Indenture Trustee by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of such outstanding Notes or Certificates, acting together as a single class; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the applicable Trustee or Indenture Trustee or (B) to the Servicer or the Seller, as the case may be, and to the applicable Trustee and Indenture Trustee by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of such outstanding Notes or Certificates, acting together as a single class; and (iii) the occurrence of an Insolvency Event with respect to the Servicer (or the Seller, so long as TMCC is the Servicer). "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days shall not constitute a Servicer Default if such failure or delay is caused by an event of force majeure. Upon the occurrence of any such event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the Servicer shall provide to the

Trustee, the Indenture Trustee, the Seller and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SERVICER DEFAULT

      In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 51% of principal amount of such Notes then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 51% of the principal amount of such Certificates then outstanding (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and/or light duty truck receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.

WAIVER OF PAST DEFAULTS

      With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, (i) the holders of Notes evidencing not less than 51% of the principal amount of the then outstanding Notes of the related series, acting together as a single class or (ii) in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders, the holders of the Certificates of such series evidencing not less than 51% of the outstanding Certificate Balance (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may, on behalf of all such Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than 51% of the principal amount of such Certificates then outstanding (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

      Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or

Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of (i) the holders of Notes evidencing not less than 51% of the principal amount of then outstanding Notes, if any, of the related series, acting together as a single class, or (ii) in the case of any amendment which does not adversely affect the related Indenture Trustee or such Noteholders, the holders of the Certificates of such series evidencing not less than 51% of the outstanding Certificate Balance (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

INSOLVENCY EVENT

      With respect to a Trust that is not a grantor trust, if an Insolvency Event occurs with respect to the Seller, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from holders of each class of the Securities with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to the Seller, notice thereof is required to be given to such Noteholders and Certificateholders; provided that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the related Reserve Fund, if any, Yield Maintenance Account, if any, Payahead Account, if any, and Collection Account are not sufficient to pay the Notes, if any, and the Certificates of the related series in full, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

      Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Seller) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

      Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

SELLER LIABILITY

      Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

      With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust,
(ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

      Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer and the Seller will each have the option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% or less of the Initial Pool Balance, the corpus of the Trust at a price equal to the aggregate Warranty Purchase Payments or Administrative Purchase Payments, as the case may be, for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which such purchase is effected) plus the appraised value of any other property held as part of the Trust (less liquidation expenses). In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the corpus of the Trust as described above, the party first notifying the related Trustee (based on such Trustee's receipt of such notice) shall be permitted to purchase the Receivables. The related Trustee and related Indenture Trustee, if any, will give written notice of termination to each Securityholder.

      As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

      TMCC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee of such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.

                                TMCC DEMAND NOTES

      The following summary describes certain terms of demand notes that may be issued from time to time by TMCC (the "TMCC Demand Notes"). TMCC Demand Notes will be issued under a Demand Notes Indenture (the "Demand Notes Indenture"), between TMCC and the trustee thereunder (in such capacity, the "Demand Notes Indenture Trustee"). The characteristics of any particular series of TMCC Demand Notes and the provisions of any particular Demand Notes Indenture may differ from those described in this section and will be more fully described in the related Prospectus Supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any Demand Notes Indenture that is entered into by the related trust.

GENERAL

      Collections in respect of the receivables will be applied to make payments of interest and principal of each class of Securities. If so specified in the related prospectus supplement, payments of interest and/or principal of one or more classes of Securities may be made on a quarterly, semi-annual or annual basis, and not simply as a pass-through of collections received during a particular month. In order to make distributions of principal and/or interest on a basis other than monthly, the Trustee will be required to invest amounts otherwise payable as principal or interest of the specified classes of Securities in highly rated investments maturing on or just prior to specified distribution dates and bearing interest at rates specified in the related prospectus supplement. The Trustee may invest some or all such funds in TMCC Demand Notes, due to the administrative difficulties associated with regularly obtaining highly rated investments in variable amounts with the necessary maturities and demand features that earn a sufficient amount of interest. Any such TMCC Demand Notes will be unsecured general obligations of TMCC and will rank equally with all other outstanding unsecured and unsubordinated indebtedness of TMCC.

      The principal amount of the TMCC Demand Notes outstanding will change from time to time, depending on the amount of collections invested. The aggregate principal amount of TMCC Demand Notes that may be issued under any Demand Notes Indenture will be set forth in the related Prospectus Supplement. Interest on the TMCC Demand Notes will be paid at rates and on terms set forth in the related Prospectus Supplement. Different forms of TMCC Demand Notes will be used to represent investments of Collections relating to interest and investments of Collections relating to principal. Interest related demand notes will generally mature on the dates on which interest is to be paid to Securityholders. Principal related demand notes will generally mature on the dates on which principal is to be paid to Securityholders. In addition, the Trustee will generally have the right to demand payment of the TMCC Demand Notes in connection with the reduction of TMCC's rating to a level below that specified in the related Prospectus Supplement or upon the occurrence of other events specified in the related Prospectus Supplement. See "Risk Factors - The swap and the demand notes may affect the ratings of the securities." The payment terms relating to the TMCC Demand Notes will be set forth in detail in the related Prospectus Supplement.

      TMCC Demand Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC from time to time outstanding. TMCC Demand Notes will be obligations solely of TMCC and will not be obligations of, or guaranteed by, TMS or any affiliate of TMCC or TMS, directly or indirectly. TMCC Demand Notes will not be subject to redemption by TMCC and will not have the benefit of any sinking fund.

      Any TMCC Demand Notes will be issued only in fully registered form without interest coupons, and payment of principal of and interest on TMCC Demand Notes will be made by the Demand Notes Indenture Trustee as paying agent by wire transfer to an account maintained by the Trustee, as the holder of the TMCC Demand Notes.

      No Securityholder will have a direct interest in any TMCC Demand Notes or have any direct rights under the TMCC Demand Notes or the Demand Notes Indenture. The Trustee, on behalf of the Trust, will be the only holder of the TMCC Demand Notes, which it will hold for the benefit of the Securityholders. In the event any vote or other action, including action upon the occurrence of an Event of Default under the Demand Notes Indenture, is required or permitted by the holders of the TMCC Demand Notes under the Demand Notes Indenture, the Trustee as such holder will be permitted to vote or take such other action as it shall deem fit. However, the Trustee, on behalf of the Trust, shall be permitted to seek the direction of the Securityholders before taking any such action, all as further described in the related Prospectus Supplement. References under this caption to "holders of the TMCC Demand Notes" and phrases of similar import shall be to the Trustee as the holder of the TMCC Demand Notes.

REMOVAL OF DEMAND NOTES INDENTURE TRUSTEE; SUCCESSOR DEMAND NOTES INDENTURE TRUSTEE

      The Demand Notes Indenture Trustee may resign by providing written notice to TMCC and the Trust, as holder of the TMCC Demand Notes. The Trust, as holder of the TMCC Demand Notes, may remove the Demand Notes Indenture Trustee by written notice thereto and to TMCC, and may appoint a successor Demand Notes Indenture Trustee. TMCC may remove the Demand Notes Indenture Trustee in the event that: (a) the Demand

Notes Indenture Trustee fails to continue to satisfy the criteria for eligibility to act as Demand Notes Indenture Trustee; (b) the Demand Notes Indenture Trustee is adjudged a bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Demand Notes Indenture Trustee or its property; or (d) the Demand Notes Indenture Trustee otherwise becomes incapable of acting in such capacity.

      If the Demand Notes Indenture Trustee resigns, is removed or is unable to act as Demand Notes Indenture Trustee for any reason, TMCC shall promptly appoint a successor Demand Notes Indenture Trustee, unless the Trust shall already have done so. Within one year after a successor Demand Notes Indenture Trustee takes office, the Trust may appoint a successor Demand Notes Indenture Trustee to replace any successor Demand Notes Indenture Trustee appointed by TMCC. Any resignation or removal of the Demand Notes Indenture Trustee and appointment of a successor Demand Notes Indenture Trustee shall become effective only upon such successor's acceptance of such appointment and the payment of outstanding fees and expenses due to the prior Demand Notes Indenture Trustee as set forth in the Demand Notes Indenture.

SUCCESSOR CORPORATION

      The Demand Notes Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that in any such case: (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or any state thereof and shall expressly assume, by execution and delivery to the Demand Notes Indenture Trustee of a supplemental Demand Notes Indenture in form satisfactory thereto, all of the obligations of TMCC under the TMCC Demand Notes and the Demand Notes Indenture; and (ii) TMCC or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such obligation. Subject to certain limitations in the Demand Notes Indenture, the Demand Notes Indenture Trustee may receive from TMCC an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Demand Notes Indenture.

SUPPLEMENTAL DEMAND NOTES INDENTURES

      Supplemental Demand Notes Indentures may be entered into by TMCC and the Demand Notes Indenture Trustee without the consent of the holder of the TMCC Demand Notes (a) to cure any ambiguity, to correct or supplement any provisions thereof that may be inconsistent with any other provision thereof or to add any other provision with respect to matters or questions arising under the Demand Notes Indenture which are not inconsistent with the provisions thereof, provided that any such action will not, in the good faith judgment of the parties, materially and adversely affect the interest of any holder of TMCC Demand Notes or any Securityholder and the Demand Notes Indenture Trustee shall be furnished an opinion of counsel to the effect that such amendment will not materially and adversely affect the interest of any Securityholder, and (b) for purposes of appointing a successor trustee hereunder or in connection with any merger or consolidation of TMCC or the transfer or lease of the assets of TMCC in their entirety, in each case in accordance with the provisions of the Demand Notes Indenture. In addition, supplemental Demand Notes Indentures may be entered into by TMCC and the Demand Notes Indenture Trustee with the consent of the holder of the TMCC Demand Notes (which consent will not be given except at the written direction of Holders of at least 25% in aggregate principal amount of the Notes issued by a Trust, or, with respect to a Trust that has not issued Notes, at least 25% in aggregate principal amount of the outstanding Certificates (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any other provisions of the Demand Notes Indenture or of modifying in any manner the rights with respect to the TMCC Demand Notes, provided that no supplemental Demand Notes Indenture may, among other things, reduce the principal amount of or interest on any TMCC Demand Notes, change the maturity date for the payment of the principal, the date on which interest will be payable or other terms of payment or reduce the percentage of holders of TMCC Demand Notes necessary to modify or alter the Demand Notes Indenture, without the consent of each Holder of Certificates affected thereby.

EVENTS OF DEFAULT UNDER THE DEMAND NOTES INDENTURE

      The Demand Notes Indenture defines an Event of Default with respect to the TMCC Demand Notes as being any one of the following events: (i) default in payment of principal on the TMCC Demand Notes and continuance of such default for a period of 10 days; (ii) default in payment of any interest on the TMCC Demand Notes and continuance of such default for a period of 30 days; (iii) default in the performance, or breach, of any other covenant or warranty of TMCC in the Demand Notes Indenture continued for 60 days after appropriate notice; and (iv) certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Demand Notes Indenture Trustee or the holders of at least 25% in aggregate principal amount of TMCC Demand Notes may declare the TMCC Demand Notes to be due and payable. Any past default with respect to the TMCC Demand Notes may be waived by the holders of a majority in aggregate principal amount of the outstanding TMCC Demand Notes, except in a case of failure to pay principal of or interest on the TMCC Demand Notes for which payment has not been subsequently made or a default in respect of a covenant or provision of the Demand Notes Indenture which cannot be modified or amended without the consent of the holder of each outstanding TMCC Demand Note. TMCC will be required to file with the Demand Notes Indenture Trustee annually an officer's certificate as to the absence of certain defaults. The Demand Notes Indenture Trustee may withhold notice to holders of the TMCC Demand Notes of any default with respect to such series (except in payment of principal or interest) if it in good faith determines that it is in the interest of such holders to do so.

      Subject to the provisions of the Demand Notes Indenture relating to the duties of the Demand Notes Indenture Trustee in case an Event of Default shall occur and be continuing, the Demand Notes Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Demand Notes Indenture at the request or direction of any of the holders of TMCC Demand Notes, unless such holders have offered to the Demand Notes Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Demand Notes Indenture for the indemnification of the Demand Notes Indenture Trustee and to certain other limitations, the holders of a majority in principal amount of the outstanding TMCC Demand Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Demand Notes Indenture Trustee, or exercising any trust or power conferred on the Demand Notes Indenture Trustee with respect to the TMCC Demand Notes.

ABSENCE OF COVENANTS

      The provisions of the Demand Notes Indenture do not contain any covenants that limit the ability of TMCC to subject its properties to liens, to enter into any type of transaction or business or to secure any of its other indebtedness without providing security for the TMCC Demand Notes. The provisions of the Demand Notes Indenture do not afford the holders of the TMCC Demand Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, change in control, merger or similar transaction or other event.

DEFEASANCE AND DISCHARGE OF DEMAND NOTES INDENTURE

      TMCC may satisfy and discharge its obligations under the Demand Notes Indenture by delivering to the Demand Notes Indenture Trustee for cancellation all outstanding TMCC Demand Notes, or depositing with the Demand Notes Indenture Trustee money sufficient to pay the principal of and interest on the outstanding TMCC Demand Notes on the date on which any such payments are due and payable in accordance with the terms of the Demand Notes Indenture and the TMCC Demand Notes, and in each case by satisfying certain additional conditions in the Demand Notes Indenture. However, in the case of any such deposit, certain of TMCC's obligations under the Demand Notes Indenture (including the obligation to pay the principal and interest on the outstanding TMCC Demand Notes) will continue until all of the TMCC Demand Notes are paid in full.

REGARDING THE DEMAND NOTES INDENTURE TRUSTEE

      The Demand Notes Indenture Trustee is the Trustee under the Agreement. The Demand Notes Indenture contains certain limitations on the right of the Demand Notes Indenture Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Demand Notes Indenture Trustee is permitted to engage in other transactions


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

with TMCC; provided, however, that if the Demand Notes Indenture Trustee acquires any conflicting interest it must eliminate such conflict or resign.

      The Demand Notes Indenture provides that, in case an Event of Default has occurred and is continuing, the Demand Notes Indenture Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

GOVERNING LAW

      The Demand Notes Indenture and the TMCC Demand Notes will be governed by and construed in accordance with the laws of the State of California.

                               THE SWAP AGREEMENT

      The following summary describes certain terms of a swap agreement that a Trust may enter into in order to reduce its exposure to currency and/or interest rate risks. The provisions of any particular swap agreement may differ from those described in this section and will be more fully described in the related Prospectus Supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any swap agreement that is entered into by the related trust.

PAYMENTS UNDER THE SWAP AGREEMENT

      As specified in the related Prospectus Supplement, on the Closing Date a Trust may enter into a 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi Currency-Cross Border) (such agreement, the "1992 Master Agreement") with TMCC or an unaffiliated third party (the "Swap Counterparty"), as modified to reflect the transactions described below (the 1992 Master Agreement, as so modified, the "Swap Agreement"). The Swap Agreement will incorporate certain relevant standard definitions published by ISDA.

      Under the Swap Agreement, the Trust will generally pay to the Swap Counterparty amounts in respect of interest and principal, as applicable, due on each Distribution Date under the Swap Agreement and the Swap Counterparty will generally pay to the Trust amounts equal to the interest or principal payable on the relevant Securities. If the Trust is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will not be obligated to make its corresponding payment to the Trust under the Swap Agreement.

      More specifically, if on any specified payment date under the Swap Agreement the amount of funds from Collections and other sources available to the Trust to make any payment owed to the Swap Counterparty is less than the amount due to the Swap Counterparty, the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the relevant Securities on that date will be reduced in the same proportion as the proportion that the shortfall in the amount owed to the Swap Counterparty represents of the total amount due. If on a subsequent specified payment date, amounts are available and are paid by the Trust to the Swap Counterparty to reimburse all or any part of the shortfall, then the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the Securities on that date will be increased in the same proportion as the proportion that the amount of the reimbursement represents of the amount otherwise owed by the Swap Counterparty on that date.

      The Trust will not be obligated to pay interest to the Swap Counterparty on any shortfalls in payments, and, correspondingly, Certificateholders will not be entitled to receive interest on any amounts not paid as a result of the proportional reduction described above.

      Unless the Swap Agreement is terminated early as described under "--EARLY TERMINATION OF SWAP AGREEMENT", the Swap Agreement will terminate on the earlier of (i) the scheduled maturity date of the Securities and (ii) the date on which all amounts due in respect of the Swap Agreement have been paid.


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

CONDITIONS PRECEDENT

      The respective obligations of the Swap Counterparty and the Trust to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Event of Default (as defined below under "-- Defaults Under Swap Agreement") or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined below under "--EARLY TERMINATION OF SWAP AGREEMENT") shall have occurred or been effectively designated.

DEFAULTS UNDER SWAP AGREEMENT

      "Events of Default" under the Swap Agreement (each, an "Event of Default") will be limited to: (i) the failure of the Trust or the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust or the Swap Counterparty and (iii) certain other standard events of default under the 1992 Master Agreement including "Breach of Agreement" (not applicable to the Trust), "Misrepresentation" (not applicable to the Trust) and "Merger without Assumption", as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

TERMINATION EVENTS

      "Termination Events" under the Swap Agreement will consist of the following: (i) certain events of insolvency or bankruptcy of the Transferor;
(ii) the Trust or the Transferor becomes subject to registration as an "investment company" under the Investment Company Act of 1940; and (iii) certain standard termination events under the 1992 Master Agreement including "Illegality" (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Swap Agreement), "Tax Event" (which generally relates to either party to the Swap Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and "Tax Event Upon Merger" (which generally relates to a party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the 1992 Master Agreement; provided, however, that the occurrence of a "Tax Event" or "Tax Event Upon Merger" will only constitute a Termination Event if the requisite percentage of Securityholders specified in the related Prospectus Supplement directs the Trustee to terminate the Swap Agreement and liquidate the assets of the Trust.

EARLY TERMINATION OF SWAP AGREEMENT

      Upon the occurrence of any Event of Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence and continuance of such Event of Default. A Swap Agreement will terminate on an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Swap Agreement with respect to each Termination Event) and will occur only upon notice and, in certain cases, after the party causing the Termination Event has used reasonable efforts to transfer its rights and obligations under such Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Termination".

      Upon any Swap Termination, the Trust or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). Such termination payment will be calculated on the basis that the Trust is the Affected Party (as defined in the Swap Agreement), subject to certain exceptions. The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding amounts previously due but unpaid to the Swap Counterparty are due and payable on the first Distribution Date that would have occurred after the Early Termination Date). Any such termination payment could, if interest or currency exchange rates have changed significantly, be substantial.


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

      If a Swap Agreement is terminated as a result of (i) certain events of insolvency or bankruptcy of the Swap Counterparty or (ii) the Swap Counterparty's failure to pay amounts due under the Swap Agreement, the Swap Counterparty will not be entitled to any portion of the termination payment related to the market value of the Swap Agreement.

      If a Swap Termination occurs, the principal of each Class of Certificates will become immediately payable and the Trustee will be obligated to liquidate the assets of the Trust. In any such event, the ability of the Trust to pay interest on each Class of Certificates will depend on (a) the price at which the assets of the Trust are liquidated, (b) the amount of the swap termination payment, if any, which may be due to the Swap Counterparty from the Trust under the Swap Agreement and (c) the amount of the swap termination payment, if any, which may be due to the Trust from the Swap Counterparty under the Swap Agreement. In the event that the net proceeds of the liquidation of the assets of the Trust are not sufficient to make all payments due in respect of the Certificates and for the Trust to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described in the related prospectus Supplement and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the relevant Securities.

      The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement will provide that upon the occurrence of (i) any Event of Default arising from any action taken, or failure to act, by the Swap Counterparty, or
(ii) a Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected Party, the Trustee may and will, at the direction of the requisite percentage of the Securityholders specified in such agreement, by notice to the Swap Counterparty, designate an Early Termination Date with respect to the Swap Agreement. If a Termination Event occurs (i) as a result of the insolvency or bankruptcy of the seller or
(ii) because the Trust or the Seller becomes subject to registration as an "investment company" under the Investment Company Act of 1940, the Trustee will be required by the terms of such agreement to terminate the Swap Agreement.

TAXATION

      Neither the Trust nor the Swap Counterparty will be obligated under the Swap Agreement to gross up if withholding taxes are imposed on payments made under the Swap Agreement.

      In the event that any withholding or similar tax is imposed on payments by the Trust to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. In the event that the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Trust under the Swap Agreement will remain the same. In either such event, payments on the Certificates will be subject to reduction in proportion to the amount so deducted or withheld. In either such event, a specified percentage of the Securityholders may direct the Trustee to terminate the Swap Agreement and liquidate the assets of the Trust, as described above under "-- Termination Events".

ASSIGNMENT

      Except as provided below, neither the Trust nor the Swap Counterparty will be permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement. The Swap Counterparty may transfer the Swap Agreement to another party on ten Business Days' prior written notice, provided that (i) such notice will be accompanied by a guarantee of the Swap Counterparty of such transferee's obligations in form and substance reasonably satisfactory to the Trustee, (ii) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Swap Agreement, (iii) a Termination Event or Event of Default does not occur under the Swap Agreement as a result of such transfer and (iv) the then current ratings of the Securities are not adversely affected as a result of such transfer. In addition, in the event the debt rating of the Swap Counterparty is reduced to a level below that specified in the related Prospectus Supplement, the Swap Counterparty may assign the Swap Agreement to another party (or otherwise obtain a replacement swap agreement on substantially the same terms as the Swap Agreement) and thereby be released from its obligations under the Swap Agreement; provided that (i) the new swap counterparty, by a written instrument, accepts all of the obligations of the Swap Counterparty under the Swap Agreement to the reasonable satisfaction of the Trustee, (ii) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as at the date of such transfer the new swap counterparty will not, as a result of such transfer or replacement, be required to withhold or deduct on account of tax under the Swap Agreement, (iii) a Termination Event or Event of Default does not occur under the Swap Agreement as a result of such transfer and (iv) the ratings assigned to the Securities after such assignment and release will be at least equal to the ratings assigned by any applicable Rating Agency to the Securities at the time of such reduction of the rating of the Swap Counterparty's long-term debt. Any cost of such transfer or replacement will be borne by the Swap Counterparty or the new swap counterparty and not by the Trust; provided, however that the Swap Counterparty shall not be required to make any payment to the new swap counterparty to obtain an assignment or replacement swap. The Swap Counterparty shall have no obligation to assign the Swap Agreement or obtain a replacement swap agreement in the event of a ratings downgrade and neither the Trust nor the Securityholders will have any remedy against the Swap Counterparty if the Swap Counterparty fails to make such an assignment or obtain a replacement swap agreement. In the event that the Swap Counterparty does not elect to assign the Swap Agreement or obtain a replacement swap agreement the Swap Counterparty may (but shall not be obligated to) establish any other arrangement satisfactory to the applicable Rating Agency, in each case such that the ratings of the Securities by the applicable Rating Agency will not be withdrawn or reduced.

MODIFICATION AND AMENDMENT OF SWAP AGREEMENT

      The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement will contain provisions permitting the Trustee to enter into any amendment of the Swap Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Agreement or (iii) to add any other provisions with respect to matters or questions arising under the Swap Agreement; provided, in the case of clause
(iii) that such amendment will not adversely affect in any material respect the interest of any specified Securityholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any specified Securityholder if the Trustee receives written confirmation from each rating agency rating the Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof.

THE SWAP COUNTERPARTY

      A description of the Swap Counterparty is provided under "The Servicer" herein. Information regarding the Swap Counterparty is publicly available as described under "Where You Can Find More Information About Your Securities -- TMCC" herein. Where indicated by the context, as used herein "Swap Counterparty" includes any party that replaces TMCC as Swap Counterparty as described above under "-- Assignment".

GOVERNING LAW

      The Swap Agreement will be governed by and construed in accordance with the laws of the State of New York.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

      The transfer of the Receivables to the applicable Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take the action described below to perfect the rights of the applicable Trustee in the Receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Receivables, such purchaser would acquire an interest in the Receivables superior to the interest of the Trust.

SECURITY INTERESTS

      GENERAL. In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and/or light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and/or light duty trucks financed by the Seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in automobiles and/or light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title.

      All retail installment sales contracts acquired by TMCC from Dealers name TMCC as obligee or assignee and as the secured party. TMCC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in such Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of such certificate of title. Because TMCC continues to service the contracts as Servicer under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the obligors on the contracts will not be notified of the sale from TMCC to the Seller or the sale from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from TMCC to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

      PERFECTION. Pursuant to the related Receivables Purchase Agreement, TMCC will sell and assign its security interest in the Financed Vehicles to the Seller and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will assign its security interest in the Financed Vehicles to such Trust. However, because of the administrative burden and expense, none of TMCC, the Seller or the related Trustee will amend any certificate of title to identify such Trust as the new secured party on such certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the Seller of TMCC's security interest in the Financed Vehicles and the transfer to the Trustee of the Seller's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and such Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

      In most states, an assignment such as that under each Receivables Purchase Agreement or each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be listed as legal owner on the certificates of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of TMCC's lien on the certificates of title will be sufficient to protect such Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Receivables Purchase Agreement, TMCC will represent and warrant, and in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which TMCC failed to obtain and assign to the Seller a perfected security interest, the security interest of the Seller would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. To the extent such failure has a material and adverse effect on the Trust's interest in the related Receivables, however, it would constitute a breach of the warranties of TMCC under the related Receivables Purchase Agreement or the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Accordingly, pursuant to the related Sale and Servicing Agreement or Pooling and Administration Agreement, the Seller would be required to repurchase the related Receivable from the Trust and, pursuant to the related Receivables Purchase Agreement, TMCC would be required to purchase such Receivable from the Seller, in each case unless the breach was cured. Pursuant to each Sale and Servicing

Agreement and Pooling and Servicing Agreement, the Seller will assign such rights to the related Trust. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "Risk Factors -- Certain Legal Aspects -- Security Interests in Financed Vehicles".

      CONTINUITY OF PERFECTION. Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, TMCC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, TMCC must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and such failure has a material and adverse effect on the Trust's interest in the Receivable.

      PRIORITY OF LIENS ARISING BY OPERATION OF LAW. Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. TMCC will represent and warrant to the Seller in each Receivables Purchase Agreement, and the Seller will represent and warrant to the Trust in each Sale and Servicing Agreement and Pooling and Servicing Agreement, that, as of related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs which would not give rise to the Seller's repurchase obligation under the related Sale and Servicing Agreement or Pooling and Servicing Agreement or TMCC's repurchase obligation under the related Receivables Purchase Agreement.

REPOSSESSION

      In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless such means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is the method employed by TMCC in most states and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. In most states,


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

under certain circumstances after the financed vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

      In the event of default by an obligor under a retail installment sales contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

      The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, the obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

      The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

      Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CERTAIN BANKRUPTCY CONSIDERATIONS

      The Seller, in structuring the transactions contemplated hereby, has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by TMCC under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of TMCC. These steps include the creation of the Seller as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws, containing certain limitations (including requiring that the Seller must at all times have at least one "Independent Director" and restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its directors, including each Independent Director). In addition, to the extent that the Seller granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of TMCC and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud TMCC or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of TMCC. If, notwithstanding the foregoing, (i) a court concluded that the assets and liabilities of the Seller should be consolidated with those of TMCC in the event of the application of applicable


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

Insolvency Laws to TMCC or following the bankruptcy or insolvency of TMCC the security interest in the Receivables granted by the Seller to the Trust should be avoided, (ii) a filing were made under any Insolvency Law by or against the Seller or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates and possible reductions in the amount of such payments could occur.

      On the Closing Date, the Seller will receive the opinion of O'Melveny & Myers LLP to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to certain facts, assumptions and qualifications specified therein and applying the principles set forth therein, in the event of a voluntary or involuntary case in respect of TMCC under Title 11 of the United States Bankruptcy Code at a time when TMCC and the Seller were insolvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of TMCC. Among other things, it is assumed in such opinion that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of TMCC, refraining from commingling its assets with those of TMCC, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of TMCC. The Seller intends to follow these and other procedures related to maintaining its separate corporate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of TMCC.

      TMCC will warrant in the Receivables Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if TMCC were to become a debtor in a bankruptcy case a court could take the position that the sale of Receivables to the Seller should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates (and possible reductions in the amount of such payments) could occur. In addition, if the transfer of Receivables to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of TMCC arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. In addition, while TMCC is the Servicer, cash collections on the Receivables may be commingled with the funds of TMCC and, in the event of the bankruptcy of TMCC, the Trust may not have a perfected interest in such collections.

      TMCC and the Seller will treat the transactions described herein as a sale of the Receivables to the Seller, such that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables in the event that TMCC were to become a debtor in a bankruptcy case.

CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.


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

      Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. As to each Obligor, such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, the Obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and a breach of TMCC's warranties under the related Receivables Purchase Agreement and would create an obligation of the Seller and TMCC, respectively, to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

      From time to time, TMCC has been involved in litigation under consumer protection laws. In addition, with respect to the Receivables originated in California, a significant number may provide that such Receivables may be rescinded by the related Dealer if such Dealer is unable to assign the Receivable to a lender within ten days of the date of such Receivable. Although there is authority, which is not binding on any court, providing that a conditional sale contract containing such a provision would be unenforceable under California law, to the knowledge of TMCC and the Seller, this enforceability issue has not been presented before any California court.

      TMCC and the Seller will represent and warrant under each Receivables Purchase Agreement and each Sale and Servicing Agreement and Pooling and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects. In addition, with respect to any Trust as to which 10% or more of the Receivables were originated in California, on the applicable Closing Date, the Seller will receive an opinion of counsel to the effect that all of the California Receivables are enforceable under California law and applicable federal laws, subject to customary exceptions. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the representations and warranties of TMCC under the Receivables Purchase Agreement and the Seller under such Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of TMCC and the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".]

OTHER LIMITATIONS

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


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

      Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an Obligor who enters the military service after the origination of such Obligor's Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the Receivables, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on certain of the Receivables. In addition, the Relief Acts impose limitations that would impair the ability of the Servicer to repossess an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the related Financed Vehicle in a timely fashion.

      Any such shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the related Reserve Fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. "Tax Counsel" with respect to each Trust will be O'Melveny & Myers LLP. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

      The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each Series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

      TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

      The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust for which a partnership election will be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- Trusts for Which a Partnership


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

Election is Made," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

      Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Tax Counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and the Certificates, and Certificateholders could be liable for any such tax that is not paid by the Trust.

      TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

      INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included in income by such Noteholder with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      FOREIGN HOLDERS. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and (i) the foreign person is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code (ii) the foreign person is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (iii) the interest is not contingent interest described in Section 871(h)(4) of the Code, and (iv) the foreign person does not bear certain relationships to any Certificateholder. To qualify for the exemption from taxation, the foreign person must provide the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note and the foreign person that owns the Note must notify the financial institution acting on its behalf of any changes to the information on the Form W-8 (or substitute form) within 30 days of any such change. If interest paid to a foreign person is: not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more during the taxable year of disposition.

      BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the Noteholder's federal income tax liability.

      POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

      TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

      TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of payments from the Reserve Fund), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

      PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). In the Trust Agreement, the Certificateholders will agree that the yield on a Certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificateholder as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that such treatment is not respected, the Certificateholders of each class of Certificates will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet paid; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Except as provided below, losses and deductions generally will be allocated to the Certificateholders only to the extent the Certificateholders are reasonably expected to bear the economic burden of such losses or deductions. Any losses allocated to Certificateholders could be characterized as capital losses, and the Certificateholders generally would only be able to deduct such losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a Certificateholder's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

      Based on the economic arrangement of the parties, this approach for allocating Trust income and loss should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash payments of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

      For each taxable year of the Certificateholder, the Certificateholder will be required to report items of income, loss and deduction allocated to them by the Trust for the Trust's taxable year that ends on or before the last day of such taxable year of the Certificateholder. The Code prescribes certain rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificateholders possessing a 5 percent or greater interest in the equity or profits of the Trust share a taxable year that is other than the calendar year, the Trust would be required to use that year as its taxable year.

      A significant portion of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually paid to such holder over the life of the Trust.

      The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

      If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to transfer all of it assets and liabilities to a new partnership in exchange for an interest in the new partnership, after which the Trust would be deemed to distribute interests in the new partnership to Certificateholders (including the purchasing partner who caused the termination) in liquidation of the terminated partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

      DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any payments received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash payments with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

      ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the related Prospectus Supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

      The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, is designated to receive notice on behalf of, and to provide notice to those Certificateholders not receiving notice from, the IRS, and to represent the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificateholders with a less than 1 percent interest in the Trust (except for any group of such Certificateholders with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificateholders who otherwise notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificateholder under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. Each Certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

      TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest", in which case Certificateholders would be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      BACKUP WITHHOLDING. Payments made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See "Tax Consequences to Holders of the Notes
- Backup Withholdings."


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

TRUSTS TREATED AS GRANTOR TRUSTS

      TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

      The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust for which a partnership election will not be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- Trusts Treated as Grantor Trusts", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

      If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") could be considered to own either (i) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the relevant Pass Through Rate or (ii) an interest in each of the Receivables and any other Trust property. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

      The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.

      The relevant pooling and servicing agreement will express the intent of the Seller to sell, and the Grantor Trust Certificateholders to purchase, the Receivables, and the Seller and each Grantor Trust Certificateholder, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in the Receivables and any other Trust property.

      TREATMENT AS DEBT OBLIGATION. If a Grantor Trust Certificateholder was considered to own an undivided interest in a single debt obligation, the principles described under "Trusts For Which a Partnership Election Is Made--Tax Consequences to Holders of the Notes" would apply. Each Grantor Trust Certificateholder, rather than reporting its share of the interest accrued on each Receivable, would, in general, be required to include in income interest accrued or received on the principal amount of the Certificates at the relevant Pass Through Rate in accordance with its usual method of accounting.

      The Certificates would be subject to the original issue discount ("OID") rules, described below under "Stripped Bonds and Stripped Coupons-Original Issue Discount." In determining whether such OID is de minimus, the weighted average life of the Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a "Prepayment Assumption"). OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Certificates would also be subject to the market discount provisions of the Code to the extent that a Grantor Trust Certificateholder purchased such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of OID).

      The remainder of the discussion herein assumes that a Grantor Trust Certificateholder will be treated as owning an interest in each Receivable (and the proceeds therefrom) and any other Trust property, although the

Servicer will report information on an aggregate basis. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

      CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

      PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder holds during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      STRIPPED BONDS AND STRIPPED COUPONS. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance from the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the

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

opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

      ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

      With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

      MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      PREMIUM. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than the stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

      ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable except with the approval of the IRS.

      SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      NON-U.S. PERSONS. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person, as well as accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate, will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984 by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

      As used herein, a "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have authority to control all substantial decisions of the trust.

      INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      CERTAIN STATE TAX CONSEQUENCES WITH RESPECT TO TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

      The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in California. The State of California imposes a state individual income tax and a corporate franchise tax on corporations, partnerships and other entities doing business in the State of California. This discussion relates only to Trusts for which a partnership election is made, and is based upon present provisions of California statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive.

      Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

      For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust for which a partnership election is made and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

      TAX CONSEQUENCES WITH RESPECT TO THE NOTES

      It is expected that Tax Counsel will advise each Trust that issues Notes that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for California income and franchise tax purposes. Accordingly, Noteholders not otherwise subject to taxation in California should not become subject to taxation in California solely because of a holder's ownership of Notes. However, a Noteholder already subject to California's income tax or franchise tax could be required to pay additional California tax as a result of the holder's ownership or disposition of Notes.

TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES ISSUED BY A TRUST TREATED AS A PARTNERSHIP

      Based on regulations issued by the Franchise Tax Board with respect to the California tax characterization of an owner trust as a partnership and not as an association taxable as a corporation or other taxable entity, Tax Counsel will opine that a Trust for which a partnership election is to be made will not be an association (or publicly traded partnership) treated as a corporation for California tax purposes. In such case, the resulting constructive partnership should not be treated as doing business in California but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the California franchise tax (which, if applicable, could possibly result in reduced payments to Certificateholders).

      Under current law, Certificateholders that are nonresidents of California and are not otherwise subject to California income tax may be subject to California income tax on the income from the constructive partnership. In any event, classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in California to pay California tax on income beyond that derived from the Certificates.

      If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to the California franchise tax (which, if applicable, could result in reduced payments to Certificateholders). A Certificateholder not otherwise subject to tax in California would not become subject to California tax as a result of its mere ownership of such an interest.

      THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR TAX SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

      Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets

Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are "qualified" under Section 401(a) of the code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the section for violation being loss of "qualified" status.

      Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

      In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

      Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

      Each Underwriting Agreement will provide that TMCC and the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Seller.

      Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

      The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

      Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by O'Melveny & Myers LLP. In addition, certain United States federal and California state tax and other matters will be passed upon for the related Trust by O'Melveny & Myers LLP.


                                    EXPERTS


      If the Trust invests in demand notes issued by TMCC, the financial statements of TMCC included in TMCC's Annual Report on Form 10-K for the year ended September 30, 1998 will be incorported by reference herein. These financial statements will be so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      With respect to the unaudited consolidated financial information of TMCC for the three-month periods ended December 31, 1998 and 1997, which will be incorporated by reference in this Prospectus if the Trust invests in demand notes issued by TMCC, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated February 12, 1999, which will be incorporated by reference in this Prospectus if the Trust invests in demand notes issued by TMCC, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. PricewaterhouseCoopers LLP has not carried out any significant additional audit tests beyond those which would have been necessary if their reports were not included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of section 11 of the Securities Act for their reports on the unaudited consolidated financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of section 7 and 11 of the Securities Act.

      If the Trust does not invest in demand notes issued by TMCC, the financial statements and unaudited financial information of TMCC will not be incorporated by reference in this Prospectus. In such an event, neither PricewaterhouseCoopers LLP nor TMCC will be subject to the liability provisions of section 11 of the Securities Act for the financial statements appearing in TMCC's Annual Report on Form 10-K for the year ended September 30, 1998 or for PricewaterhouseCoopers' reports on the unaudited consolidated financial information of TMCC because those financial statements and reports are not a "report" or a "part" of the registration statement.

                                 INDEX OF TERMS

                                                                        PAGE
1992 Master Agreement....................................................53
Actuarial Receivables....................................................17
Administration Agreement.................................................49
Administration Fee.......................................................50
Administrative Purchase Payment..........................................40
Administrative Receivable................................................40
Administrator............................................................49
Advances..............................................................7, 42
APR......................................................................18
Base Rate................................................................24
Benefit Plan.............................................................67
Business Day.............................................................27
business partners........................................................15
Calculation Agent........................................................28
Calculation Date.........................................................29
CD Rate..................................................................28
CD Rate Determination Date...............................................28
CD Rate Security.........................................................26
Cedel....................................................................32
Cedel Participants.......................................................34
Certificate Balance......................................................20
Certificate Owners.......................................................13
Certificate Pool Factor..................................................18
Certificateholder........................................................25
Certificates.............................................................11
Class....................................................................21
Closing Date.............................................................17
Code.....................................................................56
Collection Account.......................................................39
Collection Period........................................................41
Commercial Paper Rate....................................................29
Commercial Paper Rate Determination Date.................................29
Commercial Paper Rate Security...........................................26
Commission................................................................2
Cooperative..............................................................35
Cutoff Date..............................................................13
Dealer Agreements........................................................13
Dealer Recourse.......................................................8, 17
Dealers..................................................................12
Definitive Certificates..................................................36
Definitive Notes.........................................................36
Definitive Securities................................................32, 36
Depository...............................................................20
Designated LIBOR Page....................................................31
Determination Date.......................................................45
Disqualified Persons.....................................................67
Distribution Date........................................................25
DTC......................................................................32
DTC Participants.........................................................21
DTC Services.............................................................35
ECU......................................................................27
Eligible Deposit Account.................................................40
Eligible Institution.....................................................40
Eligible Investments.....................................................39

embedded systems.........................................................13
ERISA.....................................................................9
Euroclear................................................................32
Euroclear Operator.......................................................35
Euroclear Participants...................................................35
Event of Default.........................................................22
Excess Payment...........................................................42
Federal Funds Rate.......................................................29
Federal Funds Rate Determination Date....................................29
Federal Funds Rate Security..............................................26
Final Scheduled Maturity Date.............................................7
Financed Vehicles........................................................12
Fixed Rate Securities....................................................26
Floating Rate Securities.................................................26
Grantor Trust Certificateholders.........................................62
Grantor Trust Certificates...............................................62
Indenture................................................................21
Indenture Trustee........................................................12
Index....................................................................32
Index Currencies.........................................................32
Index Currency...........................................................31
Index Maturity...........................................................26
Indexed Principal Amount.................................................32
Indexed Securities.......................................................32
Indirect DTC Participants................................................33
Industry.................................................................35
Insolvency Event.........................................................47
Insolvency Laws..........................................................53
Interest Period..........................................................28
Interest Rate............................................................21
Interest Reset Date......................................................27
Interest Reset Period....................................................27
Investment Earnings......................................................40
IRS......................................................................56
ISDA.....................................................................56
Issuer....................................................................3
IT systems...............................................................14
LIBOR....................................................................30
LIBOR Determination Date.................................................30
LIBOR Security...........................................................26
London Business Day......................................................27
Money Market Yield.......................................................29
Note Pool Factor.........................................................20
Noteholders..............................................................21
Notes....................................................................12
Obligors.................................................................12
Original Certificate Balance.............................................20
Pass Through Rate........................................................25
Payahead Account.........................................................39
Payments Ahead...........................................................37
Pool Balance.............................................................19
Pooling and Servicing Agreement..........................................12
Precomputed Advance......................................................42
Precomputed Receivables..................................................18
Prepayment...............................................................42
Prepayments..............................................................16
Principal Balance........................................................43
Principal Financial Center...............................................31

Prospectus Supplement....................................................12
Receivables..............................................................12
Receivables Pool.........................................................12
Receivables Purchase Agreement...........................................17
Registration Statement...................................................16
Related Documents........................................................22
Required Rate............................................................45
Required Yield Maintenance Amount........................................45
Reserve Fund.............................................................44
Rule of 78s Receivables..................................................18
Sale and Servicing Agreement.............................................12
Schedule of Receivables..................................................38
SEC......................................................................16
Securities...............................................................12
Securities Act...........................................................16
Securityholders..........................................................16
Seller...................................................................12
Servicer.................................................................13
Servicer Default.........................................................46
Servicing Fee............................................................43
Servicing Fee Rate.......................................................43
Short-Term Note..........................................................57
Simple Interest Advance..................................................42
Simple Interest Receivables..............................................18
Spread...................................................................26
Spread Multiplier........................................................26
Strip Certificates.......................................................21
Strip Notes..............................................................21
Swap Agreement...........................................................53
Swap Counterparty........................................................53
Swap Termination.........................................................50
Systems..................................................................35
Tax Counsel..............................................................55
TMCC.....................................................................13
TMCC Demand Notes........................................................49
TMS......................................................................13
Transfer and Servicing Agreements........................................38
Treasury Rate............................................................31
Treasury Rate Determination Date.........................................31
Treasury Rate Security...................................................26
Trust....................................................................12
Trust Accounts...........................................................39
Trust Agreement..........................................................12
Trustee..................................................................12
Underwriting Agreements..................................................68
Warranty Purchase Payment................................................38
Warranty Receivable......................................................38
Weighted Average Life....................................................16
Yield Maintenance Account................................................44
Yield Maintenance Agreement..............................................45
Yield Maintenance Deposit................................................45

                   Subject to completion, dated ______________

           Prospectus Supplement To Prospectus Dated __________, 1999

                   TOYOTA AUTO RECEIVABLES 1999-A OWNER TRUST

                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                     SELLER
                        TOYOTA MOTOR CREDIT CORPORATION,
                                    SERVICER
                    $____________________ ASSET BACKED NOTES
                 $____________________ ASSET BACKED CERTIFICATES

--------------------------------------------------------------------------------
      YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-16 OF THIS SUPPLEMENT AND PAGE 7 IN THE ACCOMPANYING PROSPECTUS.

      This prospectus supplement does not contain complete information about the offering of the securities. No one may use this prospectus supplement to offer and sell the securities unless it is accompanied by the prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.

      NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The securities are asset backed securities issued by the trust. The securities are not obligations of Toyota Motor Credit Corporation, Toyota Motor Credit Receivables Corporation, Toyota Motor Sales, U.S.A., Inc. or any of their respective affiliates. Neither the securities nor the receivables are insured or guaranteed by any governmental agency.
--------------------------------------------------------------------------------

      The trust will issue the following

----------------------------------------------------------------------------------------
                                                          First  Scheduled    Final
                                       Pass             Interest Principal  Scheduled
                   Principal Interest Through  Interest  Payment  Payment  Distribution
                     Amount    Rate     Rate    Period    Date     Date        Date
                   --------- -------- -------  --------  -------  -------  ------------
Class A-1 Notes(1)..
Class A-2 Note (1).
Class A-3 Notes(1).
Certificates(1).......

(1) The Class A-2 Notes and Class A-3 Notes are subordinated to the Class A-1 Notes and the Class A-3 Notes are subordinated to the Class A-2 Notes, in each case to the extent described in this Prospectus Supplement. The certificates are subordinated to the notes, as described in this prospectus supplement.
--------------------------------------------------------------------------------

      The terms of the offering are as follows:

--------------------------------------------------------------------------------
                               INITIAL PUBLIC    UNDERWRITING    PROCEEDS TO
                              OFFERING PRICE(1)    DISCOUNT       SELLER(2)
                              -----------------  ------------  ---------------
Per Class A-1 Note...........  $_____________      _______%    $_____________
Per Class A-2 Note...........  $_____________      _______%    $_____________
Per Class A-3 Note...........  $_____________      _______%    $_____________
Per Certificate..............  $_____________      _______%    $_____________
Total........................  $_____________      _______%    $_____________

(1)   Plus accrued interest from ____________, 1999.

(2) Before deducting expenses payable by TMCRC, as the seller, estimated to be $__________.
--------------------------------------------------------------------------------

      [THE TRUST HAS APPLIED TO LIST THE SECURITIES ON THE LUXEMBOURG STOCK EXCHANGE AND FOR LISTING AND PERMISSION TO DEAL IN THE SECURITIES ON THE STOCK EXCHANGE OF HONG KONG LIMITED.]




                                 [UNDERWRITERS]

           The date of this Prospectus Supplement is _________, 1999.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the securities is provided in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and

o this prospectus supplement, which describes the specific terms of your class of securities.

      IF THE TERMS OF YOUR SECURITIES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      Cross-references are included in this prospectus supplement and in the prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the back cover of the prospectus.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page ___ in this prospectus supplement and under the caption "Index of Terms" beginning on page ___ in the accompanying prospectus.

                                SUMMARY OF TERMS

            THE FOLLOWING INFORMATION HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND PROVIDES A GENERAL OVERVIEW OF THE TERMS OF THE NOTES AND THE CERTIFICATES. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THESE SECURITIES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS. BOTH DOCUMENTS CONTAIN INFORMATION YOU SHOULD CONSIDER WHEN MAKING YOUR INVESTMENT DECISION.

RELEVANT PARTIES

      ISSUER Toyota Auto Receivables Owner Trust 1999-__. The trust will be established by a trust agreement.

      SELLER               Toyota Motor Credit Receivables Corporation.

      SERVICER             Toyota Motor Credit Corporation.

      INDENTURE TRUSTEE    [____________________]

      OWNER TRUSTEE        [____________________]

RELEVANT AGREEMENTS

      INDENTURE            The indenture between the issuer and the indenture
                           trustee. The indenture provides for the terms relating to the notes.

      TRUST AGREEMENT      The trust agreement between the seller and the owner
                           trustee. The trust agreement provides for the terms relating to the certificates.

      SALE AND SERVICING   The sale and servicing agreement between the servicer
        AGREEMENT          and the seller. The sale and servicing agreement
                           governs the transfer of the receivables by the seller to the trust and the servicing of the receivables by the servicer.


      ADMINISTRATION       The administration agreement between Toyota Motor
        AGREEMENT          Credit Corporation as the administrator and the
                           indenture trustee. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the trust.

      RECEIVABLES          The receivables purchase agreement between Toyota
        PURCHASE           Motor Credit Corporation and the seller. The
        AGREEMENT          receivables purchase agreement governs the sale of
                           the receivables from Toyota Motor Credit Corporation to the seller.

RELEVANT DATES

      CLOSING DATE         On or about [__________], 1999.

      CUTOFF DATE          [__________], 1999

      DISTRIBUTION DATES   The trust will pay interest and principal on the
                           securities on the fifteenth day of each month. If the fifteenth day of the month is not a business day, payments on the securities will be made on the next business day. The date that any payment is made is called a distribution date. The first distribution date is __________, 1999.

                                    A "business day" is any day except:

                                    o   a Saturday or Sunday;

                                    o   a day on which banks in New York or
                                        Los Angeles are closed; or

                                    o   [for payments on the securities
                                        made in Luxembourg or Hong Kong by
                                        a paying agent, a day on which
                                        banks in Luxembourg or Hong Kong
                                        are closed.]

      FINAL SCHEDULED      The final principal payment for each class of
        DISTRIBUTION       securities is scheduled to be made on the final
        DATES              scheduled distribution dates specified on the front
                           cover of this prospectus supplement.

      RECORD DATE          So long as the securities are in book-entry form, the
                           trust will make payments on the securities to the holders of record on the day immediately preceding the distribution date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the distribution date.

DESCRIPTION OF THE SECURITIES

      TERMS The trust is offering the following classes of securities by way of this prospectus supplement:

                                                                     Final
                         Aggregate                       Pass-     Scheduled
                         Principal  Original  Interest  Through   Distribution
                          Amount    Balance     Rate*    Rate*       Date
                         ---------  --------  --------  -------   ------------
Class A-1 Notes          $          $               %         %             %
Class A-2 Notes
Class A-3 Notes
Certificates
-----------------
   Total

*     Calculated based on a 360-day year consisting of twelve 30-day months.

                           The notes will be secured by the assets of the trust pursuant to the indenture. The certificates will represent undivided ownership interests in the trust.

                           The outstanding principal amount of each class of notes and the certificate balance of the certificates will be reduced by the payment of principal to the holders of those securities.

      INTEREST AND         In general, securityholders are entitled to receive
        PRINCIPAL          payments of interest and principal from the trust
        PAYMENTS           only to the extent that collections from trust assets
                           and funds resulting from credit enhancements are sufficient to make those payments. Interest and principal collections from trust assets will be divided among the various classes of securities in specified proportions. The trust will pay interest and principal to securityholders of record as of the preceding record date.

                           INTEREST ON NOTES. The amount of interest due on each distribution date for any class of notes will equal the product of:

                                    o        the outstanding principal balance
                                             of the notes of that class as of
                                             the preceding distribution date (or
                                             in the case of the first
                                             distribution date, as of the
                                             closing date); and

                                    o        the interest rate for that class on
                                             a per annum basis.

                           Interest on the notes will be determined on the basis of a 360-day year consisting of twelve 30-day months. The interest rate for each class of notes is set forth on the front cover of this prospectus supplement.

                           If noteholders of any class do not receive all interest owed to them on a distribution date, the trust will make payments of interest on later distribution dates to make up the shortfall, to the extent funds from specified sources are available to cover the shortfall.

                           FOR MORE DETAILED INFORMATION CONCERNING PAYMENTS OF INTEREST ON THE NOTES, SEE "DESCRIPTION OF THE NOTES--PAYMENTS OF INTEREST" IN THIS PROSPECTUS SUPPLEMENT.

                           INTEREST ON CERTIFICATES. The amount of interest due on each distribution date for the certificates will equal the product of:

                                    o        the outstanding certificate balance
                                             as of the preceding distribution
                                             date (or in the case of the first
                                             distribution date, as of the
                                             closing date); and

                                    o        the pass through rate, on a per
                                             annum basis.

                           Interest on the certificates will be determined on the basis of a 360-day year consisting of twelve 30-day months. The pass through rate for the certificates is set forth on the front cover of this prospectus supplement.

                           If certificateholders do not receive all interest owed to them on a distribution date, the trust will make payments of interest on later distribution dates to make up the shortfall, to the extent funds from specified sources are available to cover the shortfall.

                           FOR MORE DETAILED INFORMATION REGARDING PAYMENTS OF INTEREST ON THE CERTIFICATES, SEE "DESCRIPTION OF THE CERTIFICATES - PAYMENTS OF INTEREST INCOME" IN THIS PROSPECTUS SUPPLEMENT.

                           PRINCIPAL. Principal on the securities will be paid from collections on the receivables from:

                                    o        the portion of all scheduled
                                             monthly payments on receivables
                                             allocable to principal during the
                                             preceding calendar month;

                                    o        the portion of all prepayments on
                                             receivables allocable to principal
                                             received by the servicer during the
                                             preceding calendar month;

                                    o        the principal balance of each
                                             receivable that was purchased by
                                             the servicer or repurchased by the
                                             seller, in either case under an
                                             obligation that arose during the
                                             preceding calendar month; and

                                    o        the principal balance of each
                                             receivable that became a defaulted
                                             receivable during the preceding
                                             calendar month.

                           The receivables owned by the trust are classified as either precomputed receivables or simple interest receivables. The portion of the scheduled monthly payments and prepayments that will be allocable to principal is different for each of the two types of receivables. These receivables are described in more detail in "The Receivables Pools" in the accompanying Prospectus.

                           Before each distribution date, the servicer will calculate the amount of principal to be paid to the noteholders and certificateholders for that distribution date. These amounts are referred to as the "noteholders' principal distributable amount" and the "certificateholders' principal distributable amount". The servicer will calculate these amounts based on the percentage of certain amounts due or collected on the receivables that are allocable to the notes and certificates.


                           More specifically, the noteholders' principal distributable amount will equal the noteholders' percentage of scheduled payments on precomputed receivables, principal collections on simple interest receivables and certain other principal amounts due or collected on the receivables. The certificateholders' principal distributable amount will equal the certificateholders' percentage of those amounts. The noteholders' percentage is equal to ___% and represents the principal amount of the notes on the cutoff date as a percentage of all securities issued by the trust. The certificateholders' percentage is equal to ___% and represents the principal amount of the certificates on the cutoff date as a percentage of all securities issued by the trust.

                           Principal collections available to make payments to noteholders and certificateholders will be reduced by any payments made to the servicer to reimburse the servicer for any principal advances. Principal collections allocable to pay the noteholders' principal distributable amount will be paid sequentially to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes. This means that the trust will generally pay the noteholders' principal distributable amount to the holders of the Class A-1 Notes until they have been paid in full. The trust will then pay the noteholders' principal distributable amount to the holders of the Class A-2 Notes until they have been paid in full. Finally, the trust will pay the noteholders' principal distributable amount to the holders of the Class A-3 Notes until they have been paid in full.

                           Until the earlier of the distribution date on ____________, 199__, or the distribution date on which the Class A-1 Notes have been paid in full, the trust will also use principal collections allocable to pay the certificateholders' principal distributable amount to pay principal of the Class A-1 Notes. During this period, the trust will not pay principal on the certificates. Following this period, the certificateholder's principal distribution amount will be paid to certificateholders, subject to the subordination features described below under "PAYMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS - PAYMENT OF DISTRIBUTABLE AMOUNTS".

                           A principal shortfall will exist on a distribution date if the noteholders receive less than the noteholders' principal distributable amount on that date. Similarly, a principal shortfall will exist on a distribution date if the certificateholders receive less than the certificateholders' principal distributable amount on that date. If a principal shortfall occurs, the trust will make payments of principal on later distribution dates to make up the shortfall, to the extent funds from specified sources are available.

                           FOR A MORE DETAILED DESCRIPTION OF THE PAYMENT OF PRINCIPAL, YOU SHOULD REFER TO THE SECTIONS OF THIS PROSPECTUS SUPPLEMENT ENTITLED "DESCRIPTION OF THE NOTES--PAYMENTS OF PRINCIPAL" , "DESCRIPTION OF THE CERTIFICATEHOLDERS--PAYMENTS OF PRINCIPAL", "PAYMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS" AND "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--PAYMENTS".

      [LISTING The trust has applied to list the Class A-1 Notes on the Luxembourg Stock Exchange and The Stock Exchange of Hong Kong Limited. The trust has requested that the listings and be made effective on or about _______________, 1999.]

      MINIMUM
        DENOMINATIONS      The securities will be issued only in denominations
                           of $1,000 or more. Securities will be issued in multiples of $1 for amounts in excess of $1,000.

      REGISTRATION OF      You will generally hold your interests in the
        THE SECURITIES     securities through The Depository Trust Company in
                           the United States, or Cedel Bank, societe anonyme or the Euroclear System in Europe or Asia. This is referred to as book-entry form. As long as the securities are held in book-entry form, you will not receive a definitive certificate representing your securities.

                           FOR MORE DETAILED INFORMATION, YOU SHOULD REFER TO "ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES" IN THIS PROSPECTUS SUPPLEMENT AND "RISK FACTORS - BOOK-ENTRY REGISTRATION" AND "CERTAIN INFORMATION REGARDING THE SECURITIES -- BOOK-ENTRY REGISTRATION" IN THE ACCOMPANYING PROSPECTUS.

      TAX STATUS           It is a condition to the issuance of the securities
                           that O'Melveny & Myers LLP, special tax counsel to the trust, deliver its opinion that:

                                    o        the notes will be characterized as
                                             debt; and


                                    o        the trust will not be characterized
                                             as an association or a publicly
                                             traded partnership taxable as a
                                             corporation for federal income and
                                             California income and franchise tax
                                             purposes.

                           If you purchase the notes, you will agree to treat the notes as debt. If you purchase certificates, you will agree to treat the trust as a partnership in which the certificateholders are partners for federal income and California income and single business tax purposes.

                           YOU SHOULD REFER TO "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" AND "CERTAIN STATE TAX CONSEQUENCES WITH RESPECT TO TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE" IN THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF FEDERAL INCOME AND CALIFORNIA TAX LAWS TO THE TRUST AND THE SECURITIES.

      ERISA                The notes are generally eligible for purchase by
        CONSIDERATIONS     employee benefit plans, subject to certain
                           considerations discussed under "ERISA Considerations" in this document and in the accompanying prospectus.
                           The certificates may not be acquired by any employee benefit plan or by an individual retirement account.

                           YOU SHOULD REFER TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. IF YOU ARE A BENEFIT PLAN FIDUCIARY CONSIDERING PURCHASE OF THE SECURITIES YOU SHOULD, AMONG OTHER THINGS, CONSULT WITH YOUR COUNSEL IN DETERMINING WHETHER ALL REQUIRED CONDITIONS HAVE BEEN SATISFIED.

      [ELIGIBILITY FOR     The Class A-1 Notes will be eligible securities for
        PURCHASE BY MONEY  purchase by money market funds under Rule 2a-7 under
        MARKET FUNDS       the Investment Company Act of 1940, as amended.]

      Ratings It is a condition to the issuance of the securities that:

                                    o        the Class A Notes must be rated
                                             "AAA" by Standard and Poor's, a
                                             division of the McGraw Hill
                                             Companies and at least "Aaa" by
                                             Moody's Investors Service, Inc.;
                                             and

                                    o        the Certificates must be rated at
                                             least "___" by Standard & Poor's
                                             and at least "__" by Moody's.

                           A SECURITY RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES. THE RATINGS OF THE SECURITIES ADDRESS THE LIKELIHOOD OF THE PAYMENT OF PRINCIPAL AND INTEREST ON THE SECURITIES IN ACCORDANCE WITH THEIR TERMS. EITHER RATING AGENCY MAY SUBSEQUENTLY LOWER OR WITHDRAW ITS RATING OF THE SECURITIES. IF THIS HAPPENS, NO PERSON OR ENTITY WILL BE OBLIGATED TO PROVIDE ANY ADDITIONAL CREDIT ENHANCEMENT FOR THE SECURITIES. NO OTHER RATING AGENCY HAS BEEN ASKED TO RATE ANY CLASS OF CERTIFICATES. HOWEVER, ANOTHER RATING AGENCY
                           MAY RATE THE CERTIFICATES AND, IF SO, THE RATING MAY BE LOWER THAN THE RATINGS DESCRIBED ABOVE.

      STRUCTURAL SUMMARY   Purchasers of Toyota and Lexus cars and light duty
                           trucks often finance their purchases by entering into retail installment sales contracts with Toyota and Lexus dealers who then resell the contracts to Toyota
                           Motor Credit Corporation. The purchasers of the vehicles are referred to as the "obligors" under the contracts. Toyota Motor Credit Receivables
                           Corporation will purchase a specified amount of these contracts from Toyota Motor Credit Corporation and on the closing date will sell them to the trust in exchange for the securities. The contracts will have a total outstanding principal balance of $___________ as of ______, 1999, the cutoff date. These contracts are referred to as the "receivables."

                           Toyota Motor Credit Receivables Corporation will sell the certificates to investors for cash to pay for its purchase of the receivables. The chart below represents the flow of funds provided by investors for the securities and the receivables sold by Toyota Motor Credit Corporation.

                           [Chart depicting the transfer of receivables from Toyota Motor Credit Corporation to seller in exchange for the cash net proceeds of the offering; the transfer of receivables from the seller to the trust in exchange for the securities; and the issuance of the securities to investors in exchange for the proceeds.]

      ASSETS OF            The assets of the trust will primarily consist of the
        THE TRUST          receivables. In addition, the assets of the trust
                           will also include:

                                    o        certain monies due or received
                                             under the receivables on and after
                                             the cutoff date;

                                    o        security interests in the vehicles
                                             financed under the contracts;

                                    o        certain bank accounts and the
                                             proceeds of those
                                             accounts; and

                                    o        proceeds from claims under certain
                                             insurance policies relating to the
                                             financed vehicles or the obligors
                                             under the contracts and certain
                                             rights under the pooling and
                                             servicing agreement. For a more
                                             detailed description of the assets
                                             of the trust, see "The Trust -
                                             General".

      THE RECEIVABLES      On the closing date, the trust will purchase
                           receivables having the following characteristics as of the cutoff date:

                           o        Total Cutoff Date Principal Balance.........
                           o        Number of Receivables.......................
                           o        Average Cutoff Date Principal Balance.......
                           o        Average Original Amount Financed............
                                    Range of Original Amounts Financed..........
                           o        Weighted Average APR(1) Range of APRs.......
                           o        Weighted Average Original Number of
                                      Scheduled Payments(1).....................
                                      Range of Original Number of Scheduled
                                      Payments..................................
                           o        Weighted Average Remaining Number of
                                      Scheduled Payments(1).....................
                                      Range of Remaining Number of Scheduled
                                      Payments..................................

                           -------------
                           (1) Weighted by principal balance as of the cutoff date.

      SERVICING            Toyota Motor Credit Corporation will be appointed to
                           act as servicer for the receivables owned by the trust. The servicer will handle all collections, administer defaults and delinquencies and otherwise service the contracts. The trust will pay the servicer a monthly fee equal to 1/12 of 1.00% of the total principal balance of the receivables as of the first day of the preceding month. The servicer will also receive additional servicing compensation in the form of investment earnings, late fees and other administrative fees and expenses or similar charges received by the servicer during such month.

                           For each distribution date, the servicer will be obligated to advance to the trust interest or principal on the receivables that is due but unpaid by the obligors. If the servicer determines that it will not be able to recover an advance from an obligor, the servicer may be reimbursed from collections on other receivables.

                           FOR MORE DETAILED INFORMATION, YOU SHOULD REFER TO "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT
                           - SERVICING COMPENSATION AND PAYMENT OF EXPENSES" IN THE ACCOMPANYING PROSPECTUS, AND TO "DESCRIPTION OF THE CERTIFICATES--ADVANCES" IN THIS PROSPECTUS SUPPLEMENT.

      OPTIONAL             The servicer or the seller may redeem any outstanding
        REDEMPTION         securities when the outstanding aggregate principal
                           balance of the receivables declines to 10% or less of the original total principal balance of the receivables on the cut-off date.

                           FOR MORE DETAILED INFORMATION REGARDING THIS OPTION, YOU SHOULD REFER TO "DESCRIPTION OF THE SECURITIES"--OPTIONAL PURCHASE" IN THIS PROSPECTUS SUPPLEMENT.

      PAYMENTS ON          TMCC will identify collections on the receivables as
        DISTRIBUTION       either interest or principal depending on the terms
        DATES              of the related contracts. Collections allocable to
                           interest are sometimes referred to as "interest collections". Collections allocable to principal are sometimes referred to as "principal collections".

                           Principal advances made by the servicer will be included in principal collections. Interest advances made by the servicer will be included in interest collections. The servicer will be reimbursed from interest collections for interest advances before those collections are used to pay noteholders and certificateholders. Similarly, the servicer will be reimbursed from principal collections for principal advances before those collections are used to pay noteholders and certificateholders.

                           PAYMENTS FROM PRINCIPAL COLLECTIONS - Each month, the trust will distribute principal collections received during the prior calendar month in the following order of priority:

                           o PRINCIPAL ON THE NOTES - principal due on the notes for that distribution date, including any principal due from prior distribution dates, to be paid sequentially to the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes until each class of notes has been paid in full;

                           o INTEREST ON THE NOTES -interest due on the notes, including any interest due from prior distribution dates, that has not already been paid out of interest collections; and

                           o PRINCIPAL ON THE CERTIFICATES - principal due on the certificates for that distribution date, including any principal due from prior distribution dates. Certificateholders will not receive any principal payments until the earlier of the distribution date on ____, 1999 or the distribution date on which the Class A-1 Notes have been paid in full.

                           If principal collections are not sufficient to pay all principal owed to noteholders or certificateholders on any distribution date, the trust will pay the shortfall from the following sources in the following order of priority:

                           o NOTES - first, from interest collections remaining after payment of the servicing fee and interest owed to the noteholders and, second, if there is still a shortfall, from amounts on deposit in the reserve fund described below; and

                           o        CERTIFICATES - first, from interest
                                    collections remaining after payment of
                                    the servicing fee, interest and principal owed to the noteholders and interest owed to the certificateholders and, second, if there is still a shortfall, from amounts on deposit in the reserve fund described below.

                           If certain events of default occur and the indenture trustee declares the entire amount of the notes to be due immediately, the payment priorities outlined above will change. In that circumstance, the trust will pay principal to each class of notes on a pro rata basis, based on the outstanding principal amount of that class as of the cutoff date, until the notes have been paid in full. The trust will then pay any remaining principal to the certificateholders.

                           The outstanding unpaid principal amount of any class of securities will be payable on the final scheduled distribution date for that class of securities as specified on the cover page of this prospectus supplement.

                           PAYMENTS FROM INTEREST COLLECTIONS- Each month, the trust will distribute interest collections received during the prior calendar month in the following order of priority:

                           o SERVICING FEE - the monthly servicing fee payable to the servicer;

                           o INTEREST ON THE NOTES - interest due on the notes, including any unpaid interest from prior distribution dates, payable ratably to each class of notes;

                           o PRINCIPAL ON THE NOTES - principal due on the notes, including any unpaid principal from prior distribution dates, that has not already been paid out of principal collections;

                           o INTEREST ON THE CERTIFICATES - interest due on the certificates, including any unpaid interest from prior distribution dates; and

                           o PRINCIPAL ON THE CERTIFICATES - principal due on the certificates, including any unpaid principal from prior distribution dates, that has not already been paid out of principal collections.

                           If interest collections are not sufficient to pay all interest owed to a class of noteholders or to certificateholders on any distribution date, the trust will pay the shortfall from the following sources in the following order of priority:

                           o NOTES - first from principal collections otherwise allocable to pay principal to certificateholders and, if there is still a shortfall, from amounts on deposit in the reserve fund described below; and

                           o CERTIFICATES -from amounts on deposit in the reserve fund described below.

                           Unpaid interest on any class of the notes will accrue interest at the interest rate for that class. Unpaid interest on the certificates will accrue interest at the pass-through rate.

                           Excess collections remaining on any distribution date after the above interest and principal payments have been made will be deposited in the reserve fund or distributed to the seller.

                           FOR MORE DETAILED INFORMATION CONCERNING PAYMENTS ON THE NOTES AND CERTIFICATES AND PAYMENT PRIORITIES, YOU SHOULD REFER TO "DESCRIPTION OF THE NOTES", "DESCRIPTION OF THE CERTIFICATES" AND "PAYMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS" IN THIS PROSPECTUS SUPPLEMENT.

      CREDIT ENHANCEMENT   The indenture and the trust agreement include certain
                           features designed to provide protection against losses and delays in payments to the noteholders and, to a lesser extent, the certificateholders. These features are referred to as "credit enhancement".
                           Losses on the receivables or other shortfalls of cash flow will be covered by allocating available cash flow to the notes before making allocations to the certificates and by withdrawing amounts on deposit in the reserve fund. The reallocation of funds to the notes is referred to as "subordination".

                           The credit enhancement for the securities will be as follows:

                           NOTES

                           o subordination of the certificates, as described below; and

                           o        the reserve fund.

                           CERTIFICATES

                           o        the reserve fund.

                           SUBORDINATION OF INTEREST AND PRINCIPAL

                           o CLASS A-2 NOTES - Principal payments on the Class A-2 Notes will be subordinated to principal payments on the Class A-1 Notes.

                           o CLASS A-3 NOTES - Principal payments on the Class A-3 Notes will be subordinated to principal payments on the Class A-1 Notes and Class A-2 Notes.

                           o CERTIFICATES -Interest and principal payments on the certificates for any distribution date will be subordinated to interest and principal payments on the notes for that distribution date.

                           Principal collections will be used to make principal payments due to noteholders and, if there is a shortfall in the amount of interest collections, interest payments due to noteholders before being allocated to pay amounts due to certificateholders. Interest collections will be used to make interest payments due to noteholders and, if there is a shortfall in the amount of principal collections, principal payments due to noteholders before being allocated to pay amounts due to certificateholders. As a consequence, certificateholders may receive reduced principal and interest payments, or no principal and interest payments, on distribution dates when there are shortfalls in principal collections payable to the notes.

                           RESERVE FUND

                           On each distribution date, if collections on the receivables are insufficient to pay the amounts due to the servicer and securityholders as described above, the owner trustee will withdraw from the reserve fund, to the extent available, the amount necessary to make the required payments.

                           The trust agreement specifies the balance that is required to be maintained for the reserve fund. On the closing date, the seller will deposit $________ into the reserve fund, which is less than the required balance. On each distribution date, after the trust makes the required payments to the servicer and securityholders from collections on the receivables and servicer advances:

                                    o        any remaining amounts will be
                                             deposited into the reserve fund to
                                             the extent necessary to maintain
                                             the specified reserve fund balance;
                                             or

                                    o        amounts remaining in the reserve
                                             fund in excess of the specified
                                             balance will be paid to the seller.

                           The trust and certificateholders will have no right to payment or recapture of any amounts released from the trust or reserve fund and paid to the seller. The seller will have no obligation to deposit funds into the reserve fund except for the initial deposit on the closing date.

                           FOR MORE DETAILED INFORMATION CONCERNING THE CREDIT ENHANCEMENT PROVISIONS, YOU SHOULD REFER TO "DESCRIPTION OF THE SECURITIES--SUBORDINATION; RESERVE FUND" IN THIS PROSPECTUS SUPPLEMENT.

                                  RISK FACTORS

      YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (AND THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS) IN DECIDING WHETHER TO PURCHASE THE SECURITIES OF ANY CLASS.

      THE ABSENCE OF A SECONDARY MARKET FOR THE SECURITIES COULD LIMIT YOUR ABILITY TO RESELL THE SECURITIES.

      The absence of a secondary market for the securities could limit your ability to resell them. This means that if you want to sell your securities in the future before they mature, you may have difficulty finding a buyer. If you find a buyer, the selling price may be less than it would have been if a secondary market existed for the securities. There is currently no secondary market for the securities. Although the underwriters have stated that they intend to make a market in each class of securities, they are not obligated to do so. A secondary market may not ever develop for the securities. Even if such a market does develop, it may not provide sufficient liquidity or continue for the life of your securities.

      PREPAYMENTS ON RECEIVABLES MAY CAUSE PREPAYMENTS ON THE SECURITIES, RESULTING IN REINVESTMENT RISK TO YOU.

      You may receive payment of principal on your securities earlier than you expected. If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your securities. Prepayments on the receivables will shorten the life of the securities to an extent that cannot be predicted. Prepayments may occur for a number of reasons. Some prepayments may be caused by the obligors under the receivables. For example, obligors may:

      o make early payments, since receivables will generally be prepayable at any time without penalty;

      o default, resulting in the repossession and sale of the financed vehicle; or

      o damage the vehicle or become unable to pay due to death or disability, resulting in payments to the trust under any existing physical damage, credit life or other insurance.

            Some prepayments may be caused by the seller or the servicer. For example, the seller will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables. If the seller or the servicer breaches its representation or agreement and the breach cannot be remedied, it will be required to purchase the affected receivables from the trust. This will result, in effect, in the prepayment of the purchased receivables. In addition, the seller and the servicer have the option to purchase the receivables from the trust when the total outstanding principal balance of the receivables is 10% or less of the total outstanding principal balance as of the cutoff date.

      The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. The seller has limited historical experience with respect to prepayments. In addition, the seller is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the seller cannot predict the actual prepayment rates for the receivables. The seller, however, believes that the actual rate of prepayments will result in the weighted average life of the receivables being shorter than the period from the closing date to the final scheduled maturity date for the related class. If this is the case, the weighted average life of each class of securities will be correspondingly shorter.

            SUBORDINATION FEATURES INCREASE RISK OF LOSS OR DELAY IN PAYMENT TO CLASS A-2 NOTES, CLASS A-3 NOTES AND THE CERTIFICATES.

      If you buy Class A-2 Notes:

      o you will not receive any principal payments on a distribution date until all principal payable on the Class A-1 Notes has been paid.

      If you buy Class A-3 Notes:

      o you will not receive any principal payments until all principal payable on the Class A-1 Notes and Class A-2 Notes has been paid.

      If you buy certificates:

      o you will not receive any interest payments until all principal and interest payable on each class of notes on that date has been paid;

      o you will not receive any principal payments until the earlier of the distribution date on __________, 1999 or the distribution date after all principal on the Class A-1 Notes has been paid; and

      o you will not receive any principal payments on any distribution date until all principal and interest payable on each class of notes on that date has been paid.

      The Class A-1 Notes and, to a lesser extent, the Class A-2 Notes and Class A-3 Notes, will receive preferential allocations of principal. As a consequence, the certificates and, to a lesser extent, the Class A-3 Notes and Class A-2 Notes will be exposed to a greater risk of nonpayment or delayed payment if collections fall significantly below expected levels. In addition, because interest and principal payable on each class of notes on any distribution date will be paid before interest and principal on the certificates is paid, the certificates will be further exposed to risk of nonpayment or delayed payment if collections fall significantly below expected levels.

      As a result of the subordination features described above, the yield on the Class A-2 Notes and Class A-3 Notes will be sensitive, and the yield on the certificates will be extremely sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on your securities may be lower than anticipated. See "Subordination of the Certificates; Reserve Fund" in this prospectus supplement.

      BECAUSE THE TRUST HAS LIMITED ASSETS, THERE IS ONLY LIMITED PROTECTION AGAINST POTENTIAL LOSSES.

      The only source of funds for payments on the securities is the assets of the trust and the reserve fund. The securities are not obligations of, and will not be insured or guaranteed by, any governmental agency or the seller, the servicer, Toyota Motor Sales, U.S.A., Inc., any trustee or any of their affiliates. You must rely solely on payments on the receivables and amounts on deposit in the reserve fund for payments on the securities. Although funds in the reserve fund will be available to cover shortfalls in payments of interest and principal on each distribution date, the amounts deposited in the reserve fund will be limited. If the entire reserve fund has been used, the trust will depend solely on current collections on the receivables to make payments on the securities. Any excess amounts released from the reserve fund to the seller will no longer be available to securityholders on any later distribution date. See "Subordination of the Certificates; Reserve Fund" in this prospectus supplement.

      PERFORMANCE OF THE RECEIVABLES COULD BE AFFECTED BY ECONOMIC CONDITIONS IN THE STATES WHERE THE RECEIVABLES WERE ORIGINATED.

      If a large number of obligors are located in a particular state, economic conditions or other factors that negatively affect that state could also negatively affect the delinquency, credit loss or repossession experience of the trust. As of ________________ Toyota Motor Credit Corporation's records indicate that the billing addresses of the obligors of the receivables were in the following states:

                                           PERCENTAGE OF TOTAL PRINCIPAL BALANCE
      ..................................                 %
      ..................................                 %

      ..................................                 %
      ..................................                 %

      No other state, by billing addresses, constituted more than 5% of the balance of the receivables as of ____________________.

      PREPAYMENTS, POTENTIAL LOSSES AND CHANGE IN ORDER OF PRIORITY OF PRINCIPAL PAYMENTS, FOLLOWING AN EVENT OF DEFAULT UNDER INDENTURE.

      Payment defaults or the insolvency or dissolution of the seller may result in prepayment of the notes and certificates. This may cause losses and changes in the priority of payments under the securities. If the trust fails to pay principal of the notes when due, or fails to pay interest on the notes within five days of the due date, the indenture trustee may declare the entire amount of the notes to be due immediately. If this happens, the trust will pay all principal collections to the noteholders until all principal on the notes has been paid. This may substantially delay payments of principal on the certificates. Also, if this happens, the holders of a majority in outstanding principal amount of the notes may direct the indenture trustee to sell the receivables and prepay the notes. Under these circumstances, the trust will not pay principal or interest on the certificates until all principal and interest on the notes has been paid. After the trust pays the notes in full, the trust will distribute any remaining trust assets to pay the certificates.

      The certificateholders will not have any right to direct the indenture trustee or to consent to any action until the notes are paid in full. See "Description of the Notes - The Indenture - Events of Default; Rights Upon Events of Default" in the prospectus. A similar result will occur if the seller becomes insolvent or is dissolved.

      If you receive your principal earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your securities. If the trust is required to sell the receivables in the circumstances described above, the amount received from the sale may not be sufficient to pay all amounts owed to you.

      IF THERE IS A SERVICER DEFAULT, THE SERVICER MAY BE REMOVED ONLY BY THE INDENTURE TRUSTEE AND THE NOTEHOLDERS.

      The trust will pledge the property of the trust to the indenture trustee as collateral for the payment of the notes. As a result, the indenture trustee, acting at the direction of the holders of a majority in outstanding principal amount of the notes, has the power to direct the trust to take certain actions in connection with the property of the trust. The holders of a majority of the notes, or the indenture trustee acting on behalf of the holders of notes, will also have the right under certain circumstances to terminate the servicer without considering how this will affect certificateholders. Certificateholders will not be able to remove the servicer until the notes have been paid in full. In addition, the holders of at least a majority in outstanding principal amount of the notes will have the right to waive certain events of default involving the servicer, without considering how this will affect certificateholders. See "Description of the Transfer and Servicing Agreement - Rights upon Servicer Default" and "--Waiver of Past Defaults in the accompanying prospectus.

      BECAUSE THE SECURITIES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED INDIRECTLY.

      Because the securities will be issued in book-entry form, you will be required to hold your interest in the certificates through The Depository Trust Company in the United States, or Cedel Bank, societe anonyme or the Euroclear System in Europe. Transfers of interests in the securities within DTC, Cedel or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive note or certificate representing your interest. The securities will remain in book-entry form except in the limited circumstances described under the caption "Book-Entry Registration" in the accompanying prospectus. Unless and until the securities in this prospectus supplement cease to be held in book-entry form, the owner trustee will not recognize you as a "Securityholder", as such term is used in the trust agreement. As a result, you will only be able to exercise the rights of Securityholders indirectly through DTC (if in the United States) and its participating organizations, or Cedel and Euroclear (in Europe) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge your securities to persons or entities that do not participate in DTC, Cedel or Euroclear and to take other actions that require a physical certificate representing the securities.

      Interest and principal on the securities will be paid by the trust to DTC as the record holder of the securities while they are held in book-entry form. DTC will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

                                   THE TRUST

GENERAL

            The Toyota Auto Receivables 1999-A Owner Trust (the "Trust") is a Delaware business trust to be formed pursuant to the trust agreement (the "Trust Agreement") between Toyota Motor Credit Receivables Corporation, as seller (the "Seller") and ________________ as owner trustee (the "Owner Trustee"). After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

            The Trust will initially be capitalized with an amount equal to the Certificate Balance of $_____________, excluding amounts deposited in the Reserve Fund. Certificates with an original principal balance of $______________ will be sold to the Seller and the remaining equity interest will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer or their affiliates or the Trust. The equity of the Trust, together with the net proceeds from the sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement and to fund the Reserve Fund.

            Toyota Motor Credit Corporation ("TMCC") will be appointed to act as the servicer of the Receivables (the "Servicer"). The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

            Pursuant to agreements between TMCC and the Dealers, each Dealer will repurchase from TMCC those contracts that do not meet certain representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to herein as "Dealer Recourse". Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectability of such contracts. Although the Dealer agreements with respect to the Receivables will not be assigned to the Owner Trustee, the Sale and Servicing Agreement will require that any recovery by TMCC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the Collection Account in satisfaction of TMCC's repurchase obligations under the Agreement. The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties.

            Each Certificate represents an undivided ownership interest in the Trust. The Trust property includes the Receivables, and certain monies due or received thereunder on or after the Cutoff Date. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Trust Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be;
(iv) the right to receive proceeds from any Dealer Recourse; (v) the rights of the Seller under the Receivables Purchase Agreement; (vi) the right to realize upon any property (including the right to receive future proceeds of liquidation of Defaulted Receivables) that shall have secured a Receivable and that shall have been acquired by the Owner Trustee; and (vii) any and all proceeds of the foregoing. The Reserve Fund will be maintained by the Owner Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

            The Trust's principal offices are in _______________, in care of ______________, as Owner Trustee, at the address set forth below under "--The Owner Trustee".

                          CAPITALIZATION OF THE TRUST

            The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

                                    [TABLE]

                    THE OWNER TRUSTEE AND INDENTURE TRUSTEE

            ___________________ is the Owner Trustee under the Trust Agreement.
_________________ is a _____________ and its principal executive offices are located at ______________________________. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

            ___________________ is the Indenture Trustee under the Indenture.
_________________ is a _____________ and its principal executive offices are located at ______________________________. The Seller and its affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

                                 PAYING AGENTS

            [Under the Trust Agreement, the Owner Trustee will appoint paying agents in Luxembourg and Hong Kong. For so long as any Securities are listed on the Luxembourg Stock Exchange or The Stock Exchange of Hong Kong Limited, the Owner Trustee will maintain paying agents in Luxembourg and Hong Kong. The Initial Paying Agents will be ______________ and ______________. Definitive Certificates may be presented for purposes of payment, transfer or exchange at the offices of the paying agent in Luxembourg at ___________, Luxembourg, at the offices of the paying agent in Hong Kong at _____________, Hong Kong or such other paying agents as may be specified in a written notice to the holders of Securities described below.]

                          THE SELLER AND THE SERVICER

            Information regarding the Seller and the Servicer is set forth under the captions "The Seller" and "the Servicer" in the Prospectus.

                              THE RECEIVABLES POOL

            The pool of Receivables (the "Receivables Pool") will include the Receivables purchased as of ____________ (the "Cutoff Date"). The Receivables were originated by Dealers in accordance with TMCC's requirements and subsequently purchased by TMCC. The Receivables evidence the indirect financing made available by TMCC to the related purchasers (the "Obligors") of the vehicles financed by the Receivables (the "Financed Vehicles"). On or before the date of initial issuance of the Securities (the "Closing Date"), TMCC will sell the Receivables to the Seller pursuant to the receivables purchase agreement (the "Receivables Purchase Agreement") between the Seller and TMCC. The Seller will, in turn, sell the Receivables to the Trust pursuant to the Agreement. During the term of the Agreement, neither the Seller nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Trust.

            The Receivables in the Receivables Pool are required to met certain selection criteria as of the Cutoff Date. Pursuant to such criteria, each
Receivable: (i) was, at the time of origination, secured by a new or used automobile or light duty truck; (ii) was originated in the United States; (iii) provides for level scheduled monthly payments (the "Scheduled Payments") that fully amortize the amount financed by such Receivable over its original term (except for minimally different payments in the first or last month in the life of the Receivable); (iv) was originated prior to [__________], 1999; (v) had an original number of scheduled payments of not less than [____] and not more than [____] and, as of the Cutoff Date, had a remaining number of scheduled payments of not less than [____] and not more than [____]; (vi) provides for the payment of a finance charge at an APR ranging from [____] % to [____] %; (vii) does not have a payment that is more than [__ days] past due as of the Cutoff Date;
(viii) is not a Receivable as to which payments ahead of [__] or more scheduled payments have been received from or on behalf of the related Obligor; (ix) is being serviced by TMCC; (x) to the best knowledge of the Seller, is not due from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; (xi) does not relate to a Financed Vehicle that has been repossessed without reinstatement as of the Cutoff Date; and (xii) does not relate to a Financed Vehicle subject to force-placed insurance as of the Cutoff Date. TMCC does not originate retail installment sales contracts in Hawaii, and retail installment sales contracts originated in Texas will not be included in the Trust. No selection procedures believed by the Seller to be adverse to Certificateholders will be used in selecting the Receivables.

            As noted above, the Receivables represent financing of new and used automobiles and light duty trucks. Approximately [____] % and [____] % (based on the Initial Pool Balance) of the Receivables represent financing of new vehicles and used vehicles, respectively. As of the Cutoff Date, the average Principal Balance of the Receivables was approximately $[_____________]. Based on the addresses of the originating Dealers, the Receivables have been originated in [__] states. Except in the case of any breach of representations and warranties by the related Dealer, the Receivables generally do not provide for recourse against the originating Dealer.

            By aggregate principal balance, approximately ___% of the Receivables constitute Precomputed Receivables and approximately ___% of the Receivables constitute Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables. In addition, by aggregate principal balance, approximately ___% of the Receivables, constituting ___% of the number of Receivables, as of the Cutoff Date, represent vehicles financed at TMCC's new vehicle rates, which apply to new and certain previously owned vehicles; the remainder represent vehicles financed at TMCC's used vehicle rates. Approximately ___% of the aggregate principal balance of the Receivables represent financing of vehicles manufactured or distributed by Toyota Motor Corporation, the parent of TMS, or any of its affiliates.

            The composition, distribution by APR and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

Total Cutoff Date Principal Balance                        $_________________

Number of Receivables                                      $_________________

Average Cutoff Date Principal Balance                      $_________________

Average Original Amount Financed.                          $_________________

   Range of Original Amount Financed                       $_________________ to

                                                           $_________________

Weighted Average APR(1)                                    ______%

   Range of APRs                                           ______% to ______%

Weighted Average Original Number of
   Scheduled Payments(1)                                   _______

   Range of Original Number of Scheduled Payments          _______ to _______

Weighted Average Remaining Number of
   Scheduled Payments(1)                                   _______

   Range of Remaining Number of Scheduled Payments         _______ to _______

---------------------

(1)   Weighted by Principal Balance as of the Cutoff Date.

                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                PERCENTAGE OF                      PERCENTAGE OF
                   NUMBER OF     TOTAL NUMBER     CUTOFF DATE       CUTOFF DATE
  RANGE OF APRS   RECEIVABLES   OF RECEIVABLES  PRINCIPAL BALANCE   POOL BALANCE
  -------------   -----------   --------------  -----------------   ------------
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................
 .................

----------

(1) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

              DISTRIBUTION OF THE INITIAL RECEIVABLES BY STATE (1)

                                   PERCENTAGE OF     CUTOFF DATE   PERCENTAGE OF
                      NUMBER OF     TOTAL NUMBER      PRINCIPAL     CUTOFF DATE
  STATE              RECEIVABLES   OF RECEIVABLES      BALANCE     POOL BALANCE
  -----              -----------   --------------    -----------   -------------
Alabama...........
Alaska............
Arizona...........
Arkansas..........
California........
Colorado..........
Connecticut.......
Delaware..........
Florida...........
Georgia...........
Idaho.............
Illinois..........
Indiana...........
Iowa..............
Kansas............
Kentucky..........
Louisiana.........
Maine.............
Maryland..........
Massachusetts.....
Michigan..........
Minnesota.........
Mississippi.......
Missouri..........
Montana...........
Nebraska..........
Nevada............
New Hampshire.....
New Jersey........
New Mexico........
New York..........
North Carolina....
North Dakota......
Ohio..............
Oklahoma..........
Oregon............
Pennsylvania......
Rhode Island......
South Carolina....
South Dakota......
Tennessee.........
Utah..............
Vermont...........
Virginia..........
Washington........
West Virginia.....
Wisconsin.........
Wyoming...........
    Total (2).....

---------------

(1)   Based solely on the addresses of the originating Dealers.

(2) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

            Set forth below is certain information concerning TMCC's experience with respect to its portfolio of new and used automobile and/or light duty truck retail installment sales contracts which it has funded and is servicing. The information set forth below does not include retail installment sales contracts serviced by an independent finance company conducting business in five southeastern states of the United States. This is because the contracts serviced by that company will not be included in the Trust.

            The data presented in the following tables are for illustrative purposes only. There is no assurance that TMCC's delinquency, credit loss and repossession experience with respect to automobile and/or light duty truck retail installment sales contracts in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below.

                       HISTORICAL DELINQUENCY EXPERIENCE

                                                                       AT SEPTEMBER 30,
                              AT DECEMBER 31,  ----------  ----------  ----------------  ----------  ----------
                                   1998           1998        1997           1996           1995        1994
                              ---------------  ----------  ----------  ----------------  ----------  ----------
Number of Contracts
Outstanding at
End of Period ..............

Delinquencies as a
Percentage of
Contracts Outstanding ......

31-60 Days..................

61-90 Days..................

Over 90 Days................

-------------------------------

                      NET LOSS AND REPOSSESSION EXPERIENCE

                            AT OR FOR THE THREE           AT OR FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                               MONTHS ENDED       ----------------------------------------------------------
                             DECEMBER 31, 1998       1998        1997        1996        1995        1994
                            -------------------   ----------  ----------  ----------  ----------  ----------
                                                          (Dollars in Thousands)
Net Receivables
Outstanding..........

Average Net
Receivables
Outstanding..........

Number of Contracts
Outstanding..........

Average Number of
Contracts
Outstanding .........

Number of
Repossessions........

Number of
Repossessions as a
Percentage of the
Contracts
Outstanding .........

Number of
Repossessions as a
Percentage of the
Average Number of
Contracts
Outstanding .........

Gross Charge-Offs ...

Recoveries...........

Net Losses...........

Net Losses as a
Percentage of Net
Receivables
Outstanding..........

Net Losses as a
Percentage of
Average Net
Receivables
Outstanding..........

-------------------------

                                 USE OF PROCEEDS

            The Seller will use the net proceeds from the sale of the Securities (approximately $____________) to purchase the Receivables from TMCC pursuant to the Receivables Purchase Agreement and to fund the Reserve Fund.

                       PREPAYMENT AND YIELD CONSIDERATIONS

            Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus and "Risk Factors - Prepayments on receivables may cause prepayments on the securities, resulting in reinvestment risk to you" in this Prospectus Supplement. Except as otherwise provided in this Prospectus Supplement, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full and no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full. In addition, except as otherwise provided, no payments of principal with respect to the Certificates will be made until the earlier to occur of the Distribution Date on which the Class A-1 Notes have been paid in full or the __________, 199__ Distribution Date. See "Description of the Notes--Payments of Principal" and "Description of the Certificates--Payments of Principal" in this Prospectus Supplement.

            Because the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final payment in respect of the Certificates could occur significantly earlier or later than their respective final scheduled Distribution Dates. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their respective Securities. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

            The Certificates will provide limited protection against losses on the Receivables. Accordingly, the yield on the Certificates will be extremely sensitive to the loss experience of the Receivables and the timing of any such losses. If the actual rate and amount of losses experienced by the Receivables exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the Certificates may be lower than anticipated.

            [Although the Receivables have different APRs, each Receivable's APR exceeds the sum of (i) the weighted average of the Interest Rates for each Class of Notes and the Pass Through Rate for the Certificates plus (ii) the Servicing Fee Rate. Therefore, disproportionate rates of prepayments between Receivables with higher and lower APRs should not affect the yield to Securityholders on the outstanding principal balance of a particular Class of Securities.]

                      POOL FACTORS AND TRADING INFORMATION

            The "Pool Factor" with respect to any class of Notes or the Certificates will be a seven-digit decimal indicating the principal amount of such class of Notes or the Certificate Balance of the Certificates as of the close of business on the Distribution Date in such month as a fraction of the respective principal amount thereof as of the Closing Date or the Initial Certificate Balance, as the case may be. The Servicer will compute the Pool Factor each month. Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes or the Certificate Balance, as the case may be. Each such principal amount and Certificate Balance will be computed by allocating payments in respect of the Receivables to principal and interest using the actuarial method for the Precomputed Receivables and using the simple interest method for the Simple Interest Receivables. The portion of the principal amount of any class of Notes or the portion of the Certificate Balance for a given month allocable to a Noteholder or Certificateholder, as the case may be, can be determined by multiplying the original denomination of the holder's Note or Certificate by the related Pool Factor for that month.

            Pursuant to the Agreement, the Securityholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Pool Factors and various other items of information pertaining to the Trust. Securityholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Statements to Securityholders" in the Prospectus.

                            DESCRIPTION OF THE NOTES

GENERAL

            The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the SEC [and the Luxembourg and the Hong Kong Stock Exchanges] following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

            Each class of Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the principal balances of the classes of the Notes will accrue at the respective per annum interest rates set forth on the front cover of this prospectus supplement (each, an "Interest Rate") and will be payable to the Noteholders monthly on the fifteenth of each month (or, if such date is not a Business Day, on the next succeeding Business Day) (each such date, a "Distribution Date") commencing ______________, 1999. A "Business Day" is any day except a Saturday or Sunday, a day on which banks in New York or Los Angeles are closed; or [for payments on the Securities made in Luxembourg or Hong Kong by a paying agent, a day on which banks in Luxembourg or Hong Kong are closed.]

            Interest will accrue from the Closing Date to _______________, in the case of the first Distribution Date, and during the calendar month preceding the related Distribution Date with respect to each subsequent Distribution Date (each an "Interest Period"). Interest on each class of Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be made from Available Interest remaining after payment of the Servicing Fee, from the portion of Available Principal remaining after payment of the Noteholders' Principal Distributable Amount and from funds available in the Reserve Fund. See "Description of the Transfer and Servicing Agreements -Payments" and "--Reserve Fund" in this Prospectus Supplement.

            Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

            Principal payments generally will be made to the Noteholders on each Distribution Date commencing ___________, 1999 in an aggregate amount equal to the Noteholders' Principal Distributable Amount subject to the limits of Available Principal and the credit enhancement described below. Prior to the earlier to occur of (i) the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero or (ii) the Distribution Date in _______, 199_, principal payments will be made to the Noteholders in an aggregate amount equal to the sum of the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount subject to the limits of Available Principal and the credit enhancement described below. Also, following the occurrence of certain Events of Default, principal payments will be made to the Noteholders in an aggregate amount equal to the sum of the Noteholders' Principal Distributable Amount and the

Certificateholders' Principal Distributable Amount subject to the limits of Available Principal and the credit enhancement described below. Principal payments on the Notes generally will be made from Available Principal, Available Interest remaining after the payment of the Servicing Fee and the Noteholders' Interest Distributable Amount and from funds available in the Reserve Fund. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Fund" in the Prospectus.

            On the second Business Day immediately preceding each Distribution Date (a "Determination Date") the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under "Description of the Transfer and Servicing Agreements -Payments" in the Prospectus, and payments to Securityholders on the related Distribution Date will be based on such allocations.

            Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero, then second, to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero and then third, to the principal balance of the Class A-3 Notes until such principal balance is reduced to zero. The principal balance of each Class of Notes will be due on the final scheduled distribution date indicated on the front cover of this Prospectus Supplement (each, the "Class A-1 Final Scheduled Distribution Date," the "Class A-2 Final Scheduled Distribution Date", and the "Class A-3 Final Scheduled Distribution Date"). The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" in this Prospectus Supplement and in the Prospectus.

                         DESCRIPTION OF THE CERTIFICATES

            The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

GENERAL

            The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the [and the Luxembourg and Hong Kong Stock Exchanges] following the issuance of the Securities. The Certificates will evidence undivided ownership interests in the Trust created pursuant to the Trust Agreement.

PAYMENTS OF INTEREST

            On each Distribution Date, commencing ___________, 199__, the Certificateholders will be entitled to interest payments in an amount up to the amount of interest that accrued on the Certificate Balance for the related Interest Period at the Pass Through Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments due for any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest payments with respect to the Certificates will generally be funded from the portion of Available Interest remaining after payment of the Servicing Fee and payment of the Noteholders' Distributable Amount and from funds available in the Reserve Fund. See "Description of the Transfer and Servicing Agreements--Payments" and "--Reserve Fund" in the Prospectus.

PAYMENTS OF PRINCIPAL

            On each Distribution Date, commencing with the earlier of (i) the _____________ Distribution Date and (ii) the Distribution Date next succeeding the Distribution Date on which the Class A-1 Notes were paid in full, Certificateholders will be entitled to principal payments in an amount generally equal to the Certificateholders'

Principal Distributable Amount. Principal payments will generally be funded from the portion of Available Principal remaining after payment of the Noteholders' Distributable Amount, from Available Interest remaining after payment of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount and from funds available in the Reserve Fund. Under certain circumstances amounts otherwise allocable to the Certificateholders' Principal Distributable Amount will be applied to cover shortfalls in amounts available to make payments of interest and principal on the Notes. In addition, following the occurrence of certain Events of Default, principal payments will be made to the Noteholders in an aggregate amount equal to the sum of the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount subject to the limits of Available Principal and the credit enhancement described below, which may result in substantial delays in the payment of principal of the Certificates. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Fund" in the Prospectus.

                 PAYMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

            On each Determination Date, the Servicer will inform the Owner Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Determination Date, the Servicer shall also determine the Total Distribution Amount, Noteholders' Distributable Amount and Certificateholders' Distributable Amount and, based on the available funds and other amounts available for payment on the related Distribution Date as described below, the amount to be distributed to the Noteholders and Certificateholders.

            On or before each Distribution Date, the Indenture Trustee will cause Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Collection Account.

            The Owner Trustee will make payments to the Noteholders and Certificateholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders and Certificateholders will be determined in the manner described below.

            CALCULATION OF AVAILABLE INTEREST AND AVAILABLE PRINCIPAL. The amount of funds available for payment on a Distribution Date will generally equal the sum of Available Interest and Available Principal.

            "Available Interest" for a Distribution Date will equal the sum of the following amounts received or allocated by the Servicer in respect of interest on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method and in the case of the Simple Interest Receivables shall be calculated in accordance with the simple interest method):

      (i) all collections on or in respect of the Receivables other than Defaulted Receivables (including Payments Ahead being applied in such Collection Period but excluding Payments Ahead to be applied in one or more future Collection Periods);

      (ii) all proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with such liquidation, including amounts received in subsequent Collection Periods ("Net Liquidation Proceeds");

      (iii) all Advances made by the Servicer; and

      (iv) all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller and Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in each case in respect of such Collection Period.

      "Available Principal" for a Distribution Date will equal the sum of the amounts described in clauses (i) through (iv) above received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method).

      Available Interest and Available Principal on any Distribution Date will exclude (i) amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of such Receivable, (ii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of such Receivable (iii) recoveries from collections with respect to certain Advances that the Servicer has determined are unlikely to be repaid.

      A "Defaulted Receivable" will be a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 150 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.

            CALCULATION OF DISTRIBUTABLE AMOUNTS.

            The "Total Distribution Amount" will equal the sum of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount.

            The "Noteholders' Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the Noteholders' Principal Distributable Amount and (ii) the Noteholders' Interest Distributable Amount.

            The "Noteholders' Principal Distributable Amount" consists of the Noteholders' Percentage of the following items: (a) in the case of Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method, (b) in the case of Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during the related Collection Period, (c) the principal portion of all Prepayments on Simple Interest Receivables and prepayments in full of Precomputed Receivables received during the related Collection Period (to the extent such amounts are not included in clauses (a) and (b) above) and (d) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during the related Collection Period (to the extent such amounts are not included in clauses (a), (b) and (c) above).

            The "Noteholders Interest Distributable Amount" shall equal the sum of the Interest Distributable Amounts for each Class of Notes. The "Interest Distributable Amount" for each Class of Notes shall be an amount equal to the interest accrued during the related Collection Period on the outstanding principal amount of each Class of Notes at the related Interest Rate as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the initial principal amount of the related Class of Notes as of the Closing Date (each such amount, the "Class A-1 Interest Distributable Amount", the "Class A-2 Interest Distributable Amount" and the "Class A-3 Interest Distributable Amount").

            The "Certificateholders' Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the Certificateholders' Principal Distributable Amount and (ii) the
Certificateholders' Interest Distributable Amount.

            The "Certificateholders' Principal Distributable Amount" consists of the Certificateholders' Percentage of the amounts set forth under clauses (a) through (d) of the definition of the Noteholders' Principal Distributable Amount.

            The "Certificateholders' Interest Distributable Amount" shall be an amount equal to the interest accrued during the related Collection Period at the Pass Through Rate on the Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Certificate Balance.

            The "Noteholders' Percentage" represents the principal amount of Notes as a percentage of the Securities, and is calculated by dividing the principal balance of the Notes by the principal balances of the Notes plus the Certificates as of the Cutoff Date. The "Certificateholders' Percentage" represents the principal amount of Certificates outstanding as a percentage of the outstanding securities, and is calculated in the same manner.

            The "Initial Certificate Balance" will equal $______________ and the "Certificate Balance", as of any Distribution Date, will equal the Initial Certificate Balance, reduced by all amounts distributed on or prior to such Distribution Date on the Certificates and allocable to principal.

            PAYMENT OF DISTRIBUTABLE AMOUNTS. Prior to each Distribution Date, the Servicer will calculate the amount to be distributed to the Noteholders and Certificateholders. On each Distribution Date, the Indenture Trustee will pay the following amounts in the following order of priority, to the extent of funds available for payment on such Distribution Date:

            (i) to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, such amounts to be paid from Available Interest;

            (ii) to the Noteholders, on a pro rata basis based on the Class A-1 Interest Distributable Amount, the Class A-2 Interest Distributable Amount and the Class A-3 Interest Distributable Amount, interest in an amount equal to the Noteholders' Interest Distributable Amount together with any unpaid Class A-1 Interest Carryover Shortfalls, Class A-2 Interest Carryover Shortfalls and Class A-3 Interest Carryover Shortfalls, such amounts to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clause (i) above); and if such Available Interest is insufficient, the Noteholders will be entitled to receive such amount first, from Available Principal (following the payment of any Noteholders' Principal Distributable Amount pursuant to clauses
            (iii) through (v)) and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account;

            (iii) to the Class A-1 Noteholders, an amount equal to the Noteholders' Principal Distributable Amount, and, on each Distribution Date prior to the Distribution Date in _________, 199_, the Certificateholders' Principal Distributable Amount, together with any unpaid Noteholders' Principal Carryover Shortfall, such amount to be paid from Available Principal; and if such Available Principal is insufficient, the Class A-1 Noteholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) and (ii) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account, until the principal amount of the Class A-1 Notes is reduced to zero;

            (iv) to the Class A-2 Noteholders, an amount equal to the Noteholders' Principal Distributable Amount less any Noteholders' Principal Distributable Amount distributed to the Class A-1 Noteholders on that Distribution Date together with any unpaid Noteholders' Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to any reduction in Available Principal described in clause (iii) above); and if such Available Principal is insufficient, the Class A-2 Noteholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) through (iii) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account, until the principal amount of the Class A-2 Notes is reduced to zero;

            (v) to the Class A-3 Noteholders, an amount equal to the Noteholders' Principal Distributable Amount less any Noteholders' Principal Distributable Amount distributed to the Class A-1 Noteholders and Class A-2 Noteholders on that Distribution Date together with any unpaid Noteholders' Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to any reduction in Available Principal described in clauses (iii) and (iv) above); and if such Available Principal is insufficient, the Class A-3 Noteholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) through (iv) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account, until the principal amount of the Class A-3 Notes is reduced to zero;

            (vi) to the Certificateholders, an amount equal to the Certificateholders' Interest Distributable Amount and any unpaid Certificateholders' Interest Carryover Shortfall, such amount to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) through (v) above); and if such Available Interest is insufficient, the Certificateholders will be entitled to receive such amount from monies transferred from the Reserve Fund to the Collection
            Account; and

            (vii) to the Certificateholders, an amount equal to the Certificateholders' Principal Distributable Amount and any unpaid Certificateholder Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to the reduction in Available Principal described in clauses (ii), (iii), (iv) and
            (v) above); and if such Available Principal is insufficient, the Certificateholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reductions in Available Interest described in clauses (i) through (vi) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account.

            An "Interest Carryover Shortfall" with respect to any Class of Notes on any Distribution Date will equal the excess, if any, of (x) the related Interest Distributable Amount for such Distribution Date and any outstanding Interest Carryover Shortfall with respect to such Class of Notes from the immediately preceding Distribution Date plus interest on such outstanding Interest Carryover Shortfall, to the extent permitted by law, at the related Interest Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest distributed to the related Noteholders on such Distribution Date (each such amount, the "Class A-1 Interest Carryover Shortfall", "Class A-2 Interest Carryover Shortfall" and "Class A-3 Interest Carryover Shortfall", as applicable).

            A "Noteholders' Principal Carryover Shortfall" with respect to any Distribution Date will equal the excess, if any, of (x) the Noteholders' Principal Distributable Amount plus any outstanding Principal Carryover Shortfall from the immediately preceding Distribution Date over (y) the amount of principal distributed to the Noteholders on such Distribution Date.

            The "Certificateholders Interest Carryover Shortfall" with respect to any Distribution Date will equal the excess, if any, of (x) the Certificateholders' Interest Distributable Amount for such Distribution Date and any outstanding Certificateholders Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Certificateholders Interest Carryover Shortfall, to the extent permitted by law, at the Pass Through Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest distributed to the Certificateholders on such Distribution Date.

            The "Certificateholders' Principal Carryover Shortfall" with respect to any Distribution Date will equal zero, until the earlier of (i) the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero or (ii) _________, 199_. Beginning on such date, the Certificateholders' Principal Carryover Shortfall with respect to any Distribution Date will equal the excess, if any, of (x) the Certificateholder' Principal Distributable Amount on such Distribution Date plus any outstanding Certificateholders' Principal Carryover Shortfall from the immediately preceding Distribution Date over (y) the amount of principal distributed to the Certificateholders on such Distribution Date.

            Any excess amounts in the Collection Account with respect to any Distribution Date, after giving effect to the distributions described in clauses
(i) through (vii) of this subsection ("Excess Amounts"), will be deposited in the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance and the remainder, if any, will be distributed to the Seller.

                           SUBORDINATION; RESERVE FUND

            The rights of the Noteholders and the Certificateholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Servicing Fee, any additional servicing compensation as described under "-- Servicing Compensation" and any reimbursement of unreimbursed Advances.

            SUBORDINATION. The rights of the Certificateholders to receive payments with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive interest and principal payments on a Distribution Date before interest and principal payments are made to Certificateholders on that Distribution Date and by the establishment of the Reserve Fund. This subordination is intended to enhance the likelihood of timely receipt by Noteholders of the full amounts of interest and principal required to be paid to them, and to afford the Noteholders limited protection against losses in respect of the Receivables.

            The Certificateholders will not receive any payment of interest with respect to a Distribution Date until the full amount of interest and principal due on each class of Notes on such Distribution Date has been paid to the Noteholders. In addition, the Certificateholders will not receive any payments of principal with respect to such Distribution Date until the full amount of interest on and principal of the Notes relating to such Distribution Date has been paid to the Noteholders.

            RESERVE FUND. The Securityholders will have the benefit of the Reserve Fund. The Reserve Fund will be a segregated trust account held by the Indenture Trustee and will not be an asset of the Trust. Any amounts held on deposit in the Reserve Fund are owned by the Seller, and any investment earnings thereon will be taxable to the Seller for federal income tax purposes. The Reserve Fund will be created with an initial deposit by the Seller of an amount equal to $____________ (the "Reserve Fund Initial Deposit"). If on any subsequent Distribution Date the amount on deposit in the Reserve Fund is less than the Specified Reserve Fund Balance, Excess Amounts will be deposited in the Reserve Fund until the monies in the Reserve Fund reach an amount equal to the Specified Reserve Fund Balance.

      The "Specified Reserve Fund Balance" will initially be $______________. However, on any Distribution Date the Specified Reserve Fund Balance will be an amount equal to the greater of (a) $_____________ or (b) ____% of the sum of the principal amounts of any outstanding Certificates as of the close of business on such Distribution Date if either of the following tests is met:

      (i) the average of the Charge-off Rates for the three preceding Collection Periods exceeds ____%; or

      (ii) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds ____%.

      The Specified Reserve Fund Balance shall in no event be more than the sum of the principal amounts of any outstanding Securities. As of any Distribution Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Specified Reserve Fund Balance.

      The "Charge-off Rate" with respect to a Collection Period will equal the Aggregate Net Losses with respect to the Receivables that become Defaulted Receivables during that Collection Period expressed, on an annualized basis, as a percentage of the average of (i) the Pool Balance on the last day of the immediately preceding Collection Period and (ii) the Pool Balance on the last day of such Collection Period.

      The "Aggregate Net Losses" with respect to a Collection Period will equal the Principal Balance of all Receivables newly designated during such Collection Period as Defaulted Receivables minus the sum of (x) Net Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables and (y) the portion of amounts subsequently received in respect of Receivables liquidated in prior Collection Periods specified in the Agreement.

      The "Delinquency Percentage" with respect to a Collection Period will equal (a) the number of all outstanding Receivables 61 days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, plus (b) the number of repossessed Financed Vehicles that have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (a) above), expressed as a percentage of the aggregate number of Current Receivables on the last day of such Collection Period.

      A "Current Receivable" will be a Receivable that is not a Defaulted Receivable or a Liquidated Receivable. A "Liquidated Receivable" will be a Receivable that has been the subject of a Prepayment in full or otherwise has been paid in full or, in the case of a Defaulted Receivable, a Receivable as to which the Servicer has determined that the final amounts in respect thereof have been paid.

            The Servicer may, from time to time after the date of this Prospectus Supplement, request each Rating Agency to approve a formula for determining the Specified Reserve Fund Balance that is different from those described above and would result in a decrease in the Specified Reserve Fund Balance or change the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Owner Trustee to the effect that the use of any such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of any Class of the Notes or the Certificates, as the case may be, then the Specified Reserve Fund Balance will be determined in accordance with such new formula. The Agreement will accordingly be amended, without the consent of any Noteholder or Certificateholder, to reflect such new calculation.

            Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Fund up to the Available Amount to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount. Such funds will be deposited in the Collection Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Reserve Fund up to the Available Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount in the Collection Account is less than the Certificateholders' Distributable Amount and will be deposited in the Collection Account. On each Distribution Date, the Reserve Fund will be reinstated up to the Specified Reserve Fund Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the deposit of the Noteholders' Distributable Amount into the Collection Account and the deposit of the Certificateholders' Distributable Amount into the Collection Account.

            "Available Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Fund on such Distribution Date (other than Investment Earnings with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.

            As of the close of business on any Distribution Date on which the amount on deposit in the Reserve Fund is greater than the Specified Reserve Fund Balance for such Distribution Date, subject to certain limitations, the Servicer will instruct the Indenture Trustee to release and distribute such excess, together with any Excess Amounts not required to be deposited into the Reserve Fund, to the Seller. Upon any distribution to the Seller of amounts from the Reserve Fund, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

            Funds on deposit in the Reserve Fund may be invested in Eligible Investments. Investment income on monies on deposit in the Reserve Fund will not be available for payment to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to the Seller. Any loss on such investments will be charged to the Reserve Fund.

            After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal balance of the Securities, any funds remaining on deposit in the Reserve Fund, subject to certain limitations, will be paid to the Seller.

                        TRANSFER AND SERVICING AGREEMENTS

THE TRANSFER AND SERVICING AGREEMENTS

            The description of the terms of the Indenture, Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements") in this Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the SEC [and the Luxembourg and Hong Kong Stock Exchanges] following the issuance of the Securities. Any description of the Transfer and Servicing Agreements herein supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

            Certain information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.

ACCOUNTS

            In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements -Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Indenture Trustee, a Payahead Account and the Reserve Fund, each in the name of the Owner Trustee on behalf of the Noteholders and the Certificateholders.

SERVICING COMPENSATION

            The Servicing Fee with respect to the calendar month immediately preceding any Distribution Date (a "Collection Period") will be one-twelfth of 1.00% (the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Initial Pool Balance. The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Distribution Date solely to the extent of Available Interest. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees and any other administrative fees and expenses or similar charges collected during such Collection Period, plus any investment earnings or interest earned during such Collection Period from the investment of monies on deposit in the Accounts. See "Collections" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

COLLECTIONS

            The Servicer generally may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on the related Distribution Date. However, if (i) TMCC ceases to be the Servicer, (ii) an Event of Default exists and is continuing or (iii) the short- term unsecured debt of TMCC ceases to be rated at least P-1 by Moody's and A-1 by Standard & Poor's, and alternative arrangements acceptable to the Rating Agencies are not made, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt. Pending deposit into the Collection Account, the Servicer may invest collections at its own risk and for its own benefit. Such amounts will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may instruct the Owner Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Distribution Date. The Seller or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Distribution Date. See "Description of the Transfer and Sale Agreements--Collections" in the Prospectus.

            "Eligible Investments" will be specified in the Indenture and will be limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the Securities.

            Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if any of the conditions in clauses (i) through (iii) in the second preceding paragraph is not satisfied, deposited in the Payahead Account), as a Payment Ahead. See "Description of the Transfer and Sale Agreements--Collections" in the Prospectus.

ADVANCES

            The Servicer will be required to make Advances in respect of Scheduled Payments that are not received in full by the end of the month in which they are due, unless the Servicer determines, in its sole discretion, that such Advances will not be recoverable from certain collections available to reimburse such Advances. Under certain circumstances, if the Servicer determines that reimbursement from such collections is unlikely, the Servicer will be entitled to recover unreimbursed Advances from collections on or in respect of other Receivables. See "Description of the Transfer and Sale Agreements -Advances" in the Prospectus.

            The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

NET DEPOSITS

            As an administrative convenience, unless the Servicer is required to remit collections daily as described in "--Collections" above, the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Owner Trustee and to the Certificateholders as if all of the foregoing deposits and payments were made individually. See "Description of the Transfer and Servicing Agreements--Net Deposits" in the Prospectus.

OPTIONAL PURCHASE

            The outstanding Notes and the Certificates will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Seller, the Servicer, or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements--Termination". The "Redemption Price" for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest thereon and for the Certificates will equal the Certificate Balance on the date of such optional purchase plus accrued and unpaid interest thereon.

REMOVAL OF SERVICER

            The Indenture Trustee or Noteholders evidencing 51% of the voting interests of Notes (voting as a single class) may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon the (i) failure by the Servicer to deliver to the Owner Trustee for payment to the Noteholders any required payment or to deliver the related Servicer's Certificate, which failure continues unremedied for three Business Days after discovery of the failure by an officer of the Servicer or receipt by the Servicer of notice thereof from the Owner Trustee or Securityholders evidencing not less than 25% of the aggregate principal amount of the Notes and Certificates (voting together as a single class, but excluding for purposes of such calculation and action all Notes held by the Seller, the Servicer or any of their affiliates); (ii) failure by the Servicer to observe or to perform in any material respect any other covenants or agreements set forth in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders or Certificateholders and is not remedied within 90 days of written notice thereof to the Servicer; or (iii) certain events of insolvency or bankruptcy of the Servicer occur. Under such circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a Successor Servicer appointed under the Sale and Servicing Agreement. Upon receipt of notice of the occurrence of a servicer default, the Indenture Trustee shall give notice thereof to the Rating Agencies. Upon payment in full of the principal and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

            [________________] will be the Owner Trustee under the Trust Agreement. As a matter of [New York] law, the Trust will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Trust will be viewed as the issuer of the Certificates. [________________] will be the Indenture Trustee under the Indenture.

The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Certificates in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement will be conferred or imposed upon the Owner Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

            The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

            The Trust Agreement will provide that the Servicer will pay the fees and expenses of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by TMCC and the Seller for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

            The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the execution and authentication thereof), the Notes or of any Receivables or related documents. The Owner Trustee will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or Payahead Account. The Owner Trustee will not independently verify the Receivables. If no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement which failure constitutes an Event of Default unless the Owner Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement.

            The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Certificates evidencing not less than 25% of the voting interests of the Certificates have made written request upon the Owner Trustee to institute such proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity and the Owner Trustee for 30 days has neglected or refused to institute any such proceedings.

            The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than the execution and authentication thereof) or of any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or Payahead Account. If no Indenture Event of Default has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement which failure constitutes an Indenture Event of Default unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

            The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Class A-1 Notes, Class A-2 Notes and Class A-3 Notes evidencing not less than 25% of the voting interests of each such Class of Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.

                              ERISA CONSIDERATIONS

THE NOTES

            The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

            The Notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

THE CERTIFICATES

            The Certificates may not be acquired by a Plan or any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates (a "Plan Investor"). By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In addition, a purchaser of Certificates other than a Plan Investor should be aware that a prohibited Transaction could occur if a Certificateholder (or any of its affiliates) is or becomes a party in interest or a disqualified person with respect to a Plan Investor that purchases and holds any Notes unless covered by one or more applicable exemptions.

                                  UNDERWRITING

            Subject to the terms and conditions set forth in an Underwriting Agreement (the "Note Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Note Underwriters named below (collectively, the "Note Underwriters"), and each of the Note Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below:

                                     [TABLE]

            In the Note Underwriting Agreement, the Note Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes if any of the Notes are purchased. This obligation of the Note Underwriters is subject to certain conditions precedent set forth in the Note Underwriting Agreement. The Seller has been advised by the Note Underwriters that they propose initially to offer the Notes to the public at the prices set forth in this Prospectus Supplement, and to certain dealers at such price less the initial concession not in excess of ___% of the denominations of the Notes per Class A-1 Note, ___% per Class A-2 Note and ___% per Class A-3 Note. The Note Underwriters may allow, and such dealers may reallow, a concession not in excess of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Class A-3 Note to certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

            Subject to the terms and conditions set forth in an Underwriting Agreement (the "Certificate Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Certificate Underwriters named below (the "Certificate Underwriters" and, together with the Note Underwriters, the "Underwriters"), and each of the Certificate Underwriters has severally agreed to purchase, the principal amount of Certificates set forth opposite its name below:

                                    [TABLE]

            In the Certificate Underwriting Agreement, the Certificate Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates if any of the Certificates are purchased. This obligation of the Certificate Underwriters is subject to certain conditions precedent set forth in the Certificate Underwriting Agreement. The Seller has been advised by the Certificate Underwriters that they propose initially to offer the Certificates to the public at the price set forth in this Prospectus Supplement, and to certain dealers at such price less the initial concession not in excess of ___% per Certificate. The Certificate Underwriters may allow, and such dealers may reallow, a concession not in excess of ___% per Certificate to certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

            The Seller and TMCC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

            The Notes and the Certificates are new issues of securities with no established trading markets. The Seller has been advised by the Note Underwriters that they intend to make a market in the Notes of each Class and has been advised by the Certificate Underwriters that they intend to make a market in the Certificates, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes of any Class or the Certificates, and such market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any Class or the Certificates.

            The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

            The Underwriters have advised the Seller that, pursuant to Regulation M under the Securities Act, certain persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Securities of any Class at levels above those that might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Securities of any Class on behalf of the Underwriters for the purpose of fixing or maintaining the price of such Securities. A "syndicate covering transaction" is the bid for or the purchase of such Securities of any Class on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this offering. A "penalty bid" is an arrangement permitting one of the Underwriters to reclaim the selling concession otherwise accruing to another Underwriter or syndicate member in connection with this offering if the Securities of any Class originally sold by such other Underwriter or syndicate member are purchased by the reclaiming Underwriter in a syndicate covering transaction and has therefore not been effectively placed by such other Underwriter or syndicate member.

            Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Securities of any Class to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of any Security to the extent that it discouraged resale of such Security. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any such effect on the prices for the Securities. Neither the Seller nor the Underwriters makes any representation that the Underwriters will engage in any such transactions or that, once commenced, any such transactions will not be discontinued without notice.

                                 LEGAL OPINIONS

            In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates and certain federal income tax and California state income tax and other matters will be passed upon for the Trust by O'Melveny & Myers LLP.

                                 INDEX OF TERMS

                                                                            PAGE
                                                                            ----
Aggregate Net Losses........................................................S-34
Available Amount............................................................S-35
Available Interest..........................................................S-30
Available Principal.........................................................S-30
Certificate Balance.........................................................S-32
Certificate Underwriters....................................................S-40
Certificate Underwriting Agreement..........................................S-40
Certificateholders Interest Carryover Shortfall.............................S-33
Certificateholders' Distributable Amount....................................S-31
Certificateholders' Interest Distributable Amount...........................S-31
Certificateholders' Percentage..............................................S-31
Certificateholders' Principal Carryover Shortfall...........................S-33
Certificateholders' Principal Distributable Amount..........................S-31
Charge-off Rate.............................................................S-34
Class A-1 Final Scheduled Distribution Date.................................S-29
Class A-1 Interest Carryover Shortfall......................................S-33
Class A-1 Interest Distributable Amount.....................................S-31
Class A-2 Final Scheduled Distribution Date.................................S-29
Class A-2 Interest Carryover Shortfall......................................S-33
Class A-2 Interest Distributable Amount.....................................S-31
Class A-3 Final Scheduled Distribution Date.................................S-29
Class A-3 Interest Carryover Shortfall......................................S-33
Class A-3 Interest Distributable Amount.....................................S-31
Closing Date................................................................S-21
Code .......................................................................S-39
Collection Period...........................................................S-36
Current Receivable..........................................................S-34
Cutoff Date.................................................................S-21
Dealer Recourse.............................................................S-20
Defaulted Receivable........................................................S-31
Delinquency Percentage......................................................S-34
Determination Date..........................................................S-29
Eligible Investments........................................................S-36
Excess Amounts..............................................................S-33
Excess Payment..............................................................S-37
Financed Vehicles...........................................................S-21
Initial Certificate Balance.................................................S-32
Interest Carryover Shortfall................................................S-33
Interest Distributable Amount...............................................S-31
Interest Period.............................................................S-28
Liquidated Receivable.......................................................S-35
Net Liquidation Proceeds....................................................S-30
Note Underwriters...........................................................S-40
Note Underwriting Agreement.................................................S-40
Noteholders Interest Distributable Amount...................................S-31
Noteholders' Distributable Amount...........................................S-31
Noteholders' Percentage.....................................................S-31
Noteholders' Principal Carryover Shortfall..................................S-33
Owner Trustee...............................................................S-20
penalty bid.................................................................S-41
Plan........................................................................S-39
Pool Factor.................................................................S-27
Prepayment..................................................................S-36
Receivables Pool............................................................S-21
Receivables Purchase Agreement..............................................S-21
Seller......................................................................S-20
Servicing Fee Rate..........................................................S-36

Specified Reserve Fund Balance..............................................S-34
stabilizing bid.............................................................S-41
syndicate covering transaction..............................................S-41
Total Distribution Amount...................................................S-31
Transfer and Servicing Agreements...........................................S-35
Trust ......................................................................S-20
Trust Agreement.............................................................S-20
Underwriters................................................................S-40

                                     ANNEX A
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

      Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

      EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

      As used in the foregoing discussion, the term "U.S. Person" means (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 which elected to be treated as United States persons prior to such date also shall be U.S. Persons. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their tax advisors or specific tax advice concerning their holding and disposing of Global Securities.@@

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE SELLER, THE SERVICER OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL.

                               -------------------

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                   PAGE
                                                                   ----
Summary of Terms...............................................     S-3
Risk Factors...................................................    S-16
The Trust......................................................    S-20
Capitalization of the Trust....................................    S-21
The Owner Trustee and Indenture Trustee........................    S-21
Paying Agents..................................................    S-21
The Seller and the Servicer....................................    S-21
The Receivables Pool...........................................    S-21
Delinquencies, Repossessions and Net Losses....................    S-25
Use of Proceeds................................................    S-27
Prepayment and Yield Considerations............................    S-27
Pool Factors and Trading Information...........................    S-27
Description of the Notes.......................................    S-28
Description of the Certificates................................    S-29
Payments to Noteholders and Certificateholders.................    S-30
Subordination; Reserve Fund....................................    S-33
Transfer and Servicing Agreements..............................    S-35
ERISA Considerations...........................................    S-39
Underwriting...................................................    S-39
Legal Opinions.................................................    S-41
Index of Terms.................................................    S-42
ANNEX A: Global Clearance, Settlement and Tax
Documentation Procedures.......................................     A-1

                                PROSPECTUS

Summary of Terms...............................................       1
Risk Factors...................................................       7
The Trusts.....................................................      12
The Trustee....................................................      12
The Seller.....................................................      12
The Servicer...................................................      13
Where You Can Find More Information About Your
  Securities...................................................      16
The Receivables Pools..........................................      17
Delinquencies, Repossessions and Net Losses....................      19
Weighted Average Life of the Securities........................      19
Pool Factors and Trading Information...........................      20
Use of Proceeds................................................      21
Description of the Notes.......................................      21
Description of the Certificates................................      25
Certain Information Regarding the Securities...................      26
Description of the Transfer and Servicing
  Agreements ..................................................      38
TMCC Demand Notes..............................................      49
The Swap Agreement.............................................      53
Certain Legal Aspects of the Receivables.......................      56
Certain Federal Income Tax Consequences........................      62
ERISA Considerations...........................................      74
Plan of Distribution...........................................      75
Legal Opinions.................................................      76
Experts........................................................      76
Index of Terms.................................................      77


UNTIL ______________, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                $_______________

                             TOYOTA AUTO RECEIVABLES

                               1999-A OWNER TRUST

                          $_______________ _____% ASSET
                             BACKED NOTES, CLASS A-1

                           $_____________ _____% ASSET
                             BACKED NOTES, CLASS A-2

                           $_____________ ____% ASSET
                             BACKED NOTES, CLASS A-3

                           $_____________ ____% ASSET
                               BACKED CERTIFICATES

                               TOYOTA MOTOR CREDIT
                            RECEIVABLES CORPORATION
                                     SELLER

                               TOYOTA MOTOR CREDIT
                              CORPORATION SERVICER

                               ------------------

                              PROSPECTUS SUPPLEMENT

                               ------------------

                     Subject to completion, dated _________.

           Prospectus Supplement to Prospectus dated __________, 1999

                  TOYOTA AUTO RECEIVABLES 1999-A GRANTOR TRUST

                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                     SELLER
                        TOYOTA MOTOR CREDIT CORPORATION,
                                    SERVICER
                 $____________________ ASSET BACKED CERTIFICATES

--------------------------------------------------------------------------------

      YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-15 OF THIS SUPPLEMENT AND PAGE 7 IN THE ACCOMPANYING PROSPECTUS.

      This prospectus supplement does not contain complete information about the offering of the certificates. No one may use this prospectus supplement to offer and sell the certificates unless it is accompanied by the prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.

      NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The certificates are asset backed securities issued by the trust. The certificates are not obligations of Toyota Motor Credit Corporation, Toyota Motor Credit Receivables Corporation, Toyota Motor Sales, U.S.A., Inc. or any of their affiliates. Neither the certificates nor the receivables are insured or guaranteed by any governmental agency.

--------------------------------------------------------------------------------
The trust
will issue                                        First     First        Final
the                 Initial    Pass             Interest  Principal   Scheduled
following          Principal  Through  Interest  Payment   Payment  Distribution
securities:         Amount      Rate    Period    Date      Date        Date
                   ---------  -------  -------- --------  --------- ------------
Class A
Certificates(1)...
Class B
Certificates(1)...
Class C
Certificates(1)...

(1) The Class B Certificates and Class C Certificates are subordinated to the Class A Certificates, and the Class C Certificates are subordinated to the Class B Certificates, in each case to the extent described in this prospectus supplement.
--------------------------------------------------------------------------------


The terms of the Offering are as follows:

--------------------------------------------------------------------------------
                        INITIAL PUBLIC    UNDERWRITING         PROCEEDS TO
                       OFFERING PRICE(1)    DISCOUNT            SELLER(2)
                       -----------------  ------------       ---------------
Per Class A
Certificate...........  $_____________      _______%         $_____________
Per Class B
Certificate...........  $_____________      _______%         $_____________
Per Class C
Certificate...........  $_____________      _______%         $_____________
Total.................  $_____________      _______%         $_____________

(1)   Plus accrued interest from ____________, 1999.
(2) Before deducting expenses payable by TMCRC, as the seller, estimated to be $__________.
--------------------------------------------------------------------------------

[THE TRUST HAS APPLIED TO LIST THE CERTIFICATES ON THE LUXEMBOURG STOCK EXCHANGE AND FOR LISTING AND PERMISSION TO DEAL IN THE CERTIFICATES ON THE STOCK EXCHANGE OF HONG KONG LIMITED.]

                                 [UNDERWRITERS]

           The date of this Prospectus Supplement is __________, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates is provided in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to a particular class of certificates, including your class; and

      o this prospectus supplement, which describes the specific terms of your class of certificates.

      IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      Cross-references are included in this prospectus supplement and in the prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the back cover of the prospectus.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page ___ in this prospectus supplement and under the caption "Index of Terms" beginning on page ___ in the accompanying prospectus.

                                SUMMARY OF TERMS

      THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND PROVIDES A GENERAL OVERVIEW OF RELEVANT TERMS OF THE CERTIFICATES. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS. BOTH DOCUMENTS CONTAIN INFORMATION YOU SHOULD CONSIDER WHEN MAKING YOUR INVESTMENT DECISION.

RELEVANT PARTIES

  ISSUER Toyota Auto Receivables Grantor Trust 1999-A. The trust will be established by a pooling and servicing agreement.

  SELLER                            Toyota Motor Credit Receivables Corporation.

  SERVICER                          Toyota Motor Credit Corporation.

  TRUSTEE                           [________________________].

RELEVANT AGREEMENTS

  POOLING AND SERVICING AGREEMENT   The pooling and servicing agreement among
                                    the seller, the servicer and the trustee.
                                    The pooling and servicing agreement provides for the terms relating to the certificates.

  RECEIVABLES PURCHASE AGREEMENT    The receivables purchase agreement between
                                    Toyota Motor Credit Corporation and the
                                    seller. The receivables purchase agreement governs the sale of the receivables from Toyota Motor Credit Corporation to the seller.

RELEVANT DATES

  CLOSING DATE                      On or about [____________], 1999.

  CUTOFF DATE                       [________________ ____, 1999]

  DISTRIBUTION DATES                The trust will pay interest and principal on
                                    the certificates on the fifteenth day of each month. If the fifteenth day of the month is not a business day, payments on the certificates will be made on the next business day. The date that any payment is made is called a distribution date. The first distribution date is __________, 1999.

                                    A "business day" is any day except:

                                          o     a Saturday or Sunday;

                                          o     a day on which banks in New York
                                                or Los Angeles are closed; or

                                          o     [for payments of the Class A
                                                Certificates made in Luxembourg
                                                or Hong Kong by a paying agent,
                                                a day on which banks in
                                                Luxembourg or Hong Kong are
                                                closed.]

  FINAL SCHEDULED                   The final principal payment for each class
  DISTRIBUTION DATES                of certificates is scheduled to be made on
                                    the final scheduled distribution dates
                                    specified on the front cover of this
                                    prospectus supplement.

  RECORD DATE                       So long as the certificates are in
                                    book-entry form, the trust will make
                                    payments on the certificates to the holders of record on the day immediately preceding the distribution date. If the certificates are issued in definitive form, the record date will be the last day of the month preceding the distribution date.

DESCRIPTION OF THE CERTIFICATES

  TERMS

                                    The trust is offering the following classes of certificates by way of this prospectus supplement:

                                                                    Original             Pass Through
                                                  Class Percentage  Certificate Balance  Rate*
                                                  ----------------  -------------------  ------------
                                    Class A                %                         $             %
                                    Certificates

                                    Class B
                                    Certificates

                                    Class C
                                    Certificates
                                                  ----------------  -------------------  ------------

                                          Total         100%                         $

                                 ------------------
                                    * Calculated based on a 360-day year
                                    consisting of twelve 30-day months.

                                    Each class of certificates will have an
                                    undivided ownership interest in the trust equal to the class percentage indicated above. The class percentage will not change. The certificate balance of each class of certificates will be reduced by the payment of principal to the holders of that class.

  INTEREST AND                      In general, certificateholders are entitled
  PRINCIPAL PAYMENTS                to receive payments of interest and
                                    principal from the trust only to the extent that collections from trust assets and funds resulting from credit enhancements are sufficient to make those payments. Interest and principal collections will be divided among the various classes of certificates in specified proportions.

                                    The trust will pay interest and principal on a pro rata basis to certificateholders of record as of the preceding record date.

                                    INTEREST. The amount of interest due on each distribution date for any class of certificates will equal the product of:

                                          o     the outstanding class
                                                certificate balance as of the
                                                preceding distribution date (or,
                                                in the case of the first
                                                distribution date, as of the
                                                closing date); and

                                          o     the pass through rate for that
                                                class, on a per annum basis.

                                    Interest on the certificates will be
                                    determined on the basis of a 360-day year consisting of twelve 30-day months.

                                    The pass through rate for each class of
                                    certificates is set forth on the front cover of this prospectus supplement.

                                    If certificateholders of any class do not receive all interest owed to them on a distribution date, the trust will make payments of interest on later distribution dates to make up the shortfall, to the extent funds from specified sources are available to cover the shortfall.

                                    PRINCIPAL. The amount of principal due on each distribution date for any class of certificates will equal the applicable class percentage, as shown on the cover page of this prospectus supplement, of the sum of the following:

                                          o     the portion of all scheduled
                                                monthly payments on receivables
                                                allocable to principal during
                                                the preceding calendar month;

                                          o     the portion of all prepayments
                                                on receivables allocable to
                                                principal received by the
                                                servicer during the preceding
                                                calendar month;

                                          o     the principal balance of each
                                                receivable that was purchased by
                                                the servicer or repurchased by
                                                the seller, in either case under
                                                an obligation that arose during
                                                the preceding calendar month;
                                                and

                                          o     the principal balance of each
                                                receivable that became a
                                                defaulted receivable during the
                                                preceding calendar month.

                                    The receivables owned by the trust are
                                    classified as either precomputed receivables or simple interest receivables. The portion of the scheduled monthly payments and prepayments that will be allocable to principal is different for each of the two types of receivables. These receivables are described in more detail in "The Receivables Pools" in the accompanying Prospectus. Before each distribution date, the servicer will calculate the amount of principal to be paid to each class of certificates for that distribution date. The amount of principal to be paid to a class will equal that class' percentage of scheduled payments on precomputed receivables, principal collections on simple interest receivables and certain other principal amounts due or collected on the receivables. The class percentage for each class is detailed in the chart under "Description of the Certificates
                                    - Terms" above.

                                    If certificateholders of any class do not receive all principal owed to them on a distribution date, the trustee will make payments of principal on later distribution dates to make up the shortfall, to the extent funds from specified sources are available to cover such amounts.

                                    FOR MORE DETAILED INFORMATION REGARDING
                                    PAYMENTS OF INTEREST AND PRINCIPAL SEE
                                    "DESCRIPTION OF THE CERTIFICATES - PAYMENTS
                                    - CALCULATION OF DISTRIBUTABLE AMOUNTS".

  LISTING [The trust has applied to list the Class A Certificates on the Luxembourg Stock Exchange and The Stock Exchange of Hong Kong Limited. The trust has requested that the listings be made effective on or about _______________, 1999.]

  MINIMUM DENOMINATIONS             Certificates will be issued only in
                                    denominations of $1,000 or more.
                                    Certificates will be issued in multiples of $1 for amounts in excess of $1,000.

  REGISTRATION OF                   You will generally hold your interests in
  THE CERTIFICATES                  the securities through The Depository Trust
                                    Company in the United States, or Cedel Bank, societe anonyme or the Euroclear System in Europe or Asia. This is referred to as book-entry form. As long as the certificates are held in book-entry form, you will not receive a definitive certificate representing your certificates.

                                    FOR MORE DETAILED INFORMATION, YOU SHOULD
                                    REFER TO "ANNEX A: GLOBAL CLEARANCE,
                                    SETTLEMENT AND TAX DOCUMENTATION PROCEDURES"
                                    IN THIS PROSPECTUS SUPPLEMENT AND "RISK
                                    FACTORS -- BOOK-ENTRY REGISTRATION" AND
                                    "CERTAIN INFORMATION REGARDING THE
                                    SECURITIES -- BOOK-ENTRY REGISTRATION" IN
                                    THE ACCOMPANYING PROSPECTUS.

  TAX STATUS                        It is a condition to the issuance of the
                                    certificates that O'Melveny & Myers LLP, special tax counsel to the trust, deliver its opinion that:

                                          o     the trust will be treated as a
                                                grantor trust for United States
                                                federal income tax purposes; and

                                          o     will not be subject to federal
                                                income tax.

                                    If you purchase the certificates, you will be required to report your pro rata share of all income earned on the receivables (other than amounts, if any, treated as "stripped coupons"). In addition if you are an individual, trust or estate, you may deduct your pro rata share of reasonable servicing and other fees, subject to certain limitations.

                                    YOU SHOULD REFER TO "CERTAIN FEDERAL INCOME
                                    TAX CONSEQUENCES" IN THE ACCOMPANYING
                                    PROSPECTUS FOR ADDITIONAL INFORMATION
                                    CONCERNING THE APPLICATION OF UNITED STATES
                                    FEDERAL INCOME TAX LAWS TO THE TRUST AND THE
                                    CERTIFICATES.

  ERISA CONSIDERATIONS              The Class A Certificates are generally
                                    eligible for purchase by employee benefit plans, subject to certain considerations discussed under "ERISA Considerations" in this document and in the accompanying prospectus.

                                    The Class B Certificates and Class C
                                    Certificates, however, may not be acquired by any employee benefit plan or an individual retirement plan. However, under limited circumstances, Class B Certificates may be purchased as limited investments by persons using insurance general accounts or separate accounts.

                                    YOU SHOULD REFER TO "ERISA CONSIDERATIONS"
                                    IN THIS PROSPECTUS SUPPLEMENT AND IN THE
                                    ACCOMPANYING PROSPECTUS. IF YOU ARE A
                                    BENEFIT PLAN FIDUCIARY CONSIDERING PURCHASE
                                    OF THE CERTIFICATES OF ANY CLASS YOU SHOULD,
                                    AMONG OTHER THINGS, CONSULT WITH YOUR
                                    COUNSEL TO DETERMINE WHETHER ALL REQUIRED
                                    CONDITIONS HAVE BEEN SATISFIED.

  RATINGS OF THE CERTIFICATES       It is a condition to the issuance of the
                                    certificates that:

                                          o     the Class A Certificates be
                                                rated at least "AAA" by Standard
                                                & Poor's, a division of the
                                                McGraw Hill Companies and at
                                                least "Aaa" by Moody's Investors
                                                Service, Inc.;

                                          o     the Class B Certificates be
                                                rated at least "___" by Standard
                                                & Poor's and at least "___" by
                                                Moody's; and

                                          o     the Class C Certificates be
                                                rated at least "___" by Standard
                                                & Poor's and at least "___" by
                                                Moody's.

                                    A SECURITY RATING IS NOT A RECOMMENDATION TO
                                    BUY, SELL OR HOLD SECURITIES. THE RATINGS OF
                                    THE CERTIFICATES ADDRESS THE LIKELIHOOD OF
                                    THE PAYMENT OF PRINCIPAL AND INTEREST ON THE
                                    CERTIFICATES IN ACCORDANCE WITH THEIR TERMS.
                                    EITHER RATING AGENCY MAY SUBSEQUENTLY LOWER
                                    OR WITHDRAW ITS RATING OF THE CERTIFICATES.
                                    IF THIS HAPPENS, NO PERSON OR ENTITY WILL BE
                                    OBLIGATED TO PROVIDE ANY ADDITIONAL CREDIT
                                    ENHANCEMENT FOR THE CERTIFICATES. NO OTHER
                                    RATING AGENCY HAS BEEN ASKED TO RATE ANY
                                    CLASS OF CERTIFICATES. HOWEVER, ANOTHER
                                    RATING AGENCY MAY RATE THE CERTIFICATES AND,
                                    IF SO, THE RATING MAY BE LOWER THAN THE
                                    RATINGS DESCRIBED ABOVE.

STRUCTURAL SUMMARY                  Purchasers of Toyota and Lexus cars and
                                    light duty trucks often finance their
                                    purchases by entering into retail
                                    installment sales contracts with Toyota and Lexus dealers who then resell the contracts to Toyota Motor Credit Corporation. The purchasers of the vehicles are referred to as the "obligors" under the contracts.
                                    Toyota Motor Credit Receivables Corporation will purchase a specified amount of these contracts from Toyota Motor Credit
                                    Corporation and on the closing date will sell them to the trust in exchange for the certificates. The contracts will have a total outstanding principal balance of
                                    $___________ as of ______, 1999, the cutoff
                                    date. These contracts are referred to as the "receivables".

                                    Toyota Motor Credit Receivables Corporation will sell the certificates to investors for cash to pay for its purchase of the receivables. The chart below represents the flow of funds provided by investors for the certificates and the receivables sold by Toyota Motor Credit Corporation.

                                    [Chart depicting the transfer of receivables from Toyota Motor Credit Corporation to seller in exchange for the cash net proceeds of the offering; the transfer of receivables from the seller to the trust in exchange for the securities; and the issuance of the securities to investors in exchange for the proceeds.]

  ASSETS OF THE TRUST               The assets of the trust will primarily
                                    consist of the receivables. In addition, the assets of the trust will also include:

                                          o     certain monies due or received
                                                under the receivables on and
                                                after the cutoff date;

                                          o     security interests in the
                                                vehicles financed under the
                                                contracts;

                                          o     certain bank accounts and the
                                                proceeds of those accounts; and

                                          o     proceeds from claims under
                                                certain insurance policies
                                                relating to the financed
                                                vehicles or the obligors under
                                                the contracts and certain rights
                                                under the pooling and servicing
                                                agreement. For a more detailed
                                                description of the assets of the
                                                trust, see "The Trust -
                                                General".

  THE RECEIVABLES                   On the closing date, the trust will purchase
                                    receivables having the following
                                    characteristics as of the cutoff date:

                                    o     Total Cutoff Date Principal Balance...

                                    o     Number of Receivables.................

                                    o     Average Cutoff Date Principal Balance.

                                    o     Average Original Amount Financed......
                                            Range of Original Amounts Financed..

                                    o     Weighted Average APR(1)...............
                                            Range of APRs.......................

                                    o     Weighted Average Original Number of
                                          Scheduled Payments(1).................
                                            Range of Original Number of
                                            Scheduled Payments..................

                                    o     Weighted Average Remaining Number of
                                          Scheduled Payments(1).................
                                            Range of Remaining Number of
                                            Scheduled Payments..................

                                    ----------------
                                    (1)   Weighted by principal balance as of
                                          the cutoff date.

  SERVICING                         Toyota Motor Credit Corporation will be
                                    appointed to act as servicer for the
                                    receivables owned by the trust. The servicer will handle all collections, administer defaults and delinquencies and otherwise service the contracts. The trust will pay the servicer a monthly fee equal to 1/12 of 1.00% of the total principal balance of the receivables as of the first day of the preceding month. The servicer will also receive additional servicing compensation in the form of investment earnings, late fees and other administrative fees and expenses or similar charges received by the servicer during such month.

                                    For each distribution date, the servicer will be obligated to advance to the trust interest or principal on the receivables that is due but unpaid by the obligors. If the servicer determines that it will not be able to recover an advance from an obligor, the servicer may be reimbursed from collections on other receivables.

                                    FOR MORE DETAILED INFORMATION, YOU SHOULD
                                    REFER TO "DESCRIPTION OF THE TRANSFER AND
                                    SERVICING AGREEMENT - SERVICING COMPENSATION
                                    AND PAYMENT OF EXPENSES" IN THE ACCOMPANYING
                                    PROSPECTUS, AND TO "DESCRIPTION OF THE
                                    CERTIFICATES--ADVANCES" IN THIS PROSPECTUS
                                    SUPPLEMENT.

  OPTIONAL REDEMPTION               The servicer or the seller may redeem any
                                    outstanding certificates when the
                                    outstanding aggregate principal balance of the receivables declines to 10% or less of the original total principal balance of the receivables on the cut-off date.

                                    FOR MORE DETAILED INFORMATION REGARDING THIS
                                    OPTION, YOU SHOULD REFER TO "DESCRIPTION OF
                                    THE CERTIFICATES"--OPTIONAL PURCHASE" IN
                                    THIS PROSPECTUS SUPPLEMENT.

  PAYMENTS ON DISTRIBUTION DATES    TMCC will allocate collections on the
                                    receivables as either interest or principal depending on the terms of the related contracts. Collections allocable to interest are sometimes referred to as "interest collections". Collection allocable to principal are sometimes referred to as "principal collections".

                                    Principal advances made by the servicer will be included in principal collections. Interest advances made by the servicer will be included in interest collections. The servicer will be reimbursed from interest collections for interest advances before those collections are used to pay noteholders and certificateholders. The servicer will be reimbursed from principal collections for principal advances before those collections are used to pay noteholders and cetificateholders.

                                    PAYMENTS FROM INTEREST COLLECTIONS. Each month, the trust will distribute interest collections and interest advances received during the prior calendar month in the following order of priority:

                                          o     SERVICING FEE--the monthly
                                                servicing fee payable to the
                                                servicer;

                                          o     INTEREST ON THE CLASS A
                                                CERTIFICATES--interest due on
                                                the Class A Certificates,
                                                including any unpaid interest
                                                from prior distribution dates;

                                          o     INTEREST ON THE CLASS B
                                                CERTIFICATES--interest due on
                                                the Class B Certificates,
                                                including any unpaid interest
                                                from prior distribution dates;
                                                and

                                          o     INTEREST ON THE CLASS C
                                                CERTIFICATES--interest due on
                                                the Class C Certificates,
                                                including any unpaid interest
                                                from prior distribution dates.

                                    If interest collections are not sufficient to pay all interest owed to a class of certificateholders on any distribution date, the trust will pay the shortfall from the following sources in the following order of priority:

                                          o     CLASS A CERTIFICATES - from
                                                collections otherwise allocable
                                                to pay principal on the Class C
                                                Certificates, from collections
                                                otherwise allocable to pay
                                                principal on the Class B
                                                Certificates and from amounts on
                                                deposit in the reserve fund
                                                described below.

                                          o     CLASS B CERTIFICATES - from
                                                collections otherwise allocable
                                                to pay principal on the Class C
                                                Certificates and from amounts on
                                                deposit in the reserve fund
                                                described below.

                                          o     CLASS C CERTIFICATES - from
                                                amounts on deposit in the
                                                reserve fund.

                                    Unpaid interest on any class of certificates will accrue interest at the pass through rate for that class.

                                    PAYMENTS FROM PRINCIPAL COLLECTIONS. Each month, the trust will distribute principal collections received during the prior calendar month in the following order of priority:

                                          o     PRINCIPAL ON THE CLASS A
                                                CERTIFICATES -- principal due on
                                                the Class A Certificates,
                                                including any unpaid principal
                                                from prior distribution dates;

                                          o     PRINCIPAL ON THE CLASS B
                                                CERTIFICATES -- principal due on
                                                the Class B Certificates,
                                                including any unpaid principal
                                                from prior distribution dates;
                                                and

                                          o     PRINCIPAL ON THE CLASS C
                                                CERTIFICATES -- principal due on
                                                the Class C Certificates,
                                                including any unpaid principal
                                                from prior distribution dates.

                                    If principal collections are not
                                    sufficient to pay all principal owed to a class of certificateholders on any distribution date, the shortfall will be paid from interest collections that are not needed to pay interest to the Class A, B and C Certificateholders on that date, and from amounts on deposit in the reserve fund. These amounts will be used first to pay principal owed to the Class A Certificateholders, second to pay principal owed to the Class B
                                    Certificateholders and finally to pay
                                    principal owed to the Class C
                                    Certificateholders.

                                    FOR MORE DETAILED INFORMATION CONCERNING
                                    PAYMENTS ON THE CERTIFICATES AND PAYMENT
                                    PRIORITIES, YOU SHOULD REFER TO "DESCRIPTION
                                    OF THE CERTIFICATES--PAYMENTS" IN THIS
                                    PROSPECTUS SUPPLEMENT.

                                    Excess collections remaining in any
                                    distribution date after the above
                                    interest and principal payments have been made will be deposited in the reserve fund or distributed to the seller.

 CREDIT ENHANCEMENT                 The pooling and servicing agreement includes
                                    certain features designed to provide
                                    protection against losses and delays in
                                    payments to the Class A Certificateholders and, to a lesser extent, the Class B and C
                                    Certificateholders. These features are
                                    referred to as "credit enhancement." Losses on the receivables or other shortfalls of cash flow will be covered by allocating available cash flow to the more senior classes of certificates -- that is, Class A and B Certificates -- before making allocations to subordinate classes and by withdrawing amounts on deposit in the reserve fund. The reallocation of funds to the more senior classes of certificates is referred to as "subordination."

                                    The credit enhancement for the certificates will be as follows:

                                    CLASS A CERTIFICATES

                                          o     subordination of the Class B and
                                                C Certificates, as described
                                                below; and

                                          o     the reserve fund.

                                    CLASS B CERTIFICATES

                                          o     subordination of the Class C
                                                Certificates, as described
                                                below; and

                                          o     the reserve fund.

                                    CLASS C CERTIFICATES

                                          o     the reserve fund.

                                    SUBORDINATION OF INTEREST AND PRINCIPAL

                                          o     CLASS B CERTIFICATES--Interest
                                                payments on the Class B
                                                Certificates will be
                                                subordinated to interest
                                                payments on the Class A
                                                Certificates. Principal payments
                                                on the Class B Certificates will
                                                be subordinated to principal
                                                payments on the Class A
                                                Certificates and, in certain
                                                circumstances, interest payments
                                                on the Class A Certificates.

                                          o     CLASS C CERTIFICATES--Interest
                                                payments on the Class C
                                                Certificates will be
                                                subordinated to interest
                                                payments on the Class A
                                                Certificates and Class B
                                                Certificates. Principal payments
                                                on the Class C Certificates will
                                                be subordinated to principal
                                                payments on the Class A
                                                Certificates and Class B
                                                Certificates and, in certain
                                                circumstances, to interest
                                                payments on the Class A
                                                Certificates and Class B
                                                Certificates.

                                    RESERVE FUND

                                    On each distribution date, if collections on the receivables are insufficient to pay the amounts due to the servicer and certificateholders as described above, the trustee will withdraw from the reserve fund, to the extent available, the amount necessary to make the required payments.

                                    The pooling and servicing agreement
                                    specifies the balance that is required to be maintained for the reserve fund. On the closing date, the seller will deposit $________ into the reserve fund, which is less than the required balance. On each distribution date, after the trust makes the required payments to the servicer and certificateholders from collections on the receivables and servicer advances:

                                          o     any remaining amounts will be
                                                deposited into the reserve fund
                                                to the extent necessary to
                                                maintain the specified reserve
                                                fund balance; or

                                          o     amounts remaining in the reserve
                                                fund in excess of the specified
                                                balance will be paid to the
                                                seller.

                                    The trust and certificateholders will have no right to payment or recapture of any amounts released from the trust or reserve fund and paid to the seller. The seller will have no obligation to deposit funds into the reserve fund except for the initial deposit on the closing date.

                                    FOR MORE DETAILED INFORMATION CONCERNING THE
                                    CREDIT ENHANCEMENT PROVISIONS, YOU SHOULD
                                    REFER TO "DESCRIPTION OF THE
                                    CERTIFICATES--SUBORDINATION; RESERVE FUND"
                                    IN THIS PROSPECTUS SUPPLEMENT.

                                  RISK FACTORS

      YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (AND THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS) IN DECIDING WHETHER TO PURCHASE THE CERTIFICATES OF ANY CLASS.

      THE ABSENCE OF A SECONDARY MARKET FOR THE CERTIFICATES COULD LIMIT YOUR ABILITY TO RESELL THE CERTIFICATES.

      The absence of a secondary market for the certificates could limit your ability to resell them. This means that if you want to sell your certificates in the future before they mature, you may have difficulty finding a buyer. If you find a buyer, the selling price may be less than it would have been if a secondary market existed for the certificates. There is currently no secondary market for the certificates. Although the underwriters have stated that they intend to make a market in each class of certificates, they are not obligated to do so. A secondary market may not ever develop for the certificates. Even if such a market does develop, it may not provide sufficient liquidity or continue for the life of your certificates.

      PREPAYMENTS ON RECEIVABLES MAY CAUSE PREPAYMENTS ON THE CERTIFICATES, RESULTING IN REINVESTMENT RISK TO YOU.

      You may receive payment of principal on your certificates earlier than you expected. If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your certificates. Prepayments on the receivables will shorten the life of the certificates to an extent that cannot be predicted. Prepayments may occur for a number of reasons. Some prepayments may be caused by the obligors under the receivables. For example, obligors may:

                  o make early payments, since receivables will generally be prepayable at any time without penalty;

                  o default, resulting in the repossession and sale of the financed vehicle; or

                  o damage the vehicle or become unable to pay due to death or disability, resulting in payments to the trust under any existing physical damage, credit life or other insurance.

      Some prepayments may be caused by the seller or the servicer. For example, the seller will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables. If the seller or the servicer breaches its representation or agreement and the breach cannot be remedied, it will be required to purchase the affected receivables from the trust. This will result, in effect, in the prepayment of the purchased receivables. In addition, the seller and the servicer have the option to purchase the receivables from the trust when the total outstanding principal balance of the receivables is 10% or less of the total outstanding principal balance as of the cutoff date.

      The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. The seller has limited historical experience with respect to prepayments. In addition, the seller is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the seller cannot predict the actual prepayment rates for the receivables. The seller, however, believes that the actual rate of prepayments will result in the weighted average life of the receivables being shorter than the period from the closing date to the final scheduled maturity date for the related class. If this is the case, the weighted average life of each class of certificates will be correspondingly shorter.

      SUBORDINATION FEATURES INCREASE RISK OF LOSS OR DELAY IN PAYMENT TO CLASS B AND CLASS C CERTIFICATES.

      If you buy Class B Certificates:

      o you will not receive any interest payments on a distribution date until all interest owed on the Class A

            Certificates on that date has been paid; and

      o you will not receive any principal payments on a distribution date until all principal and interest owed on the Class A Certificates on that date has been paid.

      If you buy Class C Certificates:

      o you will not receive any interest payments until all interest owed on the Class A Certificates and Class B Certificates has been paid; and

      o you will not receive any principal payments until all principal and interest owed on the Class A Certificates and Class B Certificates has been paid.

      Because the Class A Certificates and, to a lesser extent, the Class B Certificates will receive preferential allocations of interest and principal, the Class C Certificates and, to a lesser extent, the Class B Certificates, will be exposed to a greater risk of nonpayment or delayed payment if collections fall significantly below expected levels.

      As a result of the subordination features described above, the yield on the Class B Certificates will be sensitive, and the yield on the Class C Certificates will be extremely sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on your certificates may be lower than anticipated. See "Description of the Certificates -- Subordination; Reserve Fund" in this prospectus supplement.

      BECAUSE THE TRUST HAS LIMITED ASSETS, THERE IS ONLY LIMITED PROTECTION AGAINST POTENTIAL LOSSES.

      The only source of funds for payments on the certificates is the assets of the trust and the reserve fund. The certificates are not obligations of, and will not be insured or guaranteed by any governmental agency or the seller, the servicer, Toyota Motor Sales, U.S.A., Inc., any trustee or any of their affiliates. You must rely solely on payments on the receivables and amounts on deposit in the reserve fund for payments on the certificates. Although funds in the reserve fund will be available to cover shortfalls in payments of interest and principal on each distribution date, the amounts deposited in the reserve fund will be limited. If the entire reserve fund has been used, the trust will depend solely on current collections on the receivables to make payments on the certificates. Any excess amounts released from the reserve fund to the seller will no longer be available to certificateholders on any later distribution date. See "Description of the Certificates -- Subordination; Reserve Fund" in this prospectus supplement.

      PERFORMANCE OF THE RECEIVABLES COULD BE AFFECTED BY ECONOMIC CONDITIONS IN THE STATES WHERE THE RECEIVABLES WERE ORIGINATED.

      If a large number of obligors are located in a particular state, economic conditions or other factors that negatively affect that state could also negatively affect the delinquency, credit loss or repossession experience of the trust. As of ________________ ,Toyota Motor Credit Corporation's records indicate that the billing addresses of the obligors of the receivables were in the following states:

                                           PERCENTAGE OF TOTAL PRINCIPAL BALANCE
      ..................................                     %
      ..................................                     %
      ..................................                     %

      ..................................                     %



      No other state, by billing addresses, constituted more than 5% of the balance of the receivables as of ________________, ______________.

      BECAUSE THE CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED INDIRECTLY.

      Because the certificates will be issued in book-entry form, you will be required to hold your interest in the certificates through The Depository Trust Company in the United States, or Cedel Bank, societe anonyme or the Euroclear System in Europe. Transfers of interests in the certificates within DTC, Cedel or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive certificate representing your interest. The certificates will remain in book-entry form except in the limited circumstances described under the caption "Book-Entry Registration" in the accompanying prospectus. Unless and until the certificates cease to be held in book-entry form, the trustee will not recognize you as a "Securityholder", as that term is used in the pooling and servicing agreement. As a result, you will only be able to exercise the rights of Securityholders indirectly through DTC (if in the United States) and its participating organizations, or Cedel and Euroclear (in Europe) and their participating organizations. Holding the certificates in book-entry form could also limit your ability to pledge your certificates to persons or entities that do not participate in DTC, Cedel or Euroclear and to take other actions that require a physical certificate representing the certificates.

      Interest and principal on the certificates will be paid by the trust to DTC as the record holder of the certificates while they are held in book-entry form. DTC will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to certificateholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

                                    THE TRUST

GENERAL

      The Toyota Auto Receivables 1999-A Grantor Trust (the "Trust") will be formed by Toyota Motor Credit Receivables Corporation (the "Seller") pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of _____________, 1999 among the Seller, Toyota Motor Credit Corporation ("TMCC"), as servicer (in such capacity, the "Servicer") and ______________, as trustee (the "Trustee"). The Seller will establish the Trust by selling and assigning the assets of the Trust to the Trustee in exchange for the Certificates to be issued by the Trust. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates -- Servicing Compensation".

      Pursuant to agreements between TMCC and the Dealers, each Dealer will repurchase from TMCC those retail installment sales contracts that do not meet certain representations and warranties made by such Dealer. Such Dealer repurchase obligations are referred to herein as "Dealer Recourse". Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectability of such contracts. Although the Dealer agreements with respect to the Receivables will not be assigned to the Trustee, any recovery by TMCC pursuant to any Dealer Recourse will be deposited in the Collection Account in satisfaction of TMCC's repurchase obligations under the Agreement. The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties.

      Each Certificate represents an undivided ownership interest in the Trust. The Trust property includes the Receivables, and certain monies due or received thereunder on or after the Cutoff Date. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right to receive proceeds from any Dealer Recourse; (v) the rights of the Seller under the Receivables Purchase Agreement; (vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by the Trustee; and
(vii) any and all proceeds of the foregoing. The Reserve Fund will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

      The Trust's principal offices are in _______________, in care of _______________, as Trustee, at the address set forth below under "-- The Trustee."

                                   THE TRUSTEE

      ____________ is the Trustee under the Agreement. _______________ is a
________________ and its principal offices are located at ________________. The Seller and its affiliates may maintain normal commercial banking relations with the Trustee and its affiliates.

      [Under the Agreement, the Trustee will appoint paying agents in Luxembourg and Hong Kong. For so long as the Class A Certificates are listed on the Luxembourg Stock Exchange or The Stock Exchange of Hong Kong Limited, the Trustee will maintain paying agents in Luxembourg and Hong Kong. The Initial Paying Agents will be _______________ and ___________. Definitive Certificates may be presented for purposes of payment, transfer or exchange at the offices of the paying agent in Luxembourg at ___________, Luxembourg, at the offices of the paying agent in Hong Kong at ___________, Hong Kong or such other paying agents as may be specified in a written notice to the holders of Certificates described below.]

                           THE SELLER AND THE SERVICER

      Information regarding the Seller and the Servicer is set forth under the captions "The Seller" and "The Servicer" in the Prospectus.

                              THE RECEIVABLES POOL

      The Receivables Pool (the "Receivables Pool") will include the Receivables purchased as of ______________ (the "Cutoff Date"). The Receivables were originated by Dealers in accordance with TMCC's requirements and subsequently purchased by TMCC. The Receivables evidence the indirect financing made available by TMCC to the related purchasers (the "Obligors") of the vehicles financed by the Receivables (the "Financed Vehicles"). On or before the date of the initial issuance of the Securities (the "Closing Date"), TMCC will sell the Receivables to the Seller pursuant to the receivables purchase agreement (the "Receivables Purchase Agreement") between the Seller and TMCC. The Seller will, in turn, sell the Receivables to the Trust pursuant to the Agreement. During the term of the Agreement, neither the Seller nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Trust.

      Receivables in the Receivables Pool are required to meet certain selection criteria as of the Cutoff Date. Pursuant to such criteria, each Receivable: (i) was, at the time of origination, secured by a new or used automobile or light duty truck; (ii) was originated in the United States; (iii) provides for level monthly Scheduled Payments that fully amortize the amount financed by such Receivable over its original term (except for minimally different payments in the first or last month in the life of the Receivable); (iv) was originated prior to [__________], 1999; (v) had an original number of scheduled payments of not less than [____] and not more than [____] and, as of the Cutoff Date, had a remaining number of scheduled payments of not less than [____] and not more than [____]; (vi) provides for the payment of a finance charge at an APR ranging from [____] % to [____] %; (vii) does not have a payment that is more than [__ days] past due as of the Cutoff Date; (viii) is not a Receivable as to which payments ahead of [__] or more scheduled payments have been received from or on behalf of the related Obligor; (ix) is being serviced by TMCC; (x) to the best knowledge of the Seller, is not due from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; (xi) does not relate to a Financed Vehicle that has been repossessed without reinstatement as of the Cutoff Date; and (xii) does not relate to a Financed Vehicle which was subject to force-placed insurance as of the Cutoff Date. TMCC does not originate retail installment sales contracts in Hawaii, and retail installment sales contracts originated in Texas will not be included in the Trust. No selection procedures believed by the Seller to be adverse to Certificateholders will be used in selecting the Receivables.

      As noted above, the Receivables represent financing of new and used automobiles and light duty trucks. Approximately [____] % and [____] % (based on the Initial Pool Balance) of the Receivables represent financing of new vehicles and used vehicles, respectively. As of the Cutoff Date, the average Principal Balance of the Receivables was approximately $[_____________]. Based on the addresses of the originating Dealers, the Receivables have been originated in [__] states. Except in the case of any breach of representations and warranties by the related Dealer, the Receivables generally do not provide for recourse against the originating Dealer. Approximately [____] % and [____] % of the Receivables (based on the Initial Pool Balance) constitute Precomputed Receivables and Simple Interest Receivables, respectively.

      By aggregate principal balance, approximately ______% of the Receivables constitute Precomputed Receivables and approximately ______% of the receivables constitute Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed receivables and Simple Interest Receivables. In addition, by aggregate principal balance, approximately ______% of the Receivables, constituting ______% of the number of Receivables, as of the Cutoff Date, represent vehicles financed at TMCC's new vehicles rates, which apply to new and certain previously owned vehicles; the remainder represent vehicles financed at TMCC's used vehicles rates. Approximately ______% of the aggregate principal balance of the Receivables represent financing of vehicles manufactured or distributed by Toyota Motor Corporation, the parent of TMS, or any of its affiliates.

      The composition, distribution by APR and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

Total Cutoff Date Principal Balance                           $_________________
Number of Receivables                                         $_________________
Average Cutoff Date Principal Balance                         $_________________
Average Original Amount Financed.                             $_________________
  Range of Original Amount Financed                           $_________________ to

                                                              $_________________
Weighted Average APR(1)                                       _________%
  Range of APRs                                               _________% to ________%

Weighted Average Original Number of Scheduled Payments(1)
  Range of Original Number of Scheduled Payments              _________ to ________

Weighted Average Remaining Number of Scheduled Payments(1)
  Range of Remaining Number of Scheduled Payments             _________ to ________

-----------------------------

(1)   Weighted by Principal Balance as of the Cutoff Date.

                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                                                PERCENTAGE OF                                          PERCENTAGE OF
                                             NUMBER OF         TOTAL NUMBER OF              CUTOFF DATE                  CUTOFF DATE
            RANGE OF APRS                   RECEIVABLES          RECEIVABLES              PRINCIPAL BALANCE             POOL BALANCE
            -------------                   -----------        ---------------            -----------------            -------------
 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

                                                                PERCENTAGE OF                                          PERCENTAGE OF
                                             NUMBER OF         TOTAL NUMBER OF              CUTOFF DATE                  CUTOFF DATE
            RANGE OF APRS                   RECEIVABLES          RECEIVABLES              PRINCIPAL BALANCE             POOL BALANCE
            -------------                   -----------        ---------------            -----------------            -------------
 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

 ....................................

----------

(1) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

              DISTRIBUTION OF THE INITIAL RECEIVABLES BY STATE (1)

                                                               PERCENTAGE OF               CUTOFF DATE               PERCENTAGE OF
                                        NUMBER OF                NUMBER OF                  PRINCIPAL                 CUTOFF DATE
              STATE                    RECEIVABLES              RECEIVABLES                  BALANCE                  POOL BALANCE
              -----                    -----------             -------------                ----------               -------------
Alabama.........................
Alaska..........................
Arizona.........................
Arkansas........................
California......................
Colorado........................
Connecticut.....................
Delaware........................
Florida.........................
Georgia.........................
Idaho...........................
Illinois........................
Indiana.........................
Iowa............................
Kansas..........................
Kentucky........................
Louisiana.......................
Maine...........................
Maryland........................
Massachusetts...................
Michigan........................
Minnesota.......................
Mississippi.....................
Missouri........................
Montana.........................
Nebraska........................
Nevada..........................
New Hampshire...................
New Jersey......................
New Mexico......................
New York........................
North Carolina..................
North Dakota....................
Ohio............................
Oklahoma........................
Oregon..........................
Pennsylvania....................
Rhode Island....................
South Carolina..................
South Dakota....................
Tennessee.......................
Utah............................
Vermont.........................
Virginia........................
Washington......................
West Virginia...................
Wisconsin.......................
Wyoming.........................
  Total (2).....................

-----------------------

(1)   Based solely on the addresses of the originating Dealers.

(2) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                   DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

      Set forth below is certain information concerning TMCC's experience with respect to its portfolio of new and used automobile and light duty truck retail installment sales contracts which it initially funded and is servicing. The information set forth below does not include retail installment sales contracts serviced by an independent finance company conducting business in five southeastern states of the United States. This is because the contracts serviced by that company will not be included in the Trust.

      The data presented in the following tables are provided for illustrative purposes only. There is no assurance that TMCC's delinquency, credit loss and repossession experience with respect to automobile and light duty truck retail installment sales contracts in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below.

                        HISTORICAL DELINQUENCY EXPERIENCE

                                                             AT OR FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                       AT DECEMBER 31,    ------------------------------------------------------------------------------------
                             1998              1998             1997             1996              1995             1994
                      -----------------  ---------------  ---------------  ----------------  ---------------  ---------------
Number of Contracts
Outstanding at
End of Period......

Delinquencies
as a Percentage
of Contracts
Outstanding

31-60 Days.........

61-90 Days.........

Over 90 Days.......

----------

                      NET LOSS AND REPOSSESSION EXPERIENCE

                    AT OR FOR THE THREE                                  AT SEPTEMBER 30,
                        MONTHS ENDED      ------------------------------------------------------------------------------------
                     DECEMBER 31, 1998          1998             1997              1996            1995             1994
                     -----------------    ---------------  ---------------  ----------------  ---------------  ---------------
                                                    (DOLLARS IN THOUSANDS)
Net Receivables
Outstanding .........

Average Net
Receivables
Outstanding .........

Number of Contracts
Outstanding .........

Average Number of
Contracts
Outstanding .........

Number of
Repossessions .......

Number of
Repossessions as a
Percentage of the
Contracts Outstanding

Number of
Repossessions
as a
Percentage
of the
Average
Number of
Contracts
Outstanding

Gross
Charge-Offs .........

Recoveries ..........

Net Losses ..........

Net Losses
as a
Percentage
of Net
Receivables
Outstanding

Net Losses
as a
Percentage
of Average
Net
Receivables
Outstanding

------------------------

                                 USE OF PROCEEDS

      The Seller will use the net proceeds from the sale of the Certificates (approximately $______) to purchase the Receivables from TMCC pursuant to the Receivables Purchase Agreement and to fund the Reserve Fund.

                       PREPAYMENT AND YIELD CONSIDERATIONS

      Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus and "Risk Factors -- Prepayments on receivables may cause prepayments on the certificates, resulting in reinvestment risk to you" in this prospectus supplement. Because the rate of payment of principal of each class of Certificates depends on the rate of payment (including prepayments and liquidations due to default) of the principal balance of the Receivables, the final payment in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on their respective Certificates. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

      The Class C Certificates and, to a lesser extent, the Class B Certificates, will provide limited protection against losses on the Receivables. Accordingly, the yield on the Class C Certificates and, to a lesser extent, the Class B Certificates, will be extremely sensitive to the loss experience of the Receivables and the timing of any such losses. If the actual rate and amount of losses experienced by the Receivables exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the Class C Certificates and/or the Class B Certificates may be lower than anticipated.

      [Although the Receivables have different APRs, each Receivable's APR exceeds the sum of (i) the weighted average of the Class A Pass Through Rate, the Class B Pass Through Rate and the Class C Pass Through Rate plus (ii) the Servicing Fee Rate. Therefore, disproportionate rates of prepayments between Receivables with higher and lower APRs should not affect the yield to Certificateholders on the outstanding principal balance of a particular Class of Certificates.]

                      POOL FACTORS AND TRADING INFORMATION

      The "Pool Factor" for a particular Class of Certificates will be a seven-digit decimal indicating the Class A Certificate Balance, Class B Certificate Balance and Class C Certificate Balance as of the close of business on the Distribution Date in such month as a fraction of the Original Class A Certificate Balance, Original Class B Certificate Balance or Original Class C Certificate Balance, as the case may be. The Servicer will compute the Class Pool Factor each month. Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in each Class Certificate Balance. Each Class Certificate Balance will be computed by allocating payments in respect of the Receivables to principal and interest using the actuarial method for the Precomputed Receivables and using the simple interest method for the Simple Interest Receivables. The portion of the Class

Certificate Balance for a given month allocable to each Certificateholder of a particular Class of Certificates can be determined by multiplying the original denomination of the holder's Certificate by the related Pool Factor for that month.

      Pursuant to the Agreement, the Certificateholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Pool Factor and various other items of information pertaining to the Trust. Certificateholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders" in the Prospectus.

                         DESCRIPTION OF THE CERTIFICATES

      The following summary describes certain terms of the Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

GENERAL

      The Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Agreement will be filed with the [Luxembourg and Hong Kong Stock Exchanges] following the issuance of the Securities. The Certificates will evidence undivided ownership interests in the Trust created pursuant to the Agreement. Each Class of Certificates issued by the Trust will represent an undivided ownership interest in the Trust equal to the class percentage set forth on the front cover of this prospectus supplement. In general, and subject to the prior rights of any senior classes of Certificates, it is intended that Certificateholders of each Class receive, on each Distribution Date, the related Class Principal Distributable Amount plus interest at the related Class Pass Through Rate on the related Class Principal Balance.

SALE AND ASSIGNMENT OF RECEIVABLES

      Certain information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus.

ACCOUNTS

      In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Trustee a Payahead Account in the name of the Trustee on behalf of the Certificateholders.

SERVICING COMPENSATION

      The Servicing Fee with respect to the calendar month immediately preceding any Distribution Date (a "Collection Period") will be one-twelfth of 1.00% (the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period or, in the case of the first Distribution Date, the Initial Pool Balance. The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Distribution Date solely to the extent of Available Interest. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees and any other administrative fees and expenses or similar charges collected during such Collection Period, plus any interest or investment earnings earned during such Collection Period from the investment of monies on deposit in the Accounts. See "-- Collections" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

COLLECTIONS

      The Servicer generally may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on the related Distribution Date. However, if (i) TMCC ceases to be the Servicer, (ii) an Event of Default exists and is continuing or (iii) the short-term unsecured debt of TMCC ceases to be rated at least P-1 by Moody's and A-1 by S&P, and alternative arrangements acceptable to the Rating Agencies are not made, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt. Pending deposit into the Collection Account, the Servicer may invest collections at its own risk and for its own benefit. Such amounts will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may also instruct the Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Distribution Date. The Seller or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Distribution Date. See "Description of the Transfer and Sale Agreements -- Collections" in the Prospectus.

      "Eligible Investments" will be specified in the Agreement and will be limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of each Class of the Certificates.

      Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment'. Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if any of the conditions in clauses (i) through (iii) in the second preceding paragraph is not satisfied, deposited in the Payahead Account), as a Payment Ahead. See "Description of the Transfer and Sale Agreements -- Collections" in the Prospectus.

ADVANCES

      The Servicer will be required to make Advances in respect of Scheduled Payments that are not received in full by the end of the month in which they are due, unless the Servicer determines, in its sole discretion, that such Advances will not be recoverable from certain collections available to reimburse such Advances. Under certain circumstances, if the Servicer determines that reimbursement from such collections is unlikely, the Servicer will be entitled to recover unreimbursed Advances from collections on or in respect of other Receivables. See "Description of the Transfer and Sale Agreements -- Advances" in the Prospectus.

      The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

NET DEPOSITS

      As an administrative convenience, unless the Servicer is required to remit collections daily (as described under "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all of the foregoing deposits and payments were made individually. See "Description of the Transfer and Servicing Agreements -- Net Deposits" in the Prospectus.

OPTIONAL PURCHASE

      The outstanding Certificates will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer or the Seller exercises its option to purchase the Receivables. The Seller, the Servicer, or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements -- Termination". The "Redemption Price" for the outstanding Certificates will equal the Certificate Balance on the date of such optional purchase plus accrued and unpaid interest thereon.

REMOVAL OF SERVICER

      The Trustee or Holders of Certificates evidencing 51% of the voting interests of Certificates (voting as a single class) may terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement upon the: (i) failure by the Servicer to deliver to the Trustee for payment to the Certificateholders any required payment or to deliver the related Servicer's Certificate, which failure continues unremedied for three Business Days after discovery of the failure by an officer of the Servicer or receipt by the Servicer of notice thereof from the Trustee or Holders of Certificates evidencing not less than 25% of the aggregate principal amount of the Class A Certificates and the Class B Certificates voting together as a single class (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates); (ii) failure by the Servicer to observe or to perform in any material respect any other covenants or agreements set forth in the Agreement, which failure materially and adversely affects the rights of Certificateholders and is not remedied within 90 days of written notice thereof to the Servicer; or (iii) certain events of insolvency or bankruptcy of the Servicer occur. Under such circumstances, authority and power shall, without further action, pass to and be vested in the Trustee or a Successor Servicer appointed under the Agreement. Upon receipt of notice of the occurrence of a Servicer default, the Trustee shall give notice thereof to the Rating Agencies.

THE TRUSTEE

      [_______________________] will be the Trustee under the Agreement. As a matter of [New York] law, the Trust will be viewed as a separate legal entity, distinct from the Trustee, and the Trust will be viewed as the issuer of the Certificates. The Trustee and any of its affiliates may hold Certificates in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by such successor Trustee.

      The Agreement will provide that the Servicer will pay the Trustee's fees and expenses in connection with its duties under the Agreement. The Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Agreement).

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication thereof) or of any Receivables or related documents. The Trustee will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or Payahead Account. The Trustee will not independently verify the Receivables. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as will be specified in the Agreement.

      The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Certificates evidencing not less than 25% of the voting interests of the Class A Certificates, Class B Certificates and Class C Certificates, acting together as a single class, have made written request upon the Trustee to institute such proceeding in its own name as the Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.

NOTICES

      Certificateholders will be notified in writing by the Trustee of any Event of Default or termination of, or appointment of a successor to, the Servicer promptly upon a Responsible Officer (as defined in the Agreement) obtaining actual knowledge thereof. Except with respect to the monthly and annual statements to Certificateholders and Servicing Reports described herein, the Trustee is not obligated under the Agreement to forward any other notices to the Certificateholder. There are no provisions in the Agreement for the regular or special meetings of Certificateholders.

      [For so long as the Class A Certificates are listed on the Luxembourg Stock Exchange, notices to holders of the Class A Certificates will be given by publication in a leading daily newspaper of general circulation in Luxembourg or, if publication in Luxembourg is not practical, in Europe. Such publication is expected to be made in the Luxembourger Wort. For so long as the Class A Certificates are listed on The Stock Exchange of Hong Kong Limited, notices to holders of the Class A Certificates will be given in a leading daily newspaper of general circulation in the English language in Hong Kong. Such publication is expected to be made in the South China Morning Post. In addition, if Definitive Certificates are issued, such notices will be mailed to the addresses of holders of definitive Certificates at the addresses therefor as they appear in the register maintained by the Trustee prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing.]

PRESCRIPTION

      In the event that any Certificateholder shall not surrender its Certificates for retirement within six months after the date specified in written notice given by the Trustee of the date for final payment thereof, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for retirement and receive the final payment with respect thereto. If within one year after such second notice any Certificates shall not have been surrendered, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be paid by the Trustee to a charity specified in the Agreement.

GOVERNING LAW

      The Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within such jurisdiction.

                         PAYMENTS TO CERTIFICATEHOLDERS

      GENERAL. The trust will pay interest and principal on the certificates on the fifteenth day of each month. If the fifteenth day of the month is not a Business Day, payments on the certificates will be made on the next business day. The date that any such payment is made is called a "Distribution Date." The first distribution date is _______________, 1999. A "Business Day" is any day except a Saturday or Sunday, a day on which banks in New York or Los Angeles are closed; or [for payments on the Class A Certificates made in Luxembourg or Hong Kong by a paying agent, a day on which banks in Luxembourg or Hong Kong are closed.]

      On the second Business Day preceding each Distribution Date (each, a "Determination Date"), the Servicer will inform the Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Determination Date, the Servicer shall also determine the Class A Distributable Amount, the Class B Distributable Amount, the Class C Distributable Amount and, based on the available funds and other amounts available for payment on the related Distribution Date as described below, the amount to be paid to Certificateholders of each Class.

      On or before each Distribution Date, the Trustee will cause Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Collection Account.

      The Trustee will make payments to the Certificateholders out of the amounts on deposit in the Collection Account. The amount to be paid to the Certificateholders will be determined in the manner described below.

      CALCULATION OF AVAILABLE AMOUNTS. The amount of funds available for payment on a Distribution Date will generally equal the sum of Available Interest and Available Principal. Generally, Available Interest and Available Principal on a particular Distribution Date consist of that portion of the following amounts allocable to interest and principal, respectively:

      (i) all collections on or in respect of the Receivables other than Defaulted Receivables (including Payments Ahead being applied in such Collection Period but excluding Payments Ahead to be applied in one or more future Collection Periods);

      (ii) all proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with such liquidation, including amounts received in subsequent Collection Periods ("Net Liquidation Proceeds");

      (iii) all Advances made by the Servicer; and

      (iv) all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller and Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in each case in respect of such Collection Period.

      More specifically, "Available Interest" for a Distribution Date will equal the sum of the amounts described in clauses (i) through (iv) above received or allocated by the Servicer in respect of interest on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method and in the case of the Simple Interest Receivables shall be calculated in accordance with the simple interest method).

      "Available Principal" for a Distribution Date will equal the sum of the amounts described in clauses (i) through (iv) above received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method).

      Available Interest and Available Principal on any Distribution Date will exclude (i) amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of such Receivable, (ii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of such Receivable and (iii) recovered from collections with respect to certain Advances that the Servicer has determined are unlikely to be repaid.

      A "Defaulted Receivable" will be a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 150 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.

      CALCULATION OF DISTRIBUTABLE AMOUNTS. The "Class Distributable Amount" for each Class of Certificates with respect to a Distribution Date will equal the sum of (i) the related Principal Distributable Amount (each such amount, the "Class A Principal Distributable Amount", "Class B Principal Distributable Amount" and "Class C Principal Distributable Amount"), and (ii) the related Interest Distributable Amount (each such amount the "Class A Interest Distributable Amount", "Class B Interest Distributable Amount" and "Class C Interest Distributable Amount").

      The "Principal Distributable Amount" for a particular class consists of the Class A, Class B or Class C Percentage, as applicable, of the following items: (a) in the case of Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method, (b) in the case of Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during the related Collection Period, (c) the principal portion of all Prepayments on Simple Interest Receivables and prepayments in full of Precomputed Receivables received during the related Collection Period (to the extent such amounts are not included in clauses (a) and (b) above) and (d) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during the related Collection Period (to the extent such amounts are not included in clauses (a), (b) and (c) above).

      The "Interest Distributable Amount" for a particular class consists of one month's interest at the related Pass Through Rate on the related Certificate Balance as of the immediately preceding Distribution Date (after giving effect to payments of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the related Original Class Certificate Balance (such amounts the "Class A Distributable Amount", "Class B Distributable Amount" and "Class C Distributable Amount").

      The "Class A Certificate Balance" will initially equal the Original Class A Certificate Balance and, on any Distribution Date, will equal the Original Class A Certificate Balance, reduced by all amounts allocable to principal and paid on or prior to such Distribution Date on the Class A Certificates. In addition, on each Distribution Date from and including the Distribution Date on which both the Class B Certificate Balance and the Class C Certificate Balance have been reduced to zero, the Class A Certificate Balance will be reduced by the amount, if any, necessary to cause it to equal the Pool Balance as of the last day of the related Collection Period after taking account of all payments, deposits and withdrawals to be made on such Distribution Date.

      The "Class B Certificate Balance" will initially equal the Original Class B Certificate Balance and, on any Distribution Date, will equal the Original Class B Certificate Balance, reduced by all amounts allocable to principal and paid on or prior to such Distribution Date on the Class B Certificates. In addition, on each Distribution Date from and including the Distribution Date on which the Class C Certificate Balance is reduced to zero, the Class B Certificate Balance will be reduced by the amount, if any, necessary to cause it to equal the excess, if any, of the Pool Balance as of the last day of the related Collection Period over the Class A Certificate Balance after taking account of all payments, deposits and withdrawals to be made on such Distribution Date.

      The "Class C Certificate Balance" will initially equal the Original Class C Certificate Balance and, on any Distribution Date, will equal the amount by which the Pool Balance on the last day of the related Collection Period exceeds the sum of the Class A Certificate Balance and the Class B Certificate Balance on such Distribution Date after giving effect to payments in respect of principal to Class A Certificateholders and Class B Certificateholders and all other deposits or withdrawals required to be made on such Distribution Date.

      The Certificate Balance of a Class of Certificates will be reduced as a result of shortfalls in collections available to be paid on a Distribution Date in respect of interest on or principal of such Class or any other Class of Certificates only if available amounts on deposit in the Reserve Fund are insufficient to cover such shortfall. See "-- Subordination; Reserve Fund".

      PAYMENTS OF INTEREST. On each Distribution Date, commencing _________, 1999, the Certificateholders will be entitled to interest payments in an amount up to the amount of interest that accrued on the Certificate Balance for the related Interest Period at the Pass Through Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments due for any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest payments with respect to a Class of Certificates will generally be funded from the portion of Available Interest and funds available in the Reserve Fund remaining after payment of the Servicing Fee, the reimbursal of any Advances and payment of the Interest Distributable Amount for any senior Class of Certificates. See "Description of the Transfer and Servicing Agreement--Payments" and "--Reserve Fund" in the Prospectus.

      PAYMENTS OF PRINCIPAL. On each Distribution Date, commencing _____, 1999, each Class of Certificates will be entitled to principal payments in an amount generally equal to the Principal Distributable Amount for such Class. Principal payments for a Class of Certificates will generally be funded from the portion of Available Principal remaining after payment of the Principal Distributable Amount for any senior Class of Certificates. Under certain circumstances, amounts otherwise allocable to pay principal on a Class of Certificates will be applied to cover shortfalls in amounts available to make payments of interest on a more senior Class of Certificates.

      PAYMENT OF DISTRIBUTABLE AMOUNTS. Prior to each Distribution Date, the Servicer will calculate the amount to be paid to the Certificateholders. On each Distribution Date, the Trustee will pay to Certificateholders the following amounts in the following order of priority, to the extent of funds available for payment on such Distribution Date:

            (i) to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, such amounts to be paid from Available Interest;

            (ii) to the Class A Certificateholders, an amount equal to the Class A Interest Distributable Amount and any unpaid Class A Interest Carryover Shortfall, such amount to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clause (i) above); and if such Available Interest is insufficient, the Class A Certificateholders will be entitled to receive such amount first, from the Class C Percentage of Available Principal, second from the Class B Percentage of Available Principal and third, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account;

            (iii) to the Class B Certificateholders, an amount equal to the Class B Interest Distributable Amount and any unpaid Class B Interest Carryover Shortfall, such amount to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clauses
      (i) and (ii) above); and if such Available Interest is insufficient, the Class B Certificateholders will be entitled to receive such amount first, from the Class C Percentage of Available Principal and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account;

            (iv) to the Class C Certificateholders, an amount equal to the Class C Interest Distributable Amount and any unpaid Class C Interest Carryover Shortfall, such amount to be paid from Available Interest (after giving effect to the reduction in Available Interest described in clauses (i) through (iii) above); and if such Available Interest is insufficient, the Class C Certificateholders will be entitled to receive such amount from monies transferred from the Reserve Fund to the Collection Account;

            (v) to the Class A Certificateholders, an amount equal to the Class A Principal Distributable Amount and any unpaid Class A Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to any reduction in Available Principal described in clauses (ii) and (iii) above); and if such Available Principal is insufficient, the Class A Certificateholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) through (iv) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account;

            (vi) to the Class B Certificateholders, an amount equal to the Class B Principal Distributable Amount and any unpaid Class B Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to any reduction in Available Principal described in clauses (ii), (iii) and (v) above); and if such Available Principal is insufficient, the Class B Certificateholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) through (v) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account; and

            (vii) to the Class C Certificateholders, an amount equal to the Class C Principal Distributable Amount and any unpaid Class C Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to any reduction in Available Principal described in clauses (ii), (iii), (v) and (vi) above); and if such Available Principal is insufficient, the Class C Certificateholders will be entitled to receive such amount first, from Available Interest (after giving effect to the reductions in Available Interest described in clauses (i) through (vi) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account.

      An "Interest Carryover Shortfall" with respect to any Class of Certificates on any Distribution Date will equal the excess, if any, of (x) the related Interest Distributable Amount for such Class on such Distribution Date and any outstanding related Interest Carryover Shortfall for such Class from the immediately preceding Distribution Date plus interest on such outstanding Interest Carryover Shortfall, to the extent permitted by law, at the related Pass Through Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest paid to the related Certificateholders on such Distribution Date (each such shortfall, the "Class A Interest Carryover Shortfall", "Class B Interest Carryover Shortfall" and "Class C Interest Carryover Shortfall", as applicable).

      A "Principal Carryover Shortfall" with respect to any Class of Certificates on any Distribution Date will equal the excess, if any, of (x) the related Principal Distributable Amount for such Class on such Distribution Date and any outstanding Principal Carryover Shortfall for such Class from the immediately preceding Distribution Date over (y) the amount of principal actually paid to the related Certificateholders on such Distribution Date (each such shortfall, the "Class A Principal Carryover Shortfall", Class B Principal Carryover Shortfall" and "Class C Interest Carryover Shortfall", as applicable).

      Even if the Certificate Balance of any Class of Certificates is reduced to zero prior to the termination of the Trust and prior to the final payment in respect of amounts payable on the Certificates of all Classes, any Interest or Principal Carryover Shortfalls with respect to such Class will continue as obligations of the Trust payable from amounts on deposit in the Collection Account or Reserve Fund, including Excess Amounts, before any further deposit of Excess Amounts into the Reserve Fund or release of amounts therein to the Seller.

      After the above payments have been made any remaining amounts (such amounts, "Excess Amounts") will be deposited in the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance and the remainder, if any, will be paid to the Seller.

                           SUBORDINATION; RESERVE FUND

      SUBORDINATION. The rights of the Certificateholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Servicing Fee, any additional servicing compensation as described under "-- Servicing Compensation" and any reimbursement of certain unreimbursed Advances.

      In addition, the rights of the Class B Certificateholders and the Class C Certificateholders to receive payments with respect to collections on the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described herein, and the rights of the Class C Certificateholders to receive payments with respect to the Receivables will be subordinated to the Class B Certificateholders to the extent described herein. This subordination is intended to enhance the likelihood of timely receipt by the Class A Certificateholders and, to a lesser extent, the Class B Certificateholders, of the full amount of interest and principal required to be paid to them, and to afford such Certificateholders limited protection against losses in respect of the Receivables.

      The Class B Certificateholders and Class C Certificateholders will not receive any payments of interest with respect to a Distribution Date until the full amount of interest on the Class A Certificates relating to such Distribution Date has been paid to the Class A Certificateholders. In addition, the Class B Certificateholders and Class C Certificateholders will not receive any payments of principal with respect to such Distribution Date until the full amount of interest on and principal of the Class A Certificates relating to such Distribution Date has been paid to the Class A Certificateholders. Payments of interest on the Class B Certificates and Class C Certificates, to the extent of collections on Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund, will not be subordinated to the payment of principal on the Class A Certificates.

      The Class C Certificateholders will not receive any payments of interest with respect to a Distribution Date until the full amount of interest on the Class A Certificates and Class B Certificates relating to such Distribution Date has been paid to the Class A Certificateholders and the Class B Certificateholders, respectively. In addition, the Class C Certificateholders will not receive any payments of principal with respect to such Distribution Date until the full amount of interest on and principal of the Class A Certificates and Class B Certificates relating to such Distribution Date has been paid to the Class A Certificateholders and the Class B Certificateholders, respectively. Payments of interest on the Class C Certificates, to the extent of collections on Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund, will not be subordinated to the payment of principal on the Class A Certificates or the Class B Certificates.

      RESERVE FUND. The Certificateholders will also have the benefit of the Reserve Fund. The Reserve Fund will be a segregated trust account held by the Trustee and will not be an asset of the Trust. Any amounts held on deposit in the Reserve Fund are owned by the Seller and any investment earnings thereon will be taxable to the Seller for federal income tax purposes. The Reserve Fund will be created with an initial deposit by the Seller of an amount equal to $ (the "Reserve Fund Initial Deposit"). If on any subsequent Distribution Date the amount on deposit in the Reserve Fund is less than the Specified Reserve Fund Balance, Excess Amounts will be deposited in the Reserve Fund until the monies in the Reserve Fund reach an amount equal to the Specified Reserve Fund Balance.

      The "Specified Reserve Fund Balance" will initially be $______________. However, on any Distribution Date the Specified Reserve Fund Balance will be an amount equal to the greater of (a) $_____________ or (b)

% of the sum of the outstanding Certificate Balances of any outstanding Classes of Certificates as of the close of business on such Distribution Date if either of the following tests is met:

      (i) the average of the Charge-off Rates for the three preceding Collection Periods exceeds ____%; or

      (ii) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds ____%.

      The Specified Reserve Fund Balance shall in no event be more than the sum of the Certificate Balances of any outstanding Classes of Certificates. As of any Distribution Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Specified Reserve Fund Balance.

      The "Charge-off Rate" with respect to a Collection Period will equal the Aggregate Net Losses with respect to the Receivables that become Defaulted Receivables during that Collection Period expressed, on an annualized basis, as a percentage of the average of (i) the Pool Balance on the last day of the immediately preceding Collection Period and (ii) the Pool Balance on the last day of such Collection Period.

      The "Aggregate Net Losses" with respect to a Collection Period will equal the Principal Balance of all Receivables newly designated during such Collection Period as Defaulted Receivables minus the sum of (x) Net Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables and (y) the portion of amounts subsequently received in respect of Receivables liquidated in prior Collection Periods specified in the Agreement.

      The "Delinquency Percentage" with respect to a Collection Period will equal (a) the number of all outstanding Receivables 61 days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, plus (b) the number of repossessed Financed Vehicles that have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (a) above), expressed as a percentage of the aggregate number of Current Receivables on the last day of such Collection Period.

      A "Current Receivable" will be a Receivable that is not a Defaulted Receivable or a Liquidated Receivable. A "Liquidated Receivable" will be a Receivable that has been the subject of a Prepayment in full or otherwise has been paid in full or, in the case of a Defaulted Receivable, a Receivable as to which the Servicer has determined that the final amounts in respect thereof have been paid.

      The Servicer may, from time to time after the date of this Prospectus Supplement, request each Rating Agency to approve a formula for determining the Specified Reserve Fund Balance that is different from those described above and would result in a decrease in the Specified Reserve Fund Balance or change the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Trustee to the effect that the use of any such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of any Class of Certificates, then the Specified Reserve Fund Balance will be determined in accordance with such new formula. The Agreement will accordingly be amended, without the consent of any Certificateholder, to reflect such new calculation.

      As of the close of business on any Distribution Date on which the amount on deposit in the Reserve Fund is greater than the Specified Reserve Fund Balance, the Trustee will release and distribute such excess, together with any Excess Amounts not required to be deposited into the Reserve Fund, to the Seller. Upon any such release of amounts from the Reserve Fund, the Certificateholders will have no further rights in, or claim to, such amounts.

      Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Certificateholders. Funds on deposit in the Reserve Fund may be invested in Eligible Investments. Investment income on monies on deposit in the Reserve Fund will not be available for payment to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to the Seller. Any loss on such investments will be charged to the Reserve Fund.

      If on any Distribution Date the Class C Certificate Balance equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Receivables, the protection afforded to the Class A Certificateholders and the Class B Certificateholders by the subordination of the Class C Certificates and by the Reserve Fund will be exhausted and the Class B Certificateholders will bear directly the risks associated with ownership of the Receivables. From and after such date, all such losses realized during a Collection Period will be allocated first to the Class B Certificates, resulting in the reduction of the Class B Certificate Balance, and second, if the Class B Certificate Balance is reduced to zero thereby, to the Class A Certificates. If on any Distribution Date the Class B Certificate Balance equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Receivables, the protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates, the Class C Certificates and by the Reserve Fund will be exhausted and the Class A Certificateholders will bear directly the risks associated with ownership of the Receivables. From and after such date, all such losses realized during a Collection Period will be allocated to the Class A Certificates and such allocation will result in the reduction of the Class A Certificate Balance on the related Distribution Date.

      No Certificateholder, and neither the Seller nor the Servicer, will be required to refund any amounts properly paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full payments to Certificateholders of any Class.

                              ERISA CONSIDERATIONS

THE CLASS A CERTIFICATES

      Subject to the considerations set forth below and under "ERISA Considerations" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Benefit Plan") subject to ERISA or Section 4975 of the United States Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Benefit Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

      The United States Department of Labor (the "DOL") has granted to _____________________ and ________________________ administrative exemptions
(Prohibited Transaction Exemptions _____ and _____ (the "Exemptions")) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The receivables covered by the Exemptions include motor vehicle installment obligations such as the Receivables. The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust which might otherwise constitute prohibited transactions.

      Among the conditions that must be satisfied for either of the Exemptions to apply to the acquisition by a Benefit Plan of the Class A Certificates are the following:

            (i) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party.

            (ii) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust.

            (iii) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service LP.

            (iv) The Trustee is not an affiliate of any member of the Restricted Group (as defined below).

            (v) The sum of all payments made to and retained by the Underwriters in connection with the payment of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

            (vi) The Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act. The Trust must also meet the following requirements:

            (a) The corpus of the Trust must consist solely of assets of the type that have been included in other investment pools.

            (b) Certificates in such other investment pools must have been rated in one of the three highest generic rating categories of S&P, Moody's, Duff & Phelps Inc. or Fitch Investors Service LP. for at least one year prior to the Benefit Plan's acquisition of certificates.

            (c) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Class A Certificates.

      The Exemptions do not apply in all respects to Benefit Plans sponsored by the Seller, the Underwriters, the Trustee, the Servicer, any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). As of the date hereof, no Obligor with respect to the Receivables included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the Trust (i.e., the initial principal amount of the Certificates). Moreover, each Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least 50% of each class of Certificates in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group, (ii) a Benefit Plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which a person has discretionary authority or renders investment advice are invested in certificates representing interests in trusts containing assets sold or serviced by the same entity.

      The Seller believes that the Exemptions will apply to the acquisition, holding and resale of the Class A Certificates by a Benefit Plan and that all conditions of the Exemptions other than those within the control of investors will be met. However, there can be no assurance that the DOL or the Internal Revenue Service will not take a contrary position, nor that such position will be sustained. One or more alternative exemptions may be available with respect to certain prohibited transactions to which the Exemptions are not applicable, depending in part upon the type of Benefit Plan's fiduciary making the decision to acquire the Class A Certificates and the circumstances under which such decision is made, including, but not limited to, (a) Prohibited Transactions Class Exemption ("PTCE") 91-38, regarding investments by bank collective investment funds or (b) PTCE 90-1, regarding investments by insurance company pooled separate accounts. Before purchasing the Class A Certificates, a Benefit Plan's fiduciary should consult with its counsel to determine whether the conditions of the Exemption or any other exemption would be met. A purchaser of the Class A Certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

      As described above, the acquisition of a Class A Certificate by a Benefit Plan could result in various unfavorable consequences for the Benefit Plan or its fiduciaries under the regulations unless one of the exceptions in the regulations or an exemption is available. See "ERISA Considerations" in the Prospectus.

      Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions or any other exemptions, and the potential consequences of any purchase in their specific circumstances, prior to making an investment in a Class A Certificate. Any Benefit Plan which acquires a beneficial ownership interest in Class A Certificates will be deemed, by virtue of the acceptance and acquisition of such ownership interest, to have represented to the Seller and the Trustee that such Benefit Plan is an "accredited investor" for purposes of Rule 501(a)(1) of Regulation D under the Securities Act.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to federal, state or local law which is to a material extent similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law.

      The Exemptions will not apply to the acquisition, holding or resale of the Class B Certificates or Class C Certificates.

THE CLASS B CERTIFICATES AND CLASS C CERTIFICATES

      Class B Certificates and Class C Certificates may not be acquired by an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or Section 4975(e)(1) of the Code or any person acting on behalf of such a plan or using the assets of such a plan to acquire the Class B Certificates or Class C Certificates or any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, except as provided below with respect to insurance company general accounts. By its acceptance of a Class B Certificate or Class C Certificate, each holder thereof will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

      In 1995, the DOL issued PTCE 95-60. Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B Certificates or Class C Certificates) which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three generic highest rating categories from Standard & Poor's, Moody's, Duff & Phelps, Inc. or Fitch Investors Service LP. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B Certificates or Class C Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

                                  UNDERWRITING

      Subject to the terms and conditions of the Underwriting Agreement relating to the Certificates (the "Underwriting Agreement"), the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates, Class B Certificates and Class C Certificates set forth opposite its name below:

                                                     CLASS A                         CLASS B                          CLASS C
               UNDERWRITER                         CERTIFICATES                   CERTIFICATES                     CERTIFICATES
                                            ---------------------------    --------------------------    ---------------------------

                                            ---------------------------    --------------------------    ---------------------------
  Total..............................

                                            ---------------------------    --------------------------    ---------------------------
                                            ---------------------------    --------------------------    ---------------------------

      In the Underwriting Agreement the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates if any of the Certificates are purchased. Such obligation of the Underwriters is subject to certain conditions precedent set forth in the Underwriting Agreement. The Seller has been advised by the Underwriters that they propose to offer the Certificates of each Class to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of [_____]% of the Class A Certificate denominations, [_____]% of the Class B Certificate denominations and [_____]% of the Class C Certificate denominations and that the Underwriters may allow and such dealers may reallow a discount not in excess of [_____]% of the Class A Certificate denominations, [_____]% of the Class B Certificate denominations and [_____]% of the Class C Certificate denominations to certain other dealers. After the initial public offering, the public offering prices and such concessions and discounts to dealers may be changed by the Underwriters.

      The Seller and TMCC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

      The Certificates are new issues of securities with no established trading markets. The Seller has been advised by the Underwriters that the Underwriters intend to make a market in the Certificates of each Class, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates of any Class and such market-making may be discontinued at any time at the sole discretion of the Underwriters without notice. Accordingly, no assurance can be given as to the liquidity of or trading markets for, the Certificates of any Class.

      The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

      The Underwriters have advised the Seller that, pursuant to Regulation M under the Securities Act, certain persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Certificates of any Class at levels above those that might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Certificates of any Class on behalf of the Underwriters for the purpose of fixing or maintaining the price of such Certificates. A "syndicate covering transaction" is the bid for or the purchase of such Certificates of any Class on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this offering. A "penalty bid" is an arrangement permitting one of the Underwriters to reclaim the selling concession otherwise accruing to another Underwriter or syndicate member in connection with this offering if the Certificates of any Class originally sold by such other Underwriter or syndicate member are purchased by the reclaiming Underwriter in a syndicate covering transaction and has therefore not been effectively placed by such other Underwriter or syndicate member.

      Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Certificates of any Class to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of any Certificate to the extent that it discouraged resale of such Certificate. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any such effect on the prices for the Certificates. Neither the Seller nor the Underwriters makes any representation that the Underwriters will engage in any such transactions or that, once commenced, any such transactions will not be discontinued without notice.

                                 LEGAL OPINIONS

      In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Certificates and certain federal income tax and other matters will be passed upon for the Trust by O'Melveny & Myers LLP.

                                 INDEX OF TERMS

                                                                         PAGE
Aggregate Net Losses......................................................S-35
Available Interest........................................................S-31
Available Principal.......................................................S-31
Benefit Plan..............................................................S-36
Business Day..............................................................S-30
Charge-off Rate...........................................................S-35
Class.....................................................................S-21
Class A Certificate Balance...............................................S-31
Class A Interest Carryover Shortfall......................................S-33
Class A Interest Distributable Amount.....................................S-31
Class A Principal Distributable Amount....................................S-31
Class B Certificate Balance...............................................S-32
Class B Interest Carryover Shortfall......................................S-33
Class B Interest Distributable Amount.....................................S-31
Class B Principal Distributable Amount....................................S-31
Class C Certificate Balance...............................................S-32
Class C Interest Carryover Shortfall......................................S-33
Class C Interest Distributable Amount.....................................S-31
Class C Principal Distributable Amount....................................S-31
Class Distributable Amount................................................S-31
Collection Period.........................................................S-26
Current Receivable........................................................S-35
Cutoff Date...............................................................S-19
Dealer Recourse...........................................................S-18
Defaulted Receivable......................................................S-31
Delinquency Percentage....................................................S-35
Determination Date........................................................S-28
DOL.......................................................................S-36
Eligible Investments......................................................S-27
Excess Amounts............................................................S-34
Excess Payment............................................................S-27
Exemptions................................................................S-36
Interest Carryover Shortfall..............................................S-33
Interest Distributable Amount.............................................S-31
Liquidated Receivable.....................................................S-35
Net Liquidation Proceeds..................................................S-30
Pool Factor...............................................................S-25
Prepayment................................................................S-27
Principal Carryover Shortfall.............................................S-33
Principal Distributable Amount............................................S-31
Receivables Pool..........................................................S-19
Receivables Purchase Agreement............................................S-19
Redemption Price..........................................................S-28
Restricted Group..........................................................S-37

Servicing Fee Rate........................................................S-26
Seller....................................................................S-18
Servicer..................................................................S-18
Specified Reserve Fund Balance............................................S-34
Trust.....................................................................S-18
TMCC......................................................................S-18
Underwriting Agreement....................................................S-38

                                     ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues. Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global

Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

      EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

      As used in the foregoing discussion, the term "U.S. Person" means (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury

Regulations, certain trusts in existence prior to August 20, 1996 which elected to be treated as United States persons prior to such date also shall be U.S. Persons. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their tax advisors or specific tax advice concerning their holding and disposing of Global Securities.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE SELLER, THE SERVICER OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL.

                               -------------------

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                  PAGE
                                                                  ----
Summary of Terms...............................................     S-3
Risk Factors...................................................    S-15
The Trust......................................................    S-18
The Trustee....................................................    S-18
The Seller and the Servicer....................................    S-19
The Receivables Pool...........................................    S-19
Delinquencies, Repossessions and Net Losses....................    S-23
Use of Proceeds................................................    S-25
Prepayment and Yield Considerations............................    S-25
Pool Factors and Trading Information...........................    S-25
Description of the Certificates................................    S-26
Payments to Certificateholders.................................    S-30
Subordination; Reserve Fund....................................    S-34
ERISA Considerations...........................................    S-36
Underwriting...................................................    S-38
Legal Opinions.................................................    S-40
Index of Terms.................................................    S-41
ANNEX A: Global Clearance, Settlement and Tax
Documentation Procedures.......................................     A-1
                                PROSPECTUS

Summary of Terms...............................................       1
Risk Factors...................................................       7
The Trusts.....................................................      12
The Trustee....................................................      12
The Seller.....................................................      12
The Servicer...................................................      13
Where You Can Find More Information About Your
  Securities...................................................      16
The Receivables Pools..........................................      17
Delinquencies, Repossessions and Net Losses....................      19
Weighted Average Life of the Securities........................      19
Pool Factors and Trading Information...........................      20
Use of Proceeds................................................      21
Description of the Notes.......................................      21
Description of the Certificates................................      25
Certain Information Regarding the Securities...................      26
Description of the Transfer and Servicing
  Agreements ..................................................      38
TMCC Demand Notes..............................................      49
The Swap Agreement.............................................      53
Certain Legal Aspects of the Receivables.......................      56
Certain Federal Income Tax Consequences........................      62
ERISA Considerations...........................................      74
Plan of Distribution...........................................      75
Legal Opinions.................................................      76
Experts........................................................      76
Index of Terms.................................................      77

Until _______________, 1999, all dealers that effect TRANSACTIONS IN THE [NOTES OR] CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                            $________________________

                            TOYOTA AUTO RECEIVABLES

                              1999-A GRANTOR TRUST

                         $______________________% ASSET
                          BACKED CERTIFICATES, CLASS A

                         $_______________________% ASSET
                          BACKED CERTIFICATES, CLASS B

                         $_______________________% ASSET
                          BACKED CERTIFICATES, CLASS C

                        TOYOTA MOTOR CREDIT RECEIVABLES
                               CORPORATION SELLER

                        TOYOTA MOTOR CREDIT CORPORATION
                                    SERVICER

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OR ISSUANCE AND DISTRIBUTION*

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . $ 278.00
Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . .       **
Printing Expenses. . . . . . . . . . . . . . . . . . . . . . . .       **
Trustee Fees and Expenses. . . . . . . . . . . . . . . . . . . .       **
Legal Fees and Expenses. . . . . . . . . . . . . . . . . . . . .       **
Accounting Fees and Expenses . . . . . . . . . . . . . . . . . .       **
Rating Agencies' Fees. . . . . . . . . . . . . . . . . . . . . .       **
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .       **
   Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . $     **

*  All amounts except registration fee are estimates.
** Amounts to be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Toyota Motor Credit Corporation ("TMCC") and Toyota Motor Credit Receivables Corporation ("TMCRC") were incorporated as California corporations.
Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an officer or director of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

     Each of TMCC's and TMCRC's Bylaws authorize TMCC and TMCRC to indemnify their officers and directors to the maximum extent permitted by the California Corporations Code. TMCC has entered into indemnification agreements with its officers and directors to indemnify such officers and directors to the maximum extent permitted by the California Corporations Code.

                     [Remainder of Page Intentionally Left Blank]

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

         a. Exhibits:

4.1 Form of Trust Agreement between the Registrant, the Servicer and the Owner Trustee
4.2      Form of Indenture between the Trust and the Indenture Trustee
4.3 Form of Sale and Servicing Agreement among the Registrant, the Servicer and the Owner Trustee
4.4 Form of Pooling and Servicing Agreement among the Registrant, the Servicer and the Trustee
4.5      Form of Receivables Purchase Agreement between TMCC and the Registrant
4.6 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee
4.7 Form of Demand Note Indenture between TMCC and the Demand Note Indenture Trustee*
4.8      Form of ISDA Master Agreement between TMCC and the Trust *
5.1 (a)  Opinion of O'Melveny and Myers L.L.P. *
5.1 (b)  Opinion of O'Melveny and Myers L.L.P. regarding Certificates *
8.1      Opinion of O'Melveny and Myers L.L.P. with respect to tax matters *
23.1     Consent of O'Melveny and Myers L.L.P. (included as part of Exhibit
         5.1 (a) (b))
23.2     Consent of O'Melveny and Myers L.L.P. (included as part of
         Exhibit 8.1) *
23.3     Consent of PricewaterhouseCoopers LLP
24.1 Power of Attorney of Directors and Officers of the Registrant (included on Pages II-5, II-6 and II-7)
25.1     Statement of Eligibility on Form T-1 of Trustee *


----------------
* To be filed by amendment.

ITEM 17. UNDERTAKINGS

(a) As to Rule 415:

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     PROVIDED, HOWEVER, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d) TMCC, one of the undersigned Registrants, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on April 16, 1999


                         TOYOTA AUTO RECEIVABLES TRUSTS
                         By:  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                              as originator of Toyota Auto Receivables Trusts


                         By:  /s/ Lloyd Mistele
                              -----------------------------------------------
                              Lloyd Mistele,
                              DIRECTOR AND PRESIDENT

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Gregory Willis, Jerome Lienhard and Dian Ogilvie as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME                                 TITLE                          DATE

/s/ Lloyd Mistele       Director and Principal Executive Officer  April 16, 1999
--------------------
Lloyd Mistele

/s/ Nobukazu Tsurumi    Director and Principal Financial Officer  April 16, 1999
--------------------    and Principal Accounting Officer
Nobukazu Tsurumi

/s/ Donald J. Puglisi   Director                                  April 16, 1999
--------------------
Donald J. Puglisi

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on April 16, 1999


                         TOYOTA MOTOR CREDIT CORPORATION,
                         solely as issuer of the TMCC Demand Notes

                         By:  /s/ George E. Borst
                              -----------------------------------------------
                              George E. Borst
                              SENIOR VICE PRESIDENT AND
                              GENERAL MANAGER

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Gregory Willis, Jerome Lienhard and Dian Ogilvie as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME                                 TITLE                          DATE


/s/ George E. Borst     Director, Senior Vice President and       April 16, 1999
--------------------    General Manager of TMCC
George E. Borst         (principal executive officer)

/s/ Robert Pitts        Director and Secretary of TMCC            April 16, 1999
--------------------
Robert Pitts

/s/ Nobukazu Tsurumi    Director, Group Vice President and        April 16, 1999
--------------------    Treasurer of TMCC (principal financial
Nobukazu Tsurumi        officer)

/s/ Douglas West        Director of TMCC                          April 16, 1999
--------------------
Douglas West

/s/ Yale Gieszl         Director of TMCC                          April 16, 1999
--------------------
Yale Gieszl

/s/ Gregory Willis      Vice President of  Finance and            April 16, 1999
--------------------    Administration of TMCC (principal
Gregory Willis          accounting officer)

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on April 16, 1999


                         TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION

                         By:  /s/ Lloyd Mistele
                              -----------------------------------------------
                              Lloyd Mistele,
                              DIRECTOR AND PRESIDENT

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Gregory Willis, Jerome Lienhard and Dian Ogilvie as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME                                 TITLE                          DATE

/s/ Lloyd Mistele       Director and Principal Executive Officer  April 16, 1999
--------------------
Lloyd Mistele

/s/ Nobukazu Tsurumi    Director and Principal Financial Officer  April 16, 1999
--------------------    and Principal Accounting Officer
Nobukazu Tsurumi

/s/ Donald J. Puglisi   Director                                  April 16, 1999
--------------------
Donald J. Puglisi

                                    EXHIBIT INDEX

4.1 Form of Trust Agreement between the Registrant, the Servicer and the Owner Trustee
4.2      Form of Indenture between the Trust and the Indenture Trustee
4.3 Form of Sale and Servicing Agreement among the Registrant, the Servicer and the Owner Trustee
4.4 Form of Pooling and Servicing Agreement among the Registrant, the Servicer and the Trustee
4.5      Form of Receivables Purchase Agreement between TMCC and the Registrant
4.6 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee
4.7 Form of Demand Note Indenture between TMCC and the Demand Note Indenture Trustee*
4.8      Form of ISDA Master Agreement between TMCC and the Trust *
5.1 (a)  Opinion of O'Melveny and Myers L.L.P. *
5.1 (b)  Opinion of O'Melveny and Myers L.L.P. regarding Certificates *
8.1      Opinion of O'Melveny and Myers L.L.P. with respect to tax matters *
23.1     Consent of O'Melveny and Myers L.L.P. (included as part of Exhibit
         5.1 (a) (b))
23.2     Consent of O'Melveny and Myers L.L.P. (included as part of
         Exhibit 8.1) *
23.3     Consent of PricewaterhouseCoopers LLP
24.1 Power of Attorney of Directors and Officers of the Registrant (included on Pages II-5, II-6 and II-7)
25.1     Statement of Eligibility on Form T-1 of Trustee *


----------------
* To be filed by amendment.